Exhibit 4.5

M&I RETIREMENT PROGRAM

(As amended and restated effective January 1, 2007)

M&I RETIREMENT PROGRAM

(Amended and Restated Effective January 1, 2007)

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	8.02	Vesting Schedule Applicable to Profit Sharing and Money Purchase Pension Employer Contribution Accounts	32
	8.03	Other Accounts	33
	8.04	Election of Former Vesting Schedule	33
	8.05	Forfeitures	34
	8.06	Resumption of Participation	35

ARTICLE IX	DISTRIBUTIONS		36

	9.01	Retirement	36
	9.02	Death	38
	9.03	Termination of Employment Before Retirement	40
	9.04	Code Requirements	41
	9.05	Benefits Only from Fund	41
	9.06	Valuation for Distribution	41
	9.07	Timing of Distribution	41
	9.08	Partial Distributions	41

ARTICLE X	WITHDRAWALS		42

	10.01	Withdrawals by Participant	42
	10.02	Financial Hardship Withdrawal of Voluntary Contributions, Payroll Savings Contributions, Matched and Unmatched Salary Redirection Contributions, Rollover Contributions, and Employer Incentive Contributions Accounts	42
	10.03	Timing of Withdrawals	43
	10.04	Effect on Current Year’s Employer Incentive Contributions	44
	10.05	Restriction on Withdrawals	44

ARTICLE XI	ADMINISTRATION		45

	11.01	Named Fiduciaries and Plan Administrators	45
	11.02	Powers of Administration	45
	11.03	Claim and Domestic Relations Order Review Procedure	46

ARTICLE XII	RIGHTS OF PARTICIPANTS		47

	12.01	No Contract of Employment	47
	12.02	Restrictions as to Payees	47
	12.03	Merger, Consolidation or Transfer	47

ARTICLE XIII	AMENDMENT AND TERMINATION		48

	13.01	Amendment	48

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M&I RETIREMENT PROGRAM

WHEREAS, Marshall & Ilsley Corporation maintains the M&I Retirement Program and wishes to restate the Program;

NOW, THEREFORE, Marshall & Ilsley Corporation hereby restates the M&I Retirement Program to read as follows effective as of January 1, 2007 (except where a different effective date for a particular provision is specifically set forth):

ARTICLE I

DEFINITION OF TERMS

1.01 “Account” shall mean records of the following interests of a Participant in the Fund which shall be created and maintained by the Trustee for each Participant on the basis of information provided by the Plan Administrator:

(a)	“Profit-Sharing Employer Contribution Account” means the record of a Participant’s interest in the Fund attributable to Profit Sharing Contributions, as described in Article III and, for years after 2001, attributable to contributions described in Article IV.

(b)	“Money Purchase Pension Employer Contribution Account” means the record of a Participant’s interest in the Fund attributable to Money Purchase Pension Contributions made for years prior to 2002, as described in Article IV.

(c)	“Transfer Account” means the record of the Participant’s interest in the Fund, if any, attributable to the transfer of the amount, if any, of the present value of his accrued benefits under the terminated defined benefit pension plan known as the M&I Retirement Plan.

(d)	“Payroll Savings Account” means the record of a Participant’s interest in the Trust attributable to his Payroll Savings Contributions and Voluntary Contributions made prior to January 1, 1984. No new Payroll Savings Contributions have been permitted subsequent to December 31, 1983.

(e)	“Voluntary Contributions Account” means the record of a Participant’s interest in the Trust attributable to his own Voluntary Contributions made subsequent to December 31, 1983 and prior to January 1, 1987 or to his voluntary contributions under a plan merged into this Plan.

(f)	“Incentive Contributions Account” means the record of a Participant’s interest in the Trust attributable to Employer Incentive Contributions. All references to the Incentive Contributions Account shall apply also to the Post-1984 Incentive Contributions Account, unless in the context of such reference there is a separate reference to the Post-1984 Incentive Contributions Account specifying a different rule for the Post-1984 Incentive Contributions Account.

(g)	“Post-1984 Incentive Contributions Account” means a sub-account of the Incentive Contribution Account constituting the record of a Participant’s interest in the Trust attributable to Employer Incentive Contributions made with respect to a Participant’s Salary Redirection Contributions for the period subsequent to 1984. From and after January 1, 2002, this Account shall be a part of the ESOP portion of the Plan and shall be a part of a Participant’s ESOP Account except to the extent otherwise provided in Article XXVIII.

(h) (1)	“Salary Redirection Contributions Account” means the record of a Participant’s interest in the Trust attributable to Salary Redirection Contributions made by the Employer on his behalf pursuant to a salary redirection agreement.

(2)	“Roth Elective Deferral Account” means the record of a Participant’s interest in the Trust attributable to Roth Elective Deferrals made by the Employer on his behalf pursuant to a deferral election described in Article XXVII.

(i)	“Rollover Account” means the record of a Participant’s interest in the Fund attributable to rollover contributions pursuant to Section 6.06.

(j)	“Former Valley Plan Account” means the record of a Participant’s interest in the Plan attributable to his account in the former Valley Bancorporation Thrift and Sharing Plan which was merged into this Plan effective June 1, 1994. A Participant’s Former Valley Plan Account consists of one or more of the following subaccounts: his Former Valley Employer Match Account, Former Valley 401(k) Account, Former Valley Non-401(k) Account, Former Valley Pension Transfer Account and Former Valley ESOP Account (including his Former Valley PAYSOP Account, if any).

(k)	“Former MSI Plan Account” means the record of Participant’s interest in the Plan attributable to his account in the former Mutual Services, Inc. Tax Deferred Retirement Plan which was merged into this Plan effective October 1, 1998. A Participant’s Former MSI Plan Account consists of one or more of the following subaccounts: Former MSI Before Tax Savings Account (holding 401(k) contributions), Former MSI Profit Sharing Contribution Account (holding profit sharing contributions made by MSI), Former MSI Matching Contribution Account (holding matching contributions made by MSI), Former MSI Rollover Contribution Account (holding rollover contributions to the MSI Plan) and Former MSI Voluntary Contribution Account (holding after tax voluntary contributions made to the former MSI Plan or plans merged into the former MSI Plan).

(l)	“Former Advantage Plan Account” means the record of a Participant’s interest in the Plan attributable to his account in the former Advantage Bancorp, Inc. Employees’ Profit-Sharing and Savings Retirement Plan (the “Former Advantage Plan”) which was merged into this Plan on or about September 1, 1998. A Participant’s Former Advantage Plan Account consists of one or more of the following subaccounts: Former Advantage Savings Account (holding 401(k) contributions), Former Advantage Profit-Sharing Contribution Account (holding profit sharing contributions made by Advantage), Former Advantage Matching Contribution Account (holding matching contributions made by Advantage) and Former Advantage Rollover Contribution Account (holding rollover contributions to the Former Advantage Plan).

(m)	“Former Security Plan Account” means the record of a Participant’s interest in the Plan attributable to his account in the former Security 401(k) Plan (the “Former Security Plan”) which was merged into this Plan on or about October 1, 1998. A Participant’s Former Security Plan Account consists of one or more of the following subaccounts: Former Security Deferral Contribution Account (holding 401(k) contributions), Former Security Profit-Sharing Contribution Account (holding profit sharing contributions made by Security), Former Security Matching Contribution Account (holding matching contributions made by Security) and Former Security Rollover Contribution Account (holding rollover contributions to the Former Security Plan).

(n)	“Former National City Plan Account” means the record of a Participant’s interest in the Plan attributable to his account in the former National City Bancorporation Incentive Savings Plan (the “Former National City Plan”) merged into this Plan effective December 31, 2001. A Participant’s Former National City Plan Account consists of one or more of the following subaccounts: Former National City Deferral Contributions and Qualified Non-Elective Contributions Accounts (holding 401(k) contributions), Former National City Employer Contributions Account (holding profit sharing contributions made by National City), Former National City Matching Contribution Account (holding matching contributions made by National City) and Former National City Rollover Contributions Account (holding rollover contributions to the Former National City Plan).

(o)	“Former Derivion Plan Account” means the record of a Participant’s interest in the Plan attributable to his account in the former Derivion Corporation 401(k) Plan (the “Former Derivion Plan”) which was merged into this Plan effective December 31, 2001. A Participant’s Former Derivion Plan Account consists of one or more of the following subaccounts: Former Derivion Deferral Contribution Account (holding 401(k) contributions), Former Derivion Profit-Sharing Contribution Account (holding profit-sharing contributions made by Derivion), Former Derivion Matching Contribution Account (holding matching contributions made by Derivion) and Former Derivion Rollover Contribution Account (holding rollover contributions to the Former Derivion Plan).

(p)	“Merged Plan Account” means the record of a Participant’s interest in the Plan attributable to his account or accounts which have been merged into the Plan from other plans (including the former plan accounts described in paragraphs 1.01(j) through (o) and (r) through (ff) originally sponsored by organizations unrelated to Marshall & Ilsley Corporation until acquired by Marshall & Ilsley Corporation. The Merged Plan Account shall consist of such subaccounts as are necessary to preserve separate records for the various types of contributions made to such merged plans, e. g., after-tax contributions of employees, pre-tax 401(k) contributions, matching contributions, etc.

(q)	“ESOP Account” means the record of a Participant’s interest in the Fund held in the ESOP portion of the Plan. Notwithstanding the existence of separate ESOP and non-ESOP portions of the Plan, the components of the Plan shall constitute a “single plan” for purposes of Code Section 414(l); the transfer of assets among components of the Plan shall constitute intraplan transfers and shall not be considered spinoffs, mergers or transfers under Code Section 414(l).

(r)	“Former Century Plan Account” means the record of a Participant’s interest in the Plan attributable to his account in the former Century Bank, N.A. 401(k) Profit Sharing Plan (the “Former Century Plan”) which was merged into this Plan. A Participant’s Former Century Plan Account consists of one or more of the following subaccounts: Former Century Deferral Contribution Account (holding 401(k) contributions), Former Century Profit-Sharing Contribution Account (holding profit-sharing contributions made by Century), Former Century Matching Contribution Account (holding matching contributions made by Century) and Former Century Rollover Contribution Account (holding rollover contributions to the Former Century Plan), and/or such other subaccounts as the Plan Administrator deems reasonable or necessary for the proper administration of the Plan.

(s)	“Former Richfield Plan Account” means the record of a Participant’s interest in the Plan attributable to his account in the former Richfield State Agency, Inc. 401(k) Profit Sharing Plan (the “Former Richfield Plan”) which was merged into this Plan. A Participant’s Former Richfield Plan Account consists of one or more of the following subaccounts: Former Richfield Deferral Account (holding 401(k) contributions), Former Richfield Safe-Harbor Account (holding “safe harbor” non-elective contributions), Former Richfield Profit Sharing Contribution Account (holding profit sharing contributions made by Richfield), Former Richfield Matching Contributions Account (holding matching contributions made by Richfield), Former Richfield Rollover Contributions Account (holding rollover contributions to the Richfield Plan), and/or such other subaccounts as the Plan Administrator deems reasonable or necessary for the proper administration of the Plan.

(t)	“Former Paytrust Plan Account” means the record of a Participant’s interest in the Plan attributable to his account in the former Paytrust, Inc. 401(k) Retirement Plan (the “Former Paytrust Plan”) which was merged into this Plan. A Participant’s Former Paytrust Plan Account consists of one or more of the following subaccounts: Former Paytrust Elective Deferral Account (holding 401(k) contributions), Former Paytrust Profit Sharing Account (holding employer discretionary profit sharing contributions), Former Paytrust Matching Contributions Account (holding matching contributions), Former Paytrust Rollover Contribution Account (holding rollover contributions), and/or such other subaccounts as the Plan Administrator deems reasonable or necessary for the proper administration of the Plan.

(u)

“Former MVBI Plan Account” means the record off a Participant’s interest in the Plan attributable to his account in the former Second Amendment and Restatement of the Southwest Bank 401(k) Retirement Savings Plan (the “Former

MVBI Plan”) which was merged into this Plan. A Participant’s Former MVBI Plan Account consists of one or more of the following subaccounts: Former MVBI Employee Savings Contributions Account (holding 401(k) contributions), Former MVBI Matching Contributions Account (holding matching contributions), Former MVBI Voluntary Contributions Account (holding participant voluntary after-tax contributions), Former MVBI Rollover Contribution Account (holding rollover contributions) and/or such other subaccounts as the Plan Administrator deems reasonable or necessary for the proper administration of Plan.

(v)	“Former AFS Plan Account” means the record of a Participant’s interest in the Plan attributable to his account in the former Advanced Financial Solutions, Inc. 401(k) Plan (the “Former AFS Plan”) which was merged into this Plan. A Participant’s Former AFS Plan Account consists of one or more of the following subaccounts: Former AFS Deferral Contributions Account (holding 401(k) contributions), Former AFS Matching Contributions Account (holding matching contributions), Former AFS Nonelective Contributions Account (holding nonelective contributions), Former AFS Voluntary Contributions Account (holding participant voluntary after-tax contributions), Former AFS Rollover Contributions Account (holding rollover contributions), and/or such other subaccounts as the Plan Administrator deems reasonable or necessary for the proper administration of the Plan.

(w)	“Former MBI Plan Account” means the record of a Participant’s interest in the Plan attributable to his account in the former 401(k) Retirement Plan Med*i*Bank, Inc. (the “Former MBI Plan”) which was merged into this Plan. A Participant’s Former MBI Plan Account consists of one or more of the following subaccounts: Former MBI Deferral Contributions Account (holding 401(k) contributions), Former MBI Matching Contributions Account (holding matching contributions), Former MBI Nonelective Contributions Account (holding nonelective contributions), Former MBI Voluntary Contributions Account (holding participant voluntary after-tax contributions), Former MBI Rollover Contributions Account (holding rollover contributions), and/or such other subaccounts as the Plan Administrator deems reasonable or necessary for the proper administration of the Plan.

(x)	“Former GHR Plan Account” means the record of a Participant’s interest in the Plan attributable to his account in the former GHR Systems, Inc. 401(k) Profit Sharing Plan & Trust (the “Former GHR Plan”) which was merged into this Plan. A Participant’s Former GHR Plan Account consists of one or more of the following subaccounts: Former GHR Deferral Contributions Account (holding 401(k) contributions), Former GHR Matching Contributions Account (holding matching contributions), Former GHR Nonelective Contributions Account (holding nonelective contributions), Former GHR Voluntary Contributions Account (holding participant voluntary after-tax contributions), Former GHR Rollover Contributions Account (holding rollover contributions), and/or such other subaccounts as the Plan Administrator deems reasonable or necessary for the proper administration of the Plan.

(y)	“Former Brasfield Plan Account” means the record of a Participant’s interest in the Plan attributable to his account in The Brasfield 401(k) Plan (as heretofore in existence) (the “Former Brasfield Plan”) which was merged into this Plan. A Participant’s Former Brasfield Plan Account consists of one or more of the following subaccounts: Former Brasfield Deferral Contributions Account (holding 401(k) contributions), Former Brasfield Matching Contributions Account (holding matching contributions), Former Brasfield Nonelective Contributions Account (holding nonelective contributions), Former Brasfield Voluntary Contributions Account (holding participant voluntary after-tax contributions), Former Brasfield Rollover Contributions Account (holding rollover contributions), and/or such other subaccounts as the Plan Administrator deems reasonable or necessary for the proper administration of the Plan.

(z)	“Former L2G Plan Account” means the record of a Participant’s interest in the Plan attributable to his account in the former Link2Gov 401(k) Profit Sharing Plan and Trust (the “Former L2G Plan”) which was merged into this Plan. A Participant’s Former L2G Plan Account consists of one or more of the following subaccounts: Former L2G Deferral Contributions Account (holding 401(k) contributions), Former L2G Matching Contributions Account (holding matching contributions), Former L2G Nonelective Contributions Account (holding nonelective contributions), Former L2G Voluntary Contributions Account (holding participant voluntary after-tax contributions), Former L2G Rollover Contributions Account (holding rollover contributions), and/or such other subaccounts as the Plan Administrator deems reasonable or necessary for the proper administration of the Plan.

(aa)	“Former Adminisource Plan Account” means the record of a Participant’s interest in the Plan attributable to his account in the former Adminisource Profit Sharing Plan & Trust (the “Former Adminisource Plan”) which was merged into this Plan. A Participant’s Former Adminisource Plan Account consists of one or more of the following subaccounts: Former Adminisource Deferral Contributions Account (holding 401(k) contributions), Former Adminisource Matching Contributions Account (holding matching contributions), Former Adminisource Nonelective Contributions Account (holding nonelective contributions), Former Adminisource Voluntary Contributions Account (holding participant voluntary after-tax contributions), Former Adminisource Rollover Contributions Account (holding rollover contributions), and/or such other subaccounts as the Plan Administrator deems reasonable or necessary for the proper administration of the Plan.

(bb)	“Former Gold Banc Plan Account” means the record of a Participant’s interest in the Plan attributable to his account in the former Gold Banc Corporation, Inc. Employees’ 401(k) Plan (the ‘‘Former Gold Banc Plan”) which was merged into this Plan. A Participant’s Former Gold Banc Plan Account consists of one or more of the following subaccounts: Former Gold Banc Deferral Contributions Account (holding 401(k) contributions), Former Gold Banc Matching Contributions Account (holding matching contributions), Former Gold Banc Nonelective Contributions Account (holding nonelective contributions), Former

Gold Banc Voluntary Contributions Account (holding participant voluntary after-tax contributions), Former Gold Banc Rollover Contributions Account (holding rollover contributions), and/or such other subaccounts as the Plan Administrator deems reasonable or necessary for the proper administration of the Plan.

(cc)	“Gold Banc ESOP Transfer Account” means the record of a Participant’s interest in the Plan attributable to his account in the former Gold Banc Corporation, Inc. Employee Stock Ownership Plan (the “Gold Banc ESOP”) from which balances have been transferred.

(dd)	“Vector Transfer Account” means the record of a Participant’s interest in the Plan attributable to his account in the former VECTORsgi, Inc. Savings and Security Plan (the “Former Vector Plan”) from which balances have been transferred.

(ee)	“Former VICOR Plan Account” means the record of a Participant’s interest in the Plan attributable to his account in the former VICOR, Inc. 401(k) Plan (the “Former VICOR Plan”) which was merged into this Plan. A Participant’s Former VICOR Plan Account consists of one or more of the following subaccounts: Former VICOR Deferral Contributions Account (holding 401(k) contributions), Former VICOR Matching Contributions Account (holding matching contributions), Former VICOR Nonelective Contributions Account (holding nonelective contributions), Former VICOR Voluntary Contributions Account (holding participant voluntary after-tax contributions), Former VICOR Rollover Contributions Account (holding rollover contributions), and/or such other subaccounts as the Plan Administrator deems reasonable or necessary for the proper administration of the Plan.

(ff)	“Former Excel Bank ESOP Account” means the record of a Participant’s interest in the Plan attributable to his account in the former Excel Bank Employee Stock Ownership Plan (the “Former Excel Bank ESOP”) which was merged into this Plan. A Participant’s Former Excel Bank ESOP Account consists of one or more of the following subaccounts: Former Excel Bank ESOP Employer Contributions Account (holding nonelective contributions), Former Excel Bank ESOP Rollover Contributions Account (holding rollover contributions), and/or such other subaccounts as the Plan Administrator deems reasonable or necessary for the proper administration of the Plan.

1.02 “Affiliated Employer” or “Affiliates” means each corporation which is included as a member of a controlled group with Marshall & Ilsley Corporation, and trades or businesses, whether or not incorporated, which are under common control by or with Marshall & Ilsley Corporation within the meanings of Sections 414(b) and (c) of the Internal Revenue Code, or any amendments thereof, except that for purposes of the limitations set forth in Article VII, the terms shall also include trades or businesses on the basis of a more than 50% test rather then an 80% test. Further, the term shall include any members of the same “affiliated service group” within the meaning of Code Section 414(m) or deemed as such pursuant to regulations under Code Section 414(o).

1.03	“Anniversary Date” means the last day of each Plan Year.

1.04	“Annual Pay” means:

(a)	The total of all amounts paid or payable to an Employee during a specified Plan Year treated as “wages” for purposes of income tax withholding under Internal Revenue Code Section 3401 and all other payments of compensation by the Company to the Employee during the Plan Year for which the Company is required to furnish the Employee a written statement under Code Sections 6041(d), 6051(a)(3) and 6052; but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment for the services performed (such as the exception for agricultural labor in Internal Revenue Code Section 3401(a)(2)) and reduced by all of the following items (even if includable in gross income): reimbursements or other expense allowances, fringe benefits (cash and non-cash), moving expenses, deferred compensation and welfare benefits. No more than $200,000 of Annual Pay shall be taken into account in any Plan Year. The dollar amount under the foregoing limit shall automatically adjust when permissible in accordance with regulations promulgated by the Secretary of the Treasury.

(b)	“Annual Pay” shall not include severance pay.

1.05 “Beneficiary” means any one or more primary or contingent beneficiaries designated by the Participant to receive any benefits payable under this Plan on or after the Participant’s death; except the Participant’s surviving spouse, if any, shall be deemed designated as his Beneficiary for 100% of his Account balances under the Plan despite any attempted designation to the contrary, unless the designation of a non-spouse is made in accordance with the procedures set forth in Section 9.02 (or the Participant can establish to the satisfaction of the Administrator that consent cannon be obtained because the Participant’s spouse cannot be located or such other circumstances as may be provided by applicable government regulations). Subject to the foregoing, each Participant shall be permitted to name, change or revoke his designation of his Beneficiary in writing on a form and in the manner prescribed by the Plan Administrator. The designation on file with the Plan at the time of a Participant’s death shall be controlling. Should a Participant fail to make a valid Beneficiary designation or leave no named Beneficiary surviving, any benefits due shall be paid to such Participant’s spouse, if living; or if not living, then in equal shares to any children (including adopted children) surviving such Participant and to the descendants then living of a deceased child by right of representation. If such Participant leaves no named Beneficiary, spouse, children or descendants of children surviving, then any benefits due shall be paid to such Participant’s estate. If at the time of a Participant’s death his designated Beneficiary is an individual who had been the spouse of the Participant at the time the Beneficiary designation was filed with the Employer but from whom the Participant had subsequently become divorced and if the Participant had not filed a new Beneficiary designation form subsequent to the divorce, then the Participant shall be treated as though the Participant had failed to make a valid Beneficiary designation or had left no named Beneficiary surviving.

1.06 “Break in Service” means:

(a)	Any Plan Year ending after termination of employment during which the Employee does not complete an aggregate of more than 500 Hours of Service with any of the Employer and any Affiliated Employers.

(b)	No termination of employment shall be deemed to occur, and hence no Break in Service shall be deemed commenced, by reason of the commencement, after 1984 of any maternity or paternity absence, as such absences are defined in paragraph 202(b)(5) of ERISA, and, solely for the purpose of determining whether or not a Break in Service subsequently occurs under this Plan, up to 501 nonperformance Hours of Service shall be credited during the continuation of such absence, either in the Plan Year of its commencement if a One Year Break in Service otherwise would occur in that year, or, if not, then in the following Plan Year. Such Hours of Service shall be credited at the same rate as normally would occur but for such absence, or, in the case of uncertainty, at the rate of eight hours of service per day of absence. If the Participant does not return to the performance of duties for the Employer or for an Affiliated Employer by the first business day of the first Plan Year after such nonperformance hours are credited, then a termination of employment may be deemed to have occurred either on that date or on such later date as any authorized leave of absence given in connection with or during the maternity or paternity absence shall have ended without return of the Participant to such active duties. Nothing in this Section shall be understood to establish or alter any Employer policy with respect to maternity or paternity leaves for any purpose other than the determination of Breaks in Service under this Plan.

(c)	For purposes of this Section 1.06, maternity or paternity leave shall mean absence from work for any period:

(i)	by reason of pregnancy of the individual,

(ii)	by reason of the birth of a child of the individual,

(iii)	by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or

(iv)	for purposes of caring for such child for a period beginning immediately following such birth or placement.

1.07 “Code” means the Internal Revenue Code, as amended.

1.08 “Disability” means with respect to a Participant a mental or physical condition which, as determined by the Plan Administrator in its discretion on the basis of medical evidence satisfactory to the Plan Administrator, renders him totally and permanently unable to work for compensation or profit at any work for which he is reasonably fitted. It is recognized that an individual may be considered to be disabled within the meaning of Section 2.02(a) of the Marshall & Ilsley Corporation Long Term Disability Income Plan and yet at the same time will not be considered to have a Disability for purposes of this Plan.

1.09 “Eligibility Service” means service relevant to an Employee’s eligibility to participate. An individual shall be said to have completed one year of Eligibility Service on the last day of the 12 month period beginning on the individual’s employment commencement date with the Employer or an Affiliated Employer if the individual remains employed with the Employer or an Affiliated Employer on such last day.

1.10 “Employee” means any person who is in the employ of the Employer, provided, however, that “Employee” shall not include Inroads employees, co-op employees, or intern employees. Notwithstanding any other provision of this Plan to the contrary, no individual shall be covered hereunder while classified other than as an eligible “Employee” by the Employer with respect to its payroll practices (including, but not limited to, an independent contractor or an employee of an independent contractor, a consultant or a temporary help agency worker) during the period of such classification, regardless of any subsequent reclassification arising as a matter of law or otherwise. “Leased Employees” within the meaning of Internal Revenue Code Section 414(n) shall not be eligible to participate in this Plan, although the Employer will treat them as though they were the Employer’s employees for purposes of testing compliance with coverage tests under Code Section 410. For purposes of this Section 1.10, a Leased Employee, as defined in Code Section 414(n), is any person (other than an employee of the recipient) who, pursuant to an agreement between the recipient and any other person (“leasing organization”) has performed services for the recipient (or for the recipient and related persons determined in accordance with Internal Revenue Code Section 414(n)(6)) on a substantially full-time basis for a period of at least one year, and such services are performed under the recipient’s primary direction or control. The term “Employee” shall not include any individual whose services are performed outside the United States unless such individual is a United States citizen.

1.11 “Employer” or “M&I” means Marshall & Ilsley Corporation and any Affiliated Employer which has been designated by Marshall & Ilsley Corporation, through actions of its Board of Directors or any other person authorized by the Board to take such action, as a participating Employer, provided, however, that for purposes of the power to amend the Plan or to terminate the Plan in whole or in part, Employer shall refer only to Marshall & Ilsley Corporation. Any participating Employer shall have the right to terminate participation in the Plan with respect to its Employees.

1.12 “ERISA” means the Employee Retirement Income Security Act of 1974; as amended.

1.13 “Fund” means all assets and their earnings which are held in the Trust which constitutes the funding vehicle hereunder. The general Fund shall be invested by the Trustee in component Investment Funds in such proportions as shall be directed by the Investment Committee, as provided in Article XVI.

1.14 “Gross Annual Pay” means the amount which a Participant would have received as Annual Pay in the absence of any salary redirection pursuant to election under Article V and in the absence of salary redirection pursuant to the M&I Flexible Benefits Plan and in the absence of salary reduction pursuant to any other plan sponsored by an Employer satisfying the requirements of Code Section 125, 401(k), 132(f)(4), 403(b) or 457. No more than $200,000 of Gross Annual Pay shall be taken into account in any Plan Year. The dollar amount under the foregoing limit shall automatically adjust when permissible in accordance with regulations promulgated by the Secretary of the Treasury. For purposes of calculating the amount of contributions to be made on behalf of an Employee pursuant to Articles III, IV or VI in the year the Employee first becomes a Participant as described in Section 2.01(c), only the portion of the Employee’s Annual Pay and Gross Annual Pay payable on Payroll Disbursements Dates on or after the date the Employee becomes a Participant for purposes of that Article shall be taken into account for purposes of determining the contributions to be made on his behalf and allocated to him hereunder. For purposes of calculating deferral percentages under Article XIX, Gross Annual Pay shall be calculated as though the offset in Section 1.04, for reimbursements or other expense allowances, fringe benefits (cash and non-cash), moving expenses, deferred compensation and welfare benefits did not exist. Further, for purposes of calculating deferral percentages under Article XIX, Gross Annual Pay shall be calculated under such other definition as may be selected by the Plan Administrator for a particular Plan Year, provided that such definition complies with Code Section 414(s) and is subject to the dollar limitation described above.

Notwithstanding anything in the Plan to the contrary, for purposes of determining the portion of a Participant’s Gross Annual Pay deferrable into the Plan as a Salary Redirection Contribution, the amount of any Employer Incentive Contributions on any Salary Redirection Contributions, and the amount of any allocations of Profit-Sharing contributions, “Gross Annual Pay” shall exclude the value of the One Cent Club Award and the Metavante Rewards Success issued to Participants in December, 2003.

Notwithstanding anything in the Plan to the contrary, for purposes of determining the amount of any Employer Incentive Contributions on any Salary Redirection Contributions and the amount of any allocations of Profit-Sharing Contributions, “Gross Annual Pay” shall exclude the value of Kirchman Holiday Bonuses and appreciation awards under any program intended for the benefit of a spouse of an Employee that are issued to Participants on and after December 1, 2004.

Notwithstanding anything in the Plan to the contrary, for purposes of determining the portion of a Participant’s Gross Annual Pay deferrable into the Plan as a Salary Redirection Contribution, “Gross Annual Pay” shall exclude the value of Metavante Rewards Success and Great Results Awards issued to Participants on and after December 30, 2004.

Notwithstanding anything in the Plan to the contrary, for purposes of determining the amount of any Employer Incentive Contributions on any Salary Redirection Contributions and the amount of any allocations of Profit-Sharing Contributions, “Gross Annual Pay” shall exclude the value of Thanks a Billion award delivered to Participants on and after January 27, 2006 at 9:30 a.m.

Notwithstanding anything in the Plan to the contrary, for purposes of determining the portion of a Participant’s Gross Annual Pay deferrable into the Plan as a Salary Redirection Contribution, “Gross Annual Pay” shall exclude the value of Thanks a Billion award delivered to Participants on and after January 27, 2006 at 9:30 a.m.

Notwithstanding anything in the Plan to the contrary, for purposes of determining the amount of any Employer Incentive Contributions on any Salary Redirection Contributions and the amount of any allocations of Profit-Sharing Contributions, “Gross Annual Pay” shall exclude the value of Working as a Team award delivered to Participants on and after January 27, 2006 at 9:30 a.m.

Notwithstanding anything in the Plan to the contrary, for purposes of determining the portion of a Participant’s Gross Annual Pay deferrable into the Plan as a Salary Redirection Contribution, “Gross Annual Pay” shall exclude the value of Working as a Team award delivered to Participants on and after January 27, 2006 at 9:30 a.m.

Notwithstanding anything in the Plan to the contrary, for purposes of determining the amount of any Employer Incentive Contributions on any Salary Redirection Contributions and the amount of any allocations of Profit-Sharing Contributions, “Gross Annual Pay” shall exclude the value of Metavante Rewards Success award delivered to Participants on and after January 19, 2007.

Notwithstanding anything in the Plan to the contrary, for purposes of determining the portion of a Participant’s Gross Annual Pay deferrable into the Plan as a Salary Redirection Contribution, “Gross Annual Pay” shall exclude the value of Metavante Rewards Success award delivered to Participants on and after January 19, 2007.

Notwithstanding anything in the Plan to the contrary, for purposes of determining the amount of any Employer Incentive Contributions on any Salary Redirection Contributions and the amount of any allocations of Profit-Sharing Contributions, “Gross Annual Pay” shall exclude the value of Teamwork PAYS award delivered to Participants on and after January 19, 2007.

Notwithstanding anything in the Plan to the contrary, for purposes of determining the portion of a Participant’s Gross Annual Pay deferrable into the Plan as a Salary Redirection Contribution, “Gross Annual Pay” shall exclude the value of Teamwork PAYS award delivered to Participants on and after January 19, 2007.

1.15 “Hour of Service” means each hour for which an individual is either directly or indirectly paid, or entitled to payment by the Employer or an Affiliated Employer, whether or not for the performance of duties for the Employer or an Affiliated Employer. Hours of Service shall include each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed upon. For individuals who are compensated other than on an hourly basis, the Plan Administrator may credit the individual with 95 Hours of Service for each semi-monthly payroll period for which he receives Compensation. Further, the term “Hour of Service” shall include periods of time during which the individual is on an authorized leave of absence or layoff or during which his absence is due to service in the Armed Forces of the United States while his re-employment rights with respect to such military service are guaranteed by law, with such periods of time to be credited at the rate of 95 Hours of Service for each semi-monthly payroll period. Non-performance Hours of Service shall be determined and credited, and all Hours of Service shall be allocated to computation periods, in accordance with Department of Labor Regulations 2530.200b-2(b) and (c). No individual shall be credited more than once with Hours of Service with respect to the same actual hours or weeks.

1.16 “Participant” means each Employee who qualifies to participate in the Plan.

1.17 “Payroll Disbursement Date” means the date on which the Participant is customarily paid by the Employer for services rendered.

1.18 “Payroll Savings Contributions” means the amount of savings a Participant’s Annual Pay not in excess of 6% which he contributed to the Plan pursuant to Section 5.01 of the M&I Incentive Savings Plan as in effect prior to January 1, 1984 which was taken into account in the calculation of Employer Contributions. No new Payroll Savings Contributions have been permitted subsequent to December 31, 1983.

1.19 “Plan Administrator” means Marshall & Ilsley Corporation.

1.20 “Plan Year” means the twelve-month period on which the records of the Plan are maintained, which shall be the Employer’s fiscal year, currently the calendar year.

1.21 “Profit Sharing Plan” means the portions of the Plan which are not an ESOP. Employer contributions to the Plan shall be made regardless of the existence of profits.

1.22 “Qualifying Employer Security” or “Employer Stock” means common stock of Marshall & Ilsley Corporation notwithstanding any provision of the Trust to the contrary.

1.23 “Retirement Date” means an Employee’s Normal Retirement Date, Early Retirement Date, or Disability Retirement Date, whichever is applicable, as follows:

(a)	“Normal Retirement Date” means the date when a Participant attains age 65.

(b)	“Early Retirement Date” means the date upon which a Participant has both attained age 55 and completed 10 years of Vesting Service.

(c)	“Disability Retirement Date” means the first day of the month following or coincident with the date on which a Participant is determined by the Employer to have incurred a Disability.

1.24 There is no Section 1.24.

1.25 “Salary Redirection Contributions” means the amount equal to a percentage of a Participant’s Gross Annual Pay which is contributed on his behalf by the Employer pursuant to a salary redirection agreement in accordance with Article V.

1.26 “Trust” means the trust created by the agreement between the Employer and the Trustee.

1.27 “Trustee” means the person, persons or entity from time to time acting as Trustee or Trustees hereunder, which currently is Marshall & Ilsley Trust Company.

1.28 “Valuation Date” means the last day of the Plan Year and such other date or dates as the Plan Administrator and the Investment Committee may deem necessary or desirable.

1.29 “Vesting Service” means time spent by an Employee in the employment of the Employer or an Affiliated Employer, which is relevant for purposes of determining the percentage of a Participant’s non-forfeitable or vested interest in his Accounts. Vesting Service shall equal the sum of Pre-1985 Service and Post-1985 Service, as set forth below:

(a)	Pre-1985 Service.

(i)	Each Employee who was a Participant in the M&I Retirement Plan shall be credited with Pre-1985 Service equal to his Vesting Service under the M&I Retirement Plan through December 31, 1984.

(ii)	Each Employee who was not a Participant in the M&I Retirement Plan shall be credited with Pre-1985 Service equal to his years of employment with the Employer or an Affiliated Employer, commencing with his most recent employment date, calculated on the basis of one full year of Vesting Service for each Plan Year prior to 1985 in which the Employee has completed 1 Hour of Service.

(b)	Post-1985 Service.

Post-1985 Service means an Employee’s years of employment with the Employer or an Affiliated Employer, commencing with the later of January 1, 1985 or his employment date until the date on which he quits, is discharged, retires, dies while employed by the Employer or an Affiliated Employer, or incurs a Break in Service, calculated on the basis of one full year of Vesting Service for each Plan Year in which the Employee has completed 1000 Hours of Service.

For any person who first becomes employed by the Employer or an Affiliated Employer as a result of a corporate acquisition (whether by asset purchase, stock purchase, merger or similar transaction), employment with the acquired business prior to such corporate acquisition shall be taken into account as Vesting Service.

Notwithstanding the preceding paragraph, employment with Advantage Bancorp, Inc. (which was merged with Marshall & Ilsley Corporation effective April 1, 1998) and affiliates rendered prior to April 1, 1998 shall from and after April 1, 1998 be treated as employment with Marshall & Ilsley Corporation.

1.30 “Voluntary Contributions” means for years prior to 1984, “Voluntary Contributions” is the amount of a Participant’s Annual Pay which he elected to contribute pursuant to Section 5.01 of the M&I Incentive Savings Plan as in effect prior to January 1, 1984 in excess of Payroll Savings Contributions. For years beginning on or after January 1, 1984 and prior to January 1, 1987 “Voluntary Contributions” means the amount of a Participant’s Compensation which he elected to contribute to the Plan pursuant to Section 4.07 as then in effect.

ARTICLE II

PARTICIPATION

2.01 Eligibility to Participate.

(a)	Each person who becomes an Employee shall be eligible to elect Salary Redirection Contributions pursuant to Article V immediately upon becoming a Employee.

(b)	Each Employee who is a Group I Participant in the M&I Retirement Growth Plan or a Participant in the M&I Incentive Savings Plan on December 31, 1997 shall be a Participant for purposes of Articles III, IV and VI hereunder.

(c)	Each other person who is or becomes an Employee shall become a Participant for purposes of Articles III, IV and VI on the later of (i) January 1, 1998,(ii) the date upon which he completes one (1) year of Eligibility Service or (iii) the date upon which he becomes an Employee as defined in Section 1.10. However, any Employee in the Employer’s employ on January 1, 1998, whose employment with the Employer has commenced prior to January 1, 1998 and who was not a Group I Participant in the M&I Retirement Growth Plan on December 31, 1997, shall be eligible as a Participant for purposes of Article III on the date such person would become a Group I Participant under the terms of the M&I Retirement Growth Plan as in effect immediately prior to January 1, 1998.

2.02 Cessation of Participation and Reinstatement. If a Participant terminates employment with the Affiliated Employers he shall cease to be a Participant; provided, if he is re-employed as an Employee, he shall be reinstated as a Participant as of his re-employment date.

2.03 Acquisitions. For any person who first becomes employed by the Employer or an Affiliated Employer as a result of a corporate acquisition (whether by asset purchase, stock purchase, merger or similar transaction), employment with the acquired business prior to such corporate acquisition shall not be taken into account for purposes of eligibility under this Article II until the January 1 following the acquisition and such person shall not be eligible as a Participant before such January 1 unless Marshall & Ilsley Corporation, through action of its Board of Directors or any other person authorized by the Board to take such action, prior to that date provides that employment with the particular acquired business shall be taken into account and permits eligibility prior to that date.

Notwithstanding the preceding paragraph, employment with specific acquired entities shall be taken into account as indicated below:

(a)	Employment with Advantage Bancorp, Inc. (which was merged with Marshall & Ilsley Corporation effective April 1, 1998) and affiliates rendered prior to April 1, 1998 shall from and after April 1, 1998 be treated as employment with Marshall & Ilsley Corporation.

(b)	Employment with National City Bancorporation and its affiliates shall be taken into account for Plan purposes as described in Section 25.02(e) of the Plan.

(c)	Employment with Derivion Corporation shall be taken into account for Plan purposes as described in Section 26.02(d) of the Plan.

(d)	Employees acquired through Cyberbills, Inc. shall be eligible to participate in the Plan effective June 20, 2001.

(e)	Employees acquired through Fifth Third Bank shall be eligible to participate in the Plan effective September 8, 2001.

(f)	Employees acquired through Brokat shall be eligible to participate in the Plan effective September 20, 2001.

(g)	Employees acquired through Trustar Retirement Services (Glendale location) and Trustar Retirement Services (San Mateo location) shall be eligible to participate in the Plan effective May 1, 2002. Such an employee shall be a Participant with respect to matching and profit sharing contributions at the time he would have satisfied the requirement to participate in the Plan taking into account his service with Trustar Retirement Services as if such service were with M&I. However, for the purpose of satisfying the 1,000 Hours of Service requirement for allocations set forth in Sections 3.03 and 6.05 of the Plan, only service with M&I or its Affiliates will be taken into account, but the Hours of Service requirement shall be prorated for 2002 based on the employee’s hire date with M&I.

(h)	Employees acquired through BenePlan, Inc. (“BenePlan”) shall be eligible to participate in the Plan effective May 1, 2002. Such an employee shall be a Participant with respect to matching and profit sharing contributions at the time he would have satisfied the requirement to participate in the Plan taking into account his service with BenePlan as if such service were with M&I. However, for the purpose of satisfying the 1,000 Hours of Service requirement for allocations set forth in Sections 3.03 and 6.05 of the Plan, only service with M&I or its Affiliates will be taken into account, but the Hours of Service requirement shall be prorated for 2002 based on the employee’s hire date with M&I.

(i)	Employment with Century Bancshares, N.A. and its subsidiaries shall be taken into account for Plan purposes as described in Section 30.02(d) of the Plan.

(j)	Employment with Richfield State Agency, Inc. and various of its affiliates (“Richfield”) shall be taken into account for Plan purposes as described in Section 31.02(g) of the Plan.

(k)	Employment with Paytrust, Inc. (“Paytrust”) shall be taken into account for Plan purposes as described in Section 32.02(d) of the Plan.

(l)	Employment with Mississippi Valley Bancshares, Inc. and certain of its affiliates (“MVBI”) shall be taken into account for Plan purposes as described in Section 33.02(d) of the Plan.

(m)	Former employees of UMB Bank, n.a. (“UMB”) (which had a substantial portion of its employee benefits plan business acquired by Marshall & Ilsley Corporation effective at various dates during 2003 and 2004), who commence employment with M&I between August 1, 2003 and March 31, 2004 immediately following their termination of employment with UMB, shall be credited with their UMB service for purposes of eligibility, allocations and vesting under the Plan. Such crediting shall not, however, be given with respect to compensation paid by UMB.

(n)	Former employees of Printing for Systems, Inc. (“Printing for Systems”) (which was acquired by Marshall & Ilsley Corporation effective November 15, 2003), who commence employment with M&I on November 15, 2003 immediately following their termination of employment with Printing for Systems, shall be credited with their Printing for Systems service for purposes of eligibility, allocations and vesting under the Plan. However, for the purpose of satisfying the 1,000 Hours of Service requirement for allocations set forth in Sections 3.03 and 6.05 of the Plan, only service with M&I or its Affiliates will be taken into account, but the Hours of Service requirement shall be prorated for 2003 based on the Employee’s hire date with M&I.

(o)	Former employees of AmerUs Home Lending (“AmerUs”) (which was acquired by Marshall & Ilsley Corporation effective January 1, 2004), who commence employment with M&I on January 1, 2004 immediately following their termination of employment with AmerUs, shall be credited with their AmerUs service for purposes of eligibility, allocations and vesting under the Plan.

(p)	Former employees of Kirchman Corporation (“Kirchman”) (which was acquired by Marshall & Ilsley Corporation effective May 28, 2004) shall NOT be credited with their service or compensation with Kirchman prior to May 28, 2004 for purposes of eligibility, allocations or vesting under the Plan. Rather, such individuals shall be treated as newly hired employees of M&I for all Plan purposes.

(q)	Former employees of Advanced Financial Solutions (“AFS”) (which was acquired by Marshall & Ilsley Corporation effective July 1, 2004) who commence employment on or about July 1, 2004 immediately following their termination of employment with AFS shall be credited with their service and compensation with AFS prior to the date of acquisition for purposes of eligibility, allocations and vesting under the Plan. Employment with AFS shall be taken into account for Plan purposes as described in Section 34.02(d) of the Plan.

(r)	Former employees of NYCE Corporation (“NYCE”) (which was acquired by Marshall & Ilsley Corporation effective July 30, 2004) who commence employment on or about July 30, 2004 immediately following their termination of employment with NYCE shall be credited with their service and compensation with NYCE prior to the date of acquisition for purposes of eligibility, allocations and vesting under the Plan.

(s)	Former employees of Response Data Corporation (“RDC”) (which was acquired by Marshall & Ilsley Corporation effective September 8, 2004) who commence employment on or about September 8, 2004 immediately following their termination of employment with RDC shall be credited with their service and compensation with RDC prior to the date of acquisition for purposes of eligibility, allocations and vesting under the Plan.

(t)	Former employees of NuEdge Systems (“NuEdge”) (which was acquired by Marshall & Ilsley Corporation effective October 20, 2004) shall NOT be credited with their service with NuEdge prior to the date of acquisition for purposes of eligibility, allocations or vesting under the Plan. Rather, such individuals shall be treated as newly hired employees of M&I for all Plan purposes and eligibility for participation in the Plan is effective on November 1, 2004.

(u)	Former employees of Prime Associates, Inc. (“Prime”) (which was acquired by Marshall & Ilsley Corporation effective February 9, 2005) shall NOT be credited with their service with Prime prior to the date of acquisition for purposes of eligibility, allocations or vesting under the Plan. Rather, such individuals shall be treated as newly hired employees of M&I for all Plan purposes.

(v)	Former employees of TREEV who became employees of M&I (and/or its Affiliates) on August 9, 2005 as a direct consequence of the acquisition of TREEV shall be credited with their service with TREEV prior to the date of acquisition for purposes of eligibility, allocations and vesting under the Plan. However, such employees shall not become Participants until September 1, 2005 (or such later date as such employee would have become a Participant in the Plan, taking into account the service credit provided in the preceding sentence) and for the purpose of satisfying the 1,000 Hours of Service requirement for allocations set forth in Sections 3.03 and 6.05 of the Plan, only service with M&I or its Affiliates will be taken into account, but the Hours of Service requirement shall be prorated for 2005 based on the Employee’s hire date with M&I. Compensation paid by TREEV and/or M&I and/or its Affiliates prior to September 1, 2005, shall not be recognized for any purposes of the Plan other than determination of Highly Compensated Employee and Key Employee status.

(w)	Employment with Med*i*Bank, Inc. (“MBI”) shall be taken into account for Plan purposes as described in Section 35.02(i) of the Plan.

(x)	Employment with GHR Systems, Inc. and it affiliates (“GHR”) shall be taken into account for Plan purposes as described in Section 36.02(i) of the Plan.

(y)	Employment with Brasfield Holdings, LLC (“Brasfield”) shall be taken into account for Plan purposes as described in Section 37.02(h) of the Plan.

(z)	Employment with Link2Gov Corporation, Inc. (“L2G”) shall be taken into account for Plan purposes as described in Section 38.02(f) of the Plan.

(aa)	Employment with Adminisource Communications (“Adminisource”) shall be taken into account for Plan purposes as described in Section 39.02(j) of the Plan.

(bb)	Employment with Gold Banc Corporation, Inc. and its affiliates (“Gold Banc”) shall be taken into account for Plan purposes as described in Section 40.02(h) of the Plan.

(cc)	Former employees of Missouri State Bank & Trust Company (“MO Bank”) who became employees of M&I (and/or its Affiliates) May 1, 2006, as a direct consequence of the acquisition of MO Bank shall be credited with their service with MO Bank prior to the date of acquisition for purposes of eligibility, allocations and vesting under the Plan. However, such employees shall not become Participants until May 1, 2006 (or such later date as such employee would have become a Participant in the Plan, taking into account the service credit provided in the preceding sentence) and for the purpose of satisfying the 1,000 Hours of Service requirement for allocations set forth in Sections 3.03 and 6.05 of the Plan, only service with M&I or its Affiliates will be taken into account, but the Hours of Service requirement shall be prorated for 2006 based on the Employee’s hire date with M&I. Except as set forth in the following sentence, compensation paid by MO Bank and/or M&I and/or its Affiliates prior to May 1, 2006, shall not be recognized for any purposes of the Plan other than determination of Highly Compensated Employee and Key Employee status. Notwithstanding the foregoing, compensation paid by MO Bank and/or M&I and/or its Affiliates shall be counted to the extent paid on or after April 1, 2006 for purposes of profit sharing contributions (guaranteed and discretionary) in the M&I Plan.

(dd)	Employment with VECTORsgi Holdings (“Vector”) shall be taken into account for Plan purposes as described in Section 42.02(d) of the Plan.

(ee)	Employees acquired through ValuTec Card Solutions (“ValuTec”) shall be eligible to participate in the Plan effective February 1, 2007. Such an employee shall be a Participant with respect to matching and profit sharing contributions at the time he would have satisfied the requirement to participate in the Plan taking into account his service with ValuTec as if such service were with M&I. However, for the purpose of satisfying the 1,000 Hours of Service requirement for allocations set forth in Sections 3.03 and 6.05 of the Plan, only service with M&I or its Affiliates will be taken into account, but the Hours of Service requirement shall be prorated for 2007 based on the employee’s hire date with M&I.

(ff)	Employment with VICOR, Inc. (“VICOR”) shall be taken into account for Plan purposes as described in Section 43.02(k) of the Plan.

(gg)	Former employees of United Heritage Bank (“UHB”) and/or former employees of UHB as provided through an employee leasing agreement with CoAdvantage (“PEO”) (such service with UHB and CoAdvantage hereinafter referred to as “UHB Service”) who became employees of M&I (and/or its Affiliates) on or about April 1, 2007 as a direct consequence of the acquisition of UHB shall be credited with their UHB Service prior to the date of acquisition for purposes of eligibility, allocations and vesting under the Plan. However, such employees shall not become Participants until April 1, 2007 (or such later date as such employee would have become a Participant in the Plan, taking into account the service credit provided in the preceding sentence) and for the purpose of satisfying the 1,000 Hours of Service requirement for allocations set forth in Sections 3.03 and 6.05 of the Plan, only service with M&I or its Affiliates will be taken into account, but the Hours of Service requirement shall be prorated for 2007 based on the employee’s hire date with M&I. Compensation paid by UHB, PEO and/or M&I and/or its Affiliates prior to April 1, 2007, shall not be recognized for any purposes of the Plan other than determination of Highly Compensated Employee and Key Employee status.

(hh)	Former employees of North Star Financial Corporation and its affiliates (“North Star”) who became employees of M&I (and/or its Affiliates) on April 21, 2007 as a direct consequence of the acquisition of North Star shall be credited with their service with North Star prior to the date of acquisition for purposes of eligibility, allocations and vesting under the Plan. However, such employees shall not become Participants until May 1, 2007 (or such later date as such employee would have become a Participant in the Plan, taking into account the service credit provided in the preceding sentence) and for the purpose of satisfying the 1,000 Hours of Service requirement for allocations set forth in Sections 3.03 and 6.05 of the Plan, only service with M&I or its Affiliates will be taken into account, but the Hours of Service requirement shall be prorated for 2007 based on the Employee’s hire date with M&I. Except as set forth in the following sentence, compensation paid by North Star and/or M&I and/or its Affiliates prior to April 21, 2007, shall not be recognized for any purposes of the Plan other than determination of Highly Compensated Employee and Key Employee status. Notwithstanding the foregoing, compensation paid by North Star and/or M&I and/or its Affiliates shall be counted to the extent paid on or after April 21, 2007, for purposes of profit sharing contributions (guaranteed and discretionary) in the M&I Plan.

(ii)	Employment with Excel Bank Corporation and its affiliates (“Excel Bank”) shall be taken into account for Plan purposes as described in Section 44.02(h) of the Plan.

ARTICLE III

PROFIT-SHARING CONTRIBUTIONS

AND ALLOCATIONS TO PARTICIPANTS’ ACCOUNTS

3.01 Profit-Sharing Contributions. Each Employer agrees to pay to the Trustee of the Trust with respect to each Plan Year such amounts, if any, from the Employer’s current or accumulated Profits as may be determined by the Board of Directors of Marshall & Ilsley Corporation (and the Board may establish different rates of contribution for different Employers).

The Profit-Sharing Contribution shall be made by each Employer before or as soon as reasonably possible after the close of the Plan Year, without interest and within the time limit for deductibility thereof by the Employer as specified by the Internal Revenue Code.

3.02 Make-Up Contribution of Participating Employer. If a participating Employer is prevented in whole or in part from making the Profit-Sharing Contribution which it would otherwise have made by reason of having no or insufficient Profits, it shall use accumulated Profits for such purpose. If a full contribution still cannot be made by such Employer, then so much of the contribution which such Employer was so prevented from making may be made, for the benefit of the Participants of such Employer, by the other Employers to the extent of their current or accumulated Profits, but the other Employers shall be under no obligation to do so. If there is more than one such other Employer and the group of participating Employers does not file consolidated federal income tax returns, the contribution by each such other Employer shall be limited to the proportion of its total current and accumulated Profits remaining after adjustment for its contribution to this Plan without regard to this section which the total prevented contribution bears to the total current and accumulated Profits of all of the Employers remaining after adjustment for all their contributions to this Plan without regard to this section. An Employer on behalf of whose Participants a contribution is made hereunder shall not reimburse the contributing Employer.

3.03 Allocation of Profit-Sharing Contributions. Employer contributions for any Plan Year shall be allocated as of the Anniversary Date among those Participants who have completed 1,000 Hours of Service in such Plan Year and who remain in the Employer’s employ on such date by crediting each such Participant’s Profit-Sharing Employer Contribution Account in the ratio that each such Participant’s Gross Annual Pay for such year bears to the total Gross Annual Pay for all such Participants for that year. Each Employer’s contributions shall be allocated only among Participants who are its Employees. Notwithstanding the foregoing, any Employee who terminates during the Plan Year (i) because of death or (ii) after attainment of Retirement Date shall be eligible to share in such allocation, without regard to whether he has completed 1,000 Hours of Service during such Plan Year or remains in the Employer’s employ on the Anniversary Date. The allocation of Employer contributions shall be made as soon as practicable after the end of the Plan Year.

3.04 Form of Contributions. The Employer’s contributions under this Plan shall be made in cash, securities or other property.

ARTICLE IV

AUTOMATIC CONTRIBUTIONS

4.01 Prior to 2002. For each Plan Year ending prior to January 1, 2002, the Employer agrees to pay to the Trustee an amount equal to 2% of the Participant’s Gross Annual Pay for deposit in the Money Purchase Pension Employer Contribution Account of each Participant who has completed 1,000 Hours of Service during such Plan Year and who remains in the Employer’s employ on the last day of the Plan Year or who has terminated in such year (i) due to death or (ii) after Retirement Date. The Employer’s Money Purchase Pension Contribution for each Plan Year shall be made before or as soon as reasonably possible after the close of the Plan Year, without interest and within the time limit for deductibility thereof by the Employer as specified by the Internal Revenue Code.

4.02 After 2001.

(a)	Prior to 2002 the contributions made pursuant to this Article IV and the provisions of the Plan regarding the administration of these contributions, the investment of these contributions and distribution of these contributions have comprised a money purchase pension plan while the remainder of the M&I Retirement Program has consisted of a profit sharing plan. Effective January 1, 2002, the money purchase pension portion of the M&I Retirement Program is converted into a profit sharing plan and is merged into the profit sharing portion of the M&I Retirement Program. Contributions shall continue to be made in the amounts and under the circumstances described in Section 4.01 above for each year beginning on or after January 1, 2002, however, such contributions shall be deposited in the Participant’s Profit Sharing Employer Contribution Account.

(b)	Revenue Ruling 94-76 requires that any distribution options required in a money purchase pension plan must be continued even after that plan is converted to a profit sharing plan. This rule is met in this Plan because:

(i)	the distribution options for the profit sharing portion of the Plan and the money purchase pension portion of the Plan have always been the same, continue unchanged and include those options which are required for money purchase pension plans i.e., the Plan includes the joint survivor annuity rules required under Code Section 401(a)(11); and

(ii)	the Money Purchase Pension Employer Contribution Account and Former Valley Pension Transfer Account of each Participant shall continue as distinct accounts and shall be available for distribution only upon termination of employment at or after Normal Retirement Date or earlier termination of employment, notwithstanding any other provision of the Plan to the contrary.

(c)	Because neither Revenue Ruling 94-76 nor any other rule of law requires that the assets of a profit sharing plan created by conversion from a money purchase pension plan must be invested in any particular manner, the Money Purchase Pension Employer Contribution Accounts shall cease to be subject to the restriction set forth in the last sentence of Section 16.02 hereof from and after January 1, 2002.

(d)	The conversion from money purchase pension plan to profit sharing plan shall neither increase nor decrease the vested interest of Participants in their Money Purchase Pension Employer Contribution Accounts.

ARTICLE V

PARTICIPANTS’ SALARY REDIRECTION CONTRIBUTIONS

5.01 Salary Redirection Contributions. The Employer shall notify each Employee of his eligibility to make Salary Redirection Contributions at the time he becomes an Employee and shall give him an opportunity to enter into a salary redirection agreement when he first become eligible. The Employer is under no obligation to give any Employee additional notice of eligibility after the first notice of eligibility given hereunder. A Participant who so desires shall enter into a salary redirection agreement with the Employer. Such salary redirection agreement shall be effective as soon as administratively practicable after the agreement is filed with the Employer. Such salary redirection agreement shall be created by written instrument filed with the Plan Administrator (or via any voice response or internet system or through any other means as the Plan Administrator shall designate). In such salary redirection agreement, the Participant shall elect to reduce his Gross Annual Pay for such Plan Year by authorizing salary redirection. The amount in whole percentages of the Participant’s salary redirection, i.e. the percentage by which the Participant may elect to reduce his Gross Annual Pay for the purpose of entitling him to receive a Salary Redirection Contribution, may be up to 50%, but not more than 8% for Highly Compensated Participants. An amount equal to the Participant’s salary redirection, i.e. the amount by which the Participant’s Gross Annual Pay is reduced pursuant to his election, shall be contributed to the Plan by the Employer as the Participant’s Salary Redirection Contribution.

Each Participant’s Gross Annual Pay shall be reduced in accordance with his salary redirection agreement as described herein by reducing each wage or salary payment he would otherwise have received on a Payroll Disbursement Date in the absence of salary redirection by the percentage elected by the Participant. Such salary redirection election shall apply from the effective date thereof through the last Payroll Disbursement Date of such Plan Year and through subsequent Plan Years, except as modified in Section 5.02 below.

5.02 Changes in Amount of Contributions. Each Participant may elect, by filing a new salary redirection agreement, to discontinue salary redirection or change his percentage of salary redirection. Such salary redirection agreement shall be created by written instrument filed with the Plan Administrator (or via any voice response or internet system or through any other means as the Plan Administrator shall designate). Such salary redirection agreement shall be made effective by the Employer as soon as administratively practicable after the agreement is filed with the Employer. Such salary redirection agreement shall apply to the portion of the Participant’s Gross Annual Pay which would otherwise have been paid to him on Payroll Disbursement Dates occurring after such agreement becomes effective. The new rate in whole percentages may be up to 50%, but not more than 8% for Highly Compensated Participants, of that portion of Gross Annual Pay which would otherwise be paid during the period the new rate is to be in effect.

5.03 Transfers to Trust. The Employer shall pay to the Trustee the Salary Redirection Contributions for each Participant which correspond to the portion of Gross Annual Pay which would otherwise have been paid to him on any Payroll Disbursement Date in the absence of salary redirection pursuant to Section 5.01 hereof as soon as administratively practicable, and in any event within 15 days after the end of the month in which such Payroll Disbursement Date occurs. Such payments shall be made in cash.

If for any reason permitted by law, the Salary Redirection Contributions for the Year by the Employer are not made until after the expiration of the Anniversary Date, such contributions shall nevertheless be deemed to have been made on the Anniversary Date and shall be allocated accordingly.

5.04 Allocation of Participants’ Salary Redirection Contributions. The Salary Redirection Contributions made by the Employer for each Participant shall be allocated to the Participant’s Salary Redirection Contributions Account.

5.05 Nonforfeitability. A Participant’s Salary Redirection Contributions shall at all times be fully vested and nonforfeitable.

5.06 Limitations. Notwithstanding any other provision of this Article V, the extent to which the Participant may elect to reduce his Gross Annual Pay and the obligation of the Employer to make Salary Redirection Contributions shall be governed by Article XIX.

5.07 Catch-Up Contributions.

(a)	Effective after December 31, 2001, all Employees who are eligible to make Salary Redirection Contributions under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code.Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions. Such catch-up contributions shall be deposited in a separate account which shall be subject to the same rules as Salary Redirection Contribution Accounts and shall be treated as Salary Redirection Contributions for purposes of determining the Employer’s Incentive Contribution to which a Participant is entitled pursuant to Article VI.

(b)	Specifically, for each payroll period throughout the Plan Year the Participant shall have the ability to defer from Gross Annual Pay a pro-rata share of the applicable dollar catch-up limit in addition to the Salary Redirection Contributions otherwise elected under Sections 5.01 and 5.02 pursuant to procedures comparable to those described in Sections 5.01 and 5.02. The catch-up limit is $5,000 for a Plan Year or such different amount as is established by the IRS in accordance with the cost of living changes. Contributions made during any Plan Year pursuant to the separate catch-up election shall be treated as though they were regular Salary Redirection Contributions to the extent that they are not in fact catch-up contributions because regular Salary Redirection Contributions for such Plan Year are less than allowed under an otherwise applicable Plan limit. For example, contributions made during the Plan Year pursuant to the separate catch-up election shall be taken into account in allocating Employer Incentive Contributions pursuant to Article VI for that Plan Year as though there were regular Salary Redirection Contributions to the extent that they are not in fact catch-up contributions because regular Salary Redirection Contributions do not equal at least 6% of Gross Annual Pay for the Plan Year or such lesser amount which is the maximum amount permitted under Code Section 402(g).

ARTICLE VI

EMPLOYER’S INCENTIVE CONTRIBUTIONS

6.01 Rate of Contributions. For each Participant for whom the Employer makes a Salary Redirection Contribution for a Plan Year, the Employer will also make an Employer Incentive Contribution for that year equal to 50% of the portion of the Participant’s Salary Redirection Contribution which does not exceed 6% of Gross Annual Pay. Participants who fail to complete 1000 Hours of Service during the Plan Year or who do not remain in the Employer’s employ on the last day of the Plan Year shall not share in the allocation of an Employer’s Incentive Contribution for that Plan Year under Sections 6.04 and 6.05 and the amount of Employer Incentive Contributions due the Plan pursuant to this Section 6.01 shall be reduced accordingly; provided, however, that the foregoing rule shall not apply to individuals who die during the Plan Year or whose termination of employment during the Plan Year occurs after Retirement Date. (Employer Incentive Contributions are not intended to be and shall not be treated as “qualified matching contributions” or “qualified nonelective contributions” as those terms are defined in IRS Regulation Section 1.401(k)-1(g)(7). Further, such contributions are not intended to be and shall not be regarded as amounts “treated as elective contributions” as such phrase is used in IRS Regulation Section 1.401(k)-1(d)(1)(iii)(6).) In no event, however, shall this provision require the Employer to make such contributions in excess of the maximum amount deductible under Section 404 of the Internal Revenue Code or any successor statutes or any statutes of similar import.

6.02 Determination of Amount. Marshall & Ilsley Corporation shall be solely responsible for determining the amount that each Employer may be required to contribute under the terms of the Plan. Marshall & Ilsley Corporation’s determination of contributions shall be binding on all Participants and the Trustee. If, however, the Employer in any Year makes a contribution in excess of the amount allowable as a deduction in arriving at the Employer’s taxable income for such Year, the amount of the excess shall be treated as an Employer contribution for the next succeeding Year in which a deductible contribution may be made.

6.03 When Contributions Are Made. The Employer’s Incentive Contributions for each Year shall be made to the Trust at any time during the Year or within the time prescribed by law for the filing of its federal income tax return for such Year.

6.04 Allocation Requirement. On the Anniversary Date, or as soon thereafter as possible, the Trustee shall allocate to Participants’ Incentive Contributions Accounts the Employer Incentive Contributions for the Year, in accordance with the provisions of Section 6.05. If for any reason permitted by law, the Employer’s Incentive Contributions for the Year are not made until after the expiration of the Anniversary Date, such contributions shall nevertheless be deemed to have been made on the Anniversary Date and shall be allocated accordingly.

6.05 Manner of Allocation of Employer’s Incentive Contributions. The Employer Incentive Contributions shall be allocated and credited by the Trustee to each Participant’s Incentive Contributions Account in the ratio that each Participant’s Salary Redirection Contributions not in excess of 6% of Gross Annual Pay made since that last Anniversary Date bears to the aggregate amount of all Salary Redirection Contributions not in excess of 6% of Gross Annual Pay made since that date. Participants who fail to complete 1,000 Hours of Service during the Plan Year or who do not remain in the Employer’s employ on the last day of the Plan Year shall not be taken into account; provided, however, that the foregoing rule shall not apply to individuals who die during the Plan Year or whose termination of employment during the Plan Year occurs after Retirement Date. Notwithstanding the foregoing paragraph, no Employer Incentive Contributions shall be made or allocated under this Article VI with respect to any Salary Redirection Contributions on behalf of a Participant if such Salary Redirection Contributions are treated as excess contributions and distributed to the Participant under the limitations of Article XIX.

6.06 Rollover Amounts. Notwithstanding any provision to the contrary herein, the Trustee shall accept any cash amounts transferred into the Trust hereunder by any Participant which qualify as rollover contributions by the Participant under Section 402(c)(1) of the Code. Notwithstanding the above, no rollover shall be accepted if, in the judgment of the Plan Administrator, acceptance of such rollover would cause the Plan to violate any provision of the Code or regulations thereunder. Further, the Plan Administrator may condition any rollover on the receipt of information satisfactory to the Plan Administrator which demonstrates that the plan from which the rollover is coming satisfies applicable Code requirements. Notwithstanding the foregoing, the Plan Administrator shall not accept a rollover of after-tax employee contributions or a rollover from a tax sheltered annuity or account under Code Section 403(b) or a deferred compensation plan under Code Section 457. Rollover contributions shall be held in a segregated Rollover Account for the Participant and shall not be subject to forfeiture. A Participant’s Rollover Account shall be invested by the Trustee pursuant to Article XVI. The Rollover Account shall be distributed at the same time as and in the same manner as Employer Incentive Contributions hereunder. In addition, the Rollover Account shall be subject to Financial Hardship Withdrawal in accordance with Article X. An Employee shall be immediately eligible to make a rollover contribution, however, such person shall not be entitled to have Employer Contributions made on his behalf and allocated to him hereunder until such individual satisfies the service requirements as described in Section 2.01(c).

ARTICLE VII

LIMITATIONS ON ANNUAL ADDITIONS

7.01 General Rule. Except to the extent permitted under Plan Section 10.02 and Section 414(v) of the Code, if applicable, the Annual Additions that may be contributed or allocated to a Participant’s Account under the Plan for any limitation year shall not exceed the lesser of:

(i)	$40,000, as adjusted for increases in the cost-of-living under Section 415(d) of the Code, or

(ii)	100 percent of the Participant’s compensation, within the meaning of Section 415(c)(3) of the Code, for the limitation year.

The compensation limit referred to in (ii) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an Annual Addition.

7.02 Adjustment of Limitations. The amounts under the foregoing limits shall automatically adjust annually in each Plan Year to the extent permitted by and in accordance with the Internal Revenue Code and regulations promulgated by the Secretary of the Treasury.

7.03 Definitions and Rules. For purposes of this Article VII the following definitions and rules of interpretation shall apply:

(a)	The Annual Addition of a Participant means contributions made by the Employer and Affiliated Employers for a Plan Year and forfeitures allocable to him plus his own contributions during such Year. “Annual Addition” shall exclude rollovers from an individual retirement account or qualified plan.

(b)	For purposes of computing the maximum allocation under Section 7.01, all defined contribution plans as defined in Section 414(i) of the Code (whether or not terminated) of the Employer and Affiliated Employers shall be treated as one defined contribution plan.

(c)	“Section 415 Compensation” means for each Plan Year the Participant’s earnings from his employment with the Employer and, unless otherwise required by regulation, includes bonuses and other taxable payments, but excludes deferred compensation, stock options and other distributions which receive special tax benefits. Salary Redirection Contributions and any other salary reduction contributions pursuant to Code Section 401(k), 125, 132(f)(4), 403(b) or 457 plans shall be included.

(d)	No more than $200,000 of Section 415 Compensation shall be taken into account in any year. The dollar amount under the foregoing limit shall automatically adjust when permissible in accordance with regulations promulgated by the Secretary of the Treasury. For purposes of this Article VII, Affiliated Employers shall be determined on the basis of more than 50% ownership rather than at least 80% ownership.

7.04 Reallocation. Should any allocation to a Participant’s Account result in an amount in excess of the limitations set forth in this Article VII for a Plan Year, such excess shall be cured first by distributing Salary Redirection Contributions to the Participant to the extent necessary to cure the excess (and any income attributable to such distributed Salary Redirection Contributions) and, if necessary, any remaining excess amount shall be allocated in the same manner as prescribed in Section 3.03, excluding any Participant whose allocation would otherwise exceed the limitations set forth in this Article VII. Any excess which cannot be allocated to Participant Accounts as provided herein, shall be held in a suspense account and allocated in accordance with Section 3.03 before any Employer Profit Sharing Contributions in the next succeeding Plan Year and in each succeeding Plan Year until fully allocated.

7.05 Code Section 415. This Plan is subject to the limitations of Internal Revenue Code Section 415 and such rules are hereby incorporated by reference. The foregoing paragraphs of this Article V set forth the basic requirements of Section 415 for defined contribution plans. In the event of any conflict between the foregoing provisions of this Article VII and the requirements of Section 415, the provisions of Section 415 and regulations thereunder shall govern.

ARTICLE VIII

VESTING

8.01 Full Vesting Dates In Profit-Sharing and Money Purchase Pension Employer Contribution Accounts. The Participant’s interest in his Profit-Sharing and Money Purchase Pension Employer Contribution Accounts shall become fully vested in him and nonforfeitable at the earliest of the following dates:

(a)	The date of the Participant’s death while in the employ of the Employer or of an Affiliated Employer.

(b)	The date of Participant’s attainment of age 65 or earlier Disability.

(c)	The date of termination of the Plan (or partial termination as to Participants affected thereby) or the date of complete discontinuance of contributions by the Employer at a time when the Participant is employed by the Employer or by an Affiliated Employer.

8.02 Vesting Schedule Applicable to Profit Sharing and Money Purchase Pension Employer Contribution Accounts.

(a) Contributions For Plan Years ending before 2007.

Prior to the date the Participant’s interest in his Profit-Sharing and Money Purchase Pension Employer Contribution Accounts becomes fully vested and nonforfeitable in accordance with Section 8.01 above, his vested interest in the portion of his Profit-Sharing and Money Purchase Pension Employer Contribution Accounts attributable to contributions made for Plan Years beginning before 2007 shall become fully vested in him and nonforfeitable on the date the Participant shall have completed at least 5 years of Vesting Service.

(b) Contributions for Plan Years beginning after 2006.

Prior to the date the Participant’s interest in his Profit-Sharing and Money Purchase Pension Employer Contribution Accounts becomes fully vested and nonforfeitable in accordance with Section 8.01 above, his vested interest in the portion of his Profit-Sharing and Money Purchase Pension Employer Contribution Accounts attributable to contributions made for Plan Years beginning after 2006 shall be determined in accordance with the following schedule:

Years of Vesting Service	Portion of Participant’s Accounts Vested in Participant
Less than 2	0%
At least 2 but less than 3	20%
At least 3 but less than 4	40%
At least 4 but less than 5	60%
5 or more	100%

(c)	Notwithstanding the foregoing provisions of this Section 8.02, any Participant whose employment with the Employer is involuntarily terminated as a result of a reduction in force, e.g. due to corporate reorganization, consolidation, downsizing or office closings, shall be deemed to be 100% vested in his Profit-Sharing and Money Purchase Pension Employer Contribution Accounts. (The foregoing special rule shall not apply to any individual whose employment is voluntarily terminated. Similarly, the foregoing special rule shall not apply to any individual whose employment is terminated as a result of unsatisfactory job performance. Finally, the foregoing special rule shall not apply to any individual who is a Highly Compensated Employee (within the meaning of Code Section 414(q)) for the year of termination if for that year the effect of applying such rule to all Highly Compensated Employees who terminate during that year would be to violate IRS Reg. Section 1.401(a)(4)-4.)

8.03 Other Accounts. A Participant’s Accounts other than those described in Sections 8.01 and 8.02 shall at all times be fully vested and nonforfeitable, except that merged Accounts shall vest in accordance with special rules set forth elsewhere in the Plan.

8.04 Election of Former Vesting Schedule. In the event the vesting schedule of this Plan is hereafter directly or indirectly amended, no Participant or former Participant shall be deprived thereby of any previously vested interest, and any Participant who has completed at least three (3) Years of Service, may elect to have his vested interest in his Employer Contribution Account determined without regard to such amendment by notifying the Plan Administrator in writing during the election period as hereafter defined. The election period shall begin on the date such amendment is adopted and shall end no earlier than the latest of the following dates:

(a)	The date which is 60 days after the date the amendment is adopted;

(b)	The date which is 60 days after the day the plan amendment becomes effective; or

(c)	The date which is 60 days after the day the Participant is issued written notice of the amendment by the Employer or Plan Administrator. Such election shall be available only to an individual who is a Participant at the time such election is made and such election shall be irrevocable.

8.05 Forfeitures. As to any Participant who terminates employment with the Employer and all Affiliated Employers prior to his Retirement Date or earlier death and prior to becoming fully vested in his Profit-Sharing and Money Purchase Pension Employer Contribution Accounts:

(a)	If the Participant receives a distribution of the vested portion of his Accounts prior to incurring five consecutive Breaks in Service, that part of his Profit-Sharing and Money Purchase Pension Employer Contribution Accounts in which he is not vested shall immediately be forfeited. (Any person who terminates employment with no vested interest in his Accounts shall be deemed to have had an immediate distribution of the vested portion (zero) of his Accounts at the time of his termination of employment for purposes of this Section 8.05.)

(b)	If the Participant is rehired before incurring five consecutive Breaks in Service but after having received distribution of the vested portion of his Accounts, then such Participant’s non-vested interest, determined as of the date of forfeiture, shall be restored to his original Profit-Sharing and Money Purchase Pension Employer Contribution Accounts and his vested interest in such Account shall be based on his total years of Vesting Service. Such restoration shall be by means of a special contribution by all Employers (with each Employer’s share being the total amount of such contribution multiplied by a fraction of which the numerator is total contributions due from that Employer under Articles III and IV for the Year in which the contribution is made and the denominator is the aggregate contributions due from all Employers under Articles III and IV for such Year) which shall be allocated between his Profit-Sharing Employer Contribution Account and Money Purchase Pension Contribution Account in the same proportion as the amounts originally removed from those Accounts which existed at his date of termination and his vested interest in such Accounts shall be based on his total Vesting Service. In the event the Participant is reemployed and his forfeiture is restored, his vested interest in his Profit-Sharing and Employer Money Purchase Pension Contribution Accounts at any relevant time shall equal P(AB+D)-D. For purposes of applying this formula: P is the vested percentage at the relevant time; AB is the Profit-Sharing and Employer Money Purchase Pension Contribution Account balances at the relevant time; D is the amount of the prior distribution from his Profit-Sharing and Employer Money Purchase Pension Contribution Accounts.

(c)	If distribution from the Participant’s Profit-Sharing and Money Purchase Pension Employer Contribution Accounts is not made to a Participant before he has incurred five consecutive Breaks in Service, then his unvested interest in his Profit-Sharing and Money Purchase Pension Employer Contribution Accounts, determined as of the end of the Plan Year in which occurs the fifth consecutive Break in Service, shall be forfeited as of the Anniversary Date for that Plan year. The Vesting Service of a terminated Participant who incurs five consecutive Breaks in Service shall not thereafter be increased as it is used to measure his vested interest in his original Profit-Sharing and Money Purchase Pension Employer Contribution Accounts and no further additions shall be made to his original Profit-Sharing and Money Purchase Pension Employer Contribution Accounts if he again becomes a Participant.

(d) (i)	Forfeitures from a Participant’s Profit-Sharing Employer Contribution Account and Money Purchase Pension Contribution Account shall be used to reduce Employer Contributions under Articles III and IV for the Plan Year in which such forfeitures occur. (Each Employer’s contributions under Article III and Article IV shall be reduced by multiplying total forfeitures by a fraction of which the numerator is the contribution due from the Employer under Articles III and IV for the year and the denominator is the aggregate contributions due from all Employers under Articles III and IV for the year.)

(ii)	Upon reemployment of a Participant a new Employer Contribution Account shall be created for him to which all allocations of contributions and forfeitures after he is reemployed shall be made.

8.06 Resumption of Participation. If a Participant incurs at least five consecutive Breaks in Service after termination of employment before he has acquired any vested interest in any portion of his Profit-Sharing and Money Purchase Pension Employer Contribution Accounts and if the period of such Breaks in Service equals or exceeds his number of Years of Vesting Service prior to such Breaks in Service, then all prior Vesting Service shall be forfeited in his new Profit-Sharing and Money Purchase Pension Employer Contribution Accounts established upon the Participant’s reemployment.

If a Participant incurs a Break in Service after termination of employment after he has acquired a vested interest in any portion of his Profit-Sharing and Money Purchase Pension Employer Contribution Accounts, then (regardless of the number of such Breaks in Service) all prior Vesting Service shall be aggregated with his subsequent Vesting Service to measure his vested interest in his new Profit-Sharing and Money Purchase Pension Employer Contribution Accounts established upon the Participant’s reemployment.

ARTICLE IX

DISTRIBUTIONS

9.01 Retirement. Upon termination of employment with the Affiliated Employers by a Participant on or after his Normal Retirement Date, the Participant shall become entitled to a distribution of his Accounts. Distribution shall commence as soon as practicable after his termination of employment and in any event no later than 60 days after the close of the Plan Year in which such Participant terminates employment, except that an individual may elect in writing to defer commencement of his distribution to a date which is not later than April 1 of the calendar year following the calendar year in which he attains age 70 1/2. The amount distributed shall be based on the value of the Participant’s Account determined as of the Valuation Date preceding the date of distribution.

At any time after having attained age 59 1/2 a Participant who has not terminated employment with the Affiliated Employers may nevertheless elect to receive a distribution of his Accounts (other than his Money Purchase Pension Employer Contribution Account, Profit-Sharing Employer Contribution Account and Former Valley Pension Transfer Account and any other account consisting of monies originally attributable to a money purchase pension plan merged into this Plan or a predecessor to this Plan). Distribution shall commence as soon as practicable after the Participant makes the election to receive a distribution.

Distribution shall commence to a Participant no later than April 1 of the calendar year following the calendar year in which he attains age 70 1/2. Notwithstanding the preceding sentence, a Participant who turns age 70 1/2 who is not a more than 5% owner of the Employer shall not commence distribution while remaining in the employ of the Employer, but, instead, distribution to such a Participant shall commence as soon as practicable after his termination of employment and in any event no later than 60 days after the close of the Plan Year in which the Participant terminates employment.

The Participant shall elect which of the following settlement methods shall be used (the provisions of the Plan shall control in the event of conflict between the Plan and any policy or contract issued hereunder):

(a)	A single lump sum distribution in cash, except that (i) all or any portion of a Participant’s Account may at the Participant’s election be distributed in the form of Employer Stock and/or (ii) the portion of a Participant’s Account invested in the Metavante Stock Fund described in Section 16.02 may at the Participant’s election be distributed wholly or partially in the form of Metavante common stock). (Fractional shares in all cases will be distributed in cash.) This option supersedes the other restrictions on the amount a Participant may elect to invest in the M&I Fund or to receive in the form of Employer Stock.

(b)	Installment payments in cash in such amounts and over such period of years as elected by the Participant (except that (i) all or any portion of a Participant’s Account may at the Participant’s election be distributed in the form of Employer Stock and/or (ii) the portion of a Participant’s Account invested in the Metavante

Stock Fund described in Section 16.02 may at the Participant’s election be distributed wholly or partially in the form of Metavante common stock), provided that such period shall not exceed the remaining joint and survivor life expectancy of the Participant and his designated Beneficiary as of the date such payments commence. Installment payments shall be removed from the various investment Funds in which the Participant’s Account is invested pro rata from each Fund.

(c)	Entirely in the form of a single-premium nontransferable annuity contract, the single premium for which shall equal the Participant’s Account values, which will provide an immediate annuity in the form of monthly payments to the Participant during his lifetime, or during his lifetime with payments guaranteed for a period certain, or monthly payments to the Participant for his lifetime and continuing thereafter for the life of a joint annuitant, as elected by the Participant.

(d)	Entirely in the form of a single-premium nontransferable annuity contract, the single premium for which shall equal the Participant’s Account values, which shall provide a “Qualified Joint and Survivor Annuity.” A “Qualified Joint and Survivor Annuity” shall mean a life annuity in the case of an unmarried Participant and as to a Participant who is married at the time benefits commence means an annuity for the life of the Participant and continuing thereafter to the Participant’s surviving spouse for such spouse’s lifetime in an amount which shall be 50% of the joint life annuity.

(e)	Any combination of the foregoing.

Unless he elects otherwise (and unless his spouse consents to such other election in a writing signed by the spouse and witnessed by a Plan representative or notary public), a married Participant shall have his Account balances applied to buy a Qualified Joint and Survivor Annuity pursuant to (d) above. Such election of an alternative form of payment will not be valid unless (1) the election designates a form of payment (or Beneficiary) which may not be changed without spousal consent or (2) the consent of the spouse permits further designations as to the form of payment (or Beneficiary) by the Participant without any requirement of further consent of the spouse; provided, however, that no general consent of the spouse is valid unless it acknowledges that the spouse has the right to limit consent to a specific Beneficiary and a specific optional form of benefit and that the spouse voluntarily elects to relinquish both of such rights.

At least thirty but no more than ninety days prior to the Participant’s benefit commencement date (or within such other reasonable period prior to the Participant’s benefit commencement date as shall be determined by the Plan Administrator consistent with applicable governmental regulations), the Plan Administrator shall furnish to the Participant a written notification of the terms and conditions of the Qualified Joint and Survivor Annuity, the availability and general financial effect of any election under this Section to waive the Qualified Joint and Survivor Annuity, the availability of additional information about the specific financial effect of making such election, the rights of the Participant and the Participant’s spouse with regard to electing an optional form of benefit and the Participant’s right to revoke any such election along with the effect of such revocation. If a Participant makes a request for additional information during the applicable election period, the Plan Administrator shall furnish such information, in terms of dollars per benefit payment, to the Participant within 30 days of such request.

Notwithstanding the preceding paragraph, although a Participant is ordinarily required to have at least thirty days to consider whether to elect to receive a distribution and the form of distribution, a Participant shall be permitted to elect (with any applicable spousal consent) to waive such thirty day period and to waive the requirement that the written explanation described in the preceding paragraph precede the Benefit Commencement Date by thirty days so long as that written explanation is provided more than seven days in advance of the date benefits actually commence (and the Participant may revoke such waiver any time prior to the benefit commencement date or, if later, the eighth day after the explanation described in the preceding paragraph is provided).

For purposes of this Section, “benefit commencement date” means “annuity starting date” as that term is used in Internal Revenue Code Section 417(f), i.e., the first day of the first period for which an amount is payable to the Participant as an annuity or, in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitle the Participant to payment of such benefit.

A Participant may elect to receive his benefit in the form of any of the settlement methods described herein with the consent of his spouse, if any, during the election period which shall be the ninety day period ending on his benefit commencement date (or such other period specified by the Plan Administrator pursuant to governmental regulations). An election made prior to such election period shall be invalid.

A Participant may revoke any election and make a new election under this Section in writing during the election period. The new election must be consented to by the spouse in the same manner as described above, unless the prior consent of the spouse expressly permits elections by the Participant of a new form of benefit (or Beneficiary) without any further consent by the spouse; provided, however, that no general consent of the spouse is valid, unless the general consent acknowledges that the spouse has the right to limit consent to a specific Beneficiary and a specific optional form of benefit and that the spouse voluntarily elects to relinquish both of such rights.

9.02	Death.

(a)	If a Participant or former Participant dies with any Account in the Fund, his Beneficiary shall be entitled to his Account values.

(b)

Such Account values shall be paid to the Participant’s Beneficiary under any settlement method available under Section 9.01 which the Beneficiary shall elect. Distribution shall be made as soon as reasonably practicable and, in any event, must commence no later than one year after the Participant’s death, except that if or to the extent the Participant’s Beneficiary is his surviving spouse distribution must commence no later than the earlier of (i) the date on which the Participant would have attained age 70 1/2, or (ii) one year after the death of his surviving spouse. If any Beneficiary is other than an individual the last payment to such Beneficiary must be completed within 5 years after the Participant’s death. If distribution commenced prior to the Participant’s death, then the balances of the Account(s) must be distributed at least as rapidly as under the method being used on the date of death.

(c) (i)	Notwithstanding paragraphs (a) and (b) above, if a married Participant or married former Participant dies, his Account values shall be paid to his spouse in a Pre-Retirement Survivor Annuity; i.e., by purchase of an annuity contract providing an immediate lifetime annuity to his spouse rather than to any other Beneficiary or under any other settlement method which the Participant has designated, unless as part of such designation the Participant has expressly elected against the Pre-Retirement Survivor Annuity during the applicable election period after having been provided with the explanation and information described in subparagraph (ii) below and unless the Participant’s spouse consents in writing to such election in a written instrument acknowledging the effect of such election witnessed by a plan representative or notary public. Such spousal consent shall not be valid unless (1) the Beneficiary designation provides that the Beneficiary cannot be changed without spousal consent or (2) the consent of the spouse permits designations of Beneficiaries by the Participant without any requirement of further consent of the spouse; provided, however, that no general consent of the spouse is valid, unless the general consent acknowledges that the spouse has the right to limit consent to a specific Beneficiary and a specific optional form of benefit and that the spouse voluntarily elects to relinquish both of such rights.

The “applicable election period” for purposes of this Section 9.02(c)(i) shall be the period which begins on the first day of the Plan Year in which the Participant attains age 35, or during which he terminates employment, if earlier, and ends on the date of the Participant’s death (or such other period as may be required by applicable governmental regulations). A Participant may revoke any waiver of the Pre-Retirement Survivor Annuity and make a new waiver at any time during the applicable election period as specified above. The new waiver must be consented to by the spouse in the same manner as described above, unless the prior consent of the spouse expressly permits designations by the Participant of a new Beneficiary without any requirement of further consent by the spouse; provided, however, that no general consent of the spouse is valid, unless the general consent acknowledges that the spouse has the right to limit consent to a specific Beneficiary and a specific optional form of benefit and that the spouse voluntarily elects to relinquish both of such rights.

After the Participant’s death, a surviving spouse entitled to distribution of the Pre-Retirement Survivor Annuity may in lieu thereof elect in writing any other settlement method available under Section 9.01. Distribution to the spouse shall be made as soon as practicable following death, however, it shall not be made prior to which would have been the Participant’s Normal Retirement Date except with the express written consent of the surviving spouse.

(ii)	During the “applicable period,” the Plan Administrator shall furnish to the Participant a written notification of the terms and conditions of the Pre-Retirement Survivor Annuity, the necessity of the Participant’s spouse’s consent to such a waiver for it to be valid, and the Participant’s right to revoke any such election along with the effect of such revocation.

The “applicable period” means, with respect to a Participant, whichever of the following period ends last:

(1)	The period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year in which the Participant attains age 34;

(2)	A reasonable period of time after the individual becomes a Participant;

(3)	A reasonable period of time after the survivor benefit provisions of Internal Revenue Code Section 401(a)(11) become applicable to the Participant; or

(4)	A reasonable period of time after separation from service in the case of a Participant who separates from service before age 35.

(d)	Notwithstanding the foregoing, so long as the Participant’s benefit commencement date as defined in Section 9.01 has not occurred, the Plan Administrator shall, without regard to whether or not such Beneficiary has so requested, make, as soon as administratively practicable following the Participant’s death, distribution to the Beneficiary of the Participant’s entire interest in all of his Account(s) valued as of the Valuation Date coincident with or immediately preceding the distribution date if such interest does not exceed $5,000 or such other sum as may be permitted from time to time by applicable governmental regulations.

(e)	The amount distributed shall be based on the value of the Participant’s Account determined as of the Valuation Date preceding the date of distribution.

9.03 Termination of Employment Before Retirement. In the event a Participant terminates employment with the Affiliated Employers other than by reason of his retirement after Normal Retirement Date or death, distribution of the Participant’s Vested Account values shall be accomplished from or after his Normal Retirement Date but in all events no later than sixty days after the close of the Plan Year in which his Normal Retirement occurs except that an individual may elect in writing to defer commencement of his distribution to a date which is no later than April 1 of the calendar year following the calendar year in which he attains age 70 1/2. Earlier distribution in any of the settlement modes authorized by Section 9.01 may be made on the date the Participant elects in writing (or as soon as administratively practicable thereafter). The Plan Administrator shall, without regard to whether or not such Participant has so elected, make, as soon as administratively practicable following his termination of employment, an early distribution to him of his entire vested Account balance if his Account balance does not exceed $5,000 (or such other sum as may be permitted from time to time by applicable governmental regulations). For purposes of this Section 9.03, the amount distributed shall be based on the value of the Participant’s Account determined as of the Valuation Date preceding the date of distribution. For purposes of determining whether the $5,000 threshold is met, the amount distributed shall be based on the value of the Participant’s Account determined as of the Valuation Date preceding the date of distribution; provided, however, that for periods prior to October 17, 2000 previous distributions shall be aggregated with such Account values in determining the amount in the Participant’s Account.

9.04 Code Requirements. All distributions will be made in accordance with the rules of Internal Revenue Code Section 401(a)(9) and regulations thereunder, which are more fully described in Article XLVI hereof. The rules of Internal Revenue Code Section 401(a)(9) and regulations thereunder shall override any distribution options described in this Plan to the extent that those options could be considered to be inconsistent with the requirements of Code Section 401(a)(9) and regulations thereunder.

9.05 Benefits Only from Fund. Except as may otherwise be required by federal law, all benefits under the Plan shall be payable only from the Fund and no liability for the payment of benefits under the Plan shall be imposed upon the Employer, or upon any officers, directors, shareholders, agents or Employees of the Employer.

9.06 Valuation for Distribution. For purposes of all distributions, the amount to be distributed shall be based on the Participant’s Account values as determined as of the Plan Valuation Date preceding the date of distribution.

9.07 Timing of Distribution. In any event, a distribution shall not be made until after the first Plan Valuation Date which is subsequent to the date of the Participant’s distribution request.

9.08 Partial Distributions. At any time after a Participant’s retirement or other termination of employment and prior to both his Normal Retirement (or the April 1 following the calendar year he has attained age 70 1/2 if he has elected to defer commencement of his distribution) and his commencement of distributions under a form specified in Section 9.01(a), (b), (c), (d), or (e), such Participant may elect to receive a cash distribution from his Account in such dollar amount as he shall specify at any time during a Plan Year; provided, however, that he may not elect to receive more than two such cash distributions from his Account during any Plan Year and each time he makes such election he must elect against receipt of the Qualified Joint and Survivor Annuity in accordance with the procedures (including spousal consent) specified in Section 9.01.

ARTICLE X

WITHDRAWALS

10.01 Withdrawals by Participant. A Participant may, upon written notice to the Employer at least 30 days in advance, withdraw any amount in the Participant’s Payroll Savings Account and/or Voluntary Contributions Account. The Trustee shall, to the extent necessary, convert the appropriate Account values to cash and distribute the requested amount to the Participant.

10.02 Financial Hardship Withdrawal of Voluntary Contributions, Payroll Savings Contributions, Matched and Unmatched Salary Redirection Contributions, Rollover Contributions, and Employer Incentive Contributions Accounts. In the event of the financial hardship of a Participant, the Plan Administrator shall, upon the written application of the Participant, distribute an amount in cash equal to all or a portion of his Account values in his Employer Incentive Contributions Account plus the Account values of his Payroll Savings Contributions Account plus the Account values in his Voluntary Contributions Account plus the Account values in his Rollover Contributions Account plus the Account values in his Salary Redirection Contributions Account; provided that no more shall be distributed than necessary (including amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution) to meet the financial need created by the financial hardship as determined by the Plan Administrator in accordance with the requirements of Code Section 401(k) and regulations thereunder, based on the certification of the Participant.

Financial hardship means one of the following events: Financial hardship is deemed to exist under this Plan if the purpose of the distribution is for one of the following or any other item permitted under IRS Regulation section 1.401(k)-1(d)(3)(iii)(B):

(a)	expenses for (or necessary to obtain) medical care that would be deductible under Code Section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);

(b)	costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);

(c)	payment of tuition, related educational fees and room and board expenses for up to the next 12 months of post-secondary education for the Participant, the Participant’s spouse, children, or dependents (as defined in Code Section 152 without regard to Code Section 152(b)(1), (b)(2), and (d)(1)(B));

(d)	payments necessary to prevent the eviction of the Participant from the Participant’s principal residence or foreclosure on the mortgage on that residence;

(e)	payments for burial or funeral expenses for the Participant’s deceased parent, spouse, children or dependents (as defined in Code Section 152 without regard to Code Section 152(d)(1)(B)); or

(f)	expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income).

In the event of a financial hardship, distribution shall first be made from the Participant’s Voluntary Contributions Account and second, to the extent necessary, from the Participant’s Payroll Savings Contributions Account and third, to the extent necessary, from the Rollover Contribution Account and fourth, to the extent necessary, from the Participant’s Employer Incentive Contributions Account and fifth, to the extent necessary, from the Participant’s Salary Redirection Contributions Account. Notwithstanding any other provision hereof, no withdrawal of earnings which accrue in Salary Redirection Contribution Accounts after December 31, 1988 shall be permitted.

Before a distribution can be made from this Plan by reason of financial hardship, it will be necessary that the Participant have obtained all distributions, other than hardship distributions, and all non-taxable loans currently available under any and all other tax qualified plans and nonqualified retirement or deferred compensation plans maintained by the Employer of any of its Affiliated Employers.

If any Participant receives a financial hardship distribution of Salary Redirection Contributions, his Salary Redirection Contributions will be suspended until 6 months after receipt of the financial hardship distribution. Following such suspension, he will be automatically reinstated to his salary redirection agreement as in effect prior to the hardship distribution (including both Salary Redirection Contributions and/or Roth Elective Deferrals, as the case may be), except to the extent the election(s) were otherwise modified by the Participant after the date of suspension. (The foregoing sentence shall not be interpreted to allow a Highly Compensated Employee to elect a rate of salary reduction (including both Salary Redirection Contributions and/or Roth Elective Deferrals, as the case may be) that exceeds the limitations otherwise imposed by the Plan or Marshall & Ilsley Corporation. Such suspension shall also apply to employee elective contributions under all other qualified and non-qualified retirement or deferred compensation plan maintained by the Employer.

A Participant who receives a hardship withdrawal and who is suspended from making Salary Redirection Contributions shall continue to be considered an eligible Participant with no contributions during the suspension period for purposes of the deferral percentage test described in Section 19.01.

For purposes of this Section 10.02 any subaccount in the Merged Plan Account which is attributable to the same type of contribution as made to the Accounts available for withdrawal hereunder shall be available for withdrawal on the same terms and conditions as the comparable Account described in this Section 10.02.

10.03 Timing of Withdrawals. All withdrawals shall be made as soon as practicable after the Valuation Date designated by the Participant in his election. Such election must be filed with the Plan Administrator on a form prescribed and approved therefore at least one (l) month prior to such Valuation Date, except that financial hardship withdrawals pursuant to Section 10.02 shall be made as soon as practicable after the determination of financial hardship by the

Plan Administrator based on the values in the Participant’s Account on the Valuation Date coincident with or next preceding the date of such distribution.

10.04 Effect on Current Year’s Employer Incentive Contributions. A withdrawal under this Article made during a Plan Year from the Salary Redirection Contributions Account shall have no effect on the obligation of the Employer to make Employer Incentive Contributions under Section 6.01 or the allocation of Incentive Contributions pursuant to Section 6.05.

10.05 Restriction on Withdrawals. Notwithstanding any other provision of this Plan to the contrary, a Participant shall not be permitted to make a withdrawal from any of his Accounts in this Plan, without the consent of his spouse given in a writing signed by the spouse and witnessed by a plan representative or notary public after the spouse has received an explanation in accordance with the procedures of Section 9.01 of the fact that if such withdrawal is not made the Participant’s spouse would have had with respect to the withdrawn amounts the qualified joint and survivor annuity rights described in Section 9.01 upon the Participant’s distribution following termination of employment and the death benefit rights described in Section 9.02.

ARTICLE XI

ADMINISTRATION

11.01 Named Fiduciaries and Plan Administrators. Marshall & Ilsley Corporation shall supervise and control the operation of the Plan and its general administration (other than investment matters which shall be the responsibility of the Investment Committee and the Trustee) and shall be a named fiduciary and shall be the Plan Administrator for purposes of ERISA. Marshall & Ilsley Corporation may delegate any of its administrative duties through its Chairman or any Vice President to any of its officers or employees or to a Retirement Committee appointed by the Chairman or to any Employer. An Employer may delegate any of its administrative duties through its President or Vice President to any of its officers or employees or to a Retirement Committee appointed by its President. The Investment Committee and the Trustee shall also be named fiduciaries.

11.02 Powers of Administration. The Plan Administrator shall have such powers as may be necessary to direct the general administration of the Plan, including (but not by way of limitation) the following:

(a)	to construe and interpret the Plan and to make equitable adjustments for any mistake or errors made in the administration thereof;

(b)	to establish and administer the claims procedure provided for in Section 11.05;

(c)	to prescribe such procedures, rules and regulations as it shall deem necessary or proper for the efficient administration of the Plan or any of its duties hereunder;

(d)	to decide questions of eligibility for participation, determine allocations and determine the right of any person to a benefit and to determine the amount, manner and time of payment of any benefits;

(e)	to prescribe the form and manner of application for any benefits hereunder or forms to be used in the general administration hereof;

(f)	to receive from Employers and from Participants or their Beneficiaries such information as shall be necessary for the proper administration of the Plan; and

(g)	to establish a written procedure for determining the qualified status of any “domestic relations order” and complying with requirements of paragraph 206(d)(3) of ERISA relating to such “domestic relations orders”.

(h)	to take voluntary corrective action the Plan Administrator considers necessary and appropriate to remedy any inequity that results from incorrect information received or communicated in good faith, or as a consequence of administrative or operational error. Such corrective action may include, but shall not be limited to, taking any action required under the employee plans compliance resolution system of the Internal Revenue Service, any asset management or fiduciary conduct error correction program available through the Department of Labor

(DOL) or any similar correction program instituted by the IRS, DOL or other administrative agency, reallocating Plan assets, adjusting amounts of future payments to Participants, Beneficiaries or alternate payees, and instituting and prosecuting any action to recover benefit payments made in error or on the basis of incorrect or incomplete information.

All determinations of the Plan Administrator shall be conclusive and binding for all purposes hereunder to the fullest extent permitted by law.

11.03 Claim and Domestic Relations Order Review Procedure. The Plan Administrator shall establish and administer a reasonable written procedure for the filing of claims (requests for benefits) by the Participants or their Beneficiaries, and for determining the qualified status of any “domestic relations order” as defined in paragraph 206(d)(3) of ERISA, including segregation to the extent required by law of any Accounts thereby contested, all in accordance with such regulations as may be issued by the Secretary of Labor. The Plan Administrator shall provide written notice to any Participant, Beneficiary, or alternate payee whose claim for benefits under the Plan has been denied, setting forth the specific reasons for such denial, and shall afford a reasonable opportunity to any Participant or Beneficiary for a full and fair review of the decision denying the claim in accordance with such regulations as may be issued by the Secretary of Labor and consistent with the claims procedure established by that Plan Administrator.

The Plan Administrator shall have full and complete discretionary authority to determine eligibility for benefits, to construe the terms of the Plan and to decide any matter presented through the claims review procedure. Any final determination by the Plan Administrator shall be binding on all parties. If challenged in court, such determination shall not be subject to de novo review and shall not be overturned unless proven to be arbitrary and capricious upon the evidence considered by the Plan Administrator at the time of such determination.

Notwithstanding any other provision hereof to the contrary, in the event that a qualified domestic relations order permits or requires distribution from a Participant’s Account at a time earlier than otherwise permitted under the Plan and if such payment can be made from the currently vested portion of the Participant’s Account values, then such payment shall be made notwithstanding the fact that it is being made prior to the time that the Participant himself or herself could receive distribution of the monies under the rules of the Plan. The Participant’s Account balances in the Plan shall be permanently reduced by the amount of such payment from the Plan; the reduction shall, to the extent possible given his vested interest in each of his Accounts in the Plan and unless the qualified domestic relations order specifically orders to the contrary, be made pro rata among each of the Accounts which the Participant has in the Plan. In the event the Participant is not fully vested in his Profit-Sharing and Employer Money Purchase Pension Employer Contribution Accounts at the time such distribution to an alternate payee is made, his vested interest in that Account at any relevant time shall equal P(AB+D)-D. For purposes of applying this formula: P is the vested percentage at the relevant time; AB is the Profit-Sharing and Employer Money Purchase Pension Employer Contribution Account balances at the relevant time; D is the amount of the distribution from his Profit-Sharing and Employer Money Purchase Pension Employer Contribution Accounts to the alternate payee.

ARTICLE XII

RIGHTS OF PARTICIPANTS

12.01 No Contract of Employment. The adoption and maintenance of this Plan shall not be construed as creating any contract of employment between the Employer and any employee, and the Employer shall have the right in all respects to deal with its employees, their hiring, discharge, compensation and conditions of employment as though the Plan did not exist. No employee shall have any right to question the action of the Employer in discontinuing its contributions to this Plan or in terminating this Plan in its entirety. Each Participant shall have the right to see the record of his Account(s) but no right to inquire as to the Accounts of other Participants.

12.02 Restrictions as to Payees. This Plan is established for the purpose of providing for the support of the Participants upon their retirement and for the support of their Beneficiaries as herein provided. No right or interest of any Participant shall be subject to alienation, anticipation or encumbrance by the Participant, and, to the fullest extent provided by law, no rights or interest of any kind of any Participant shall be subject to garnishment, attachment, execution or levy of any kind except payments pursuant to qualified domestic relations orders pursuant to paragraph 206(d)(3) of ERISA and except payments pursuant to federal tax liens and as permitted by Code Section 401(a)(13)(C). If any Participant or Beneficiary entitled to receive a distribution under the Plan is a minor or incompetent person or is unable to attend to his or her own financial affairs, in the good faith judgment of the Plan Administrator, then payment may be authorized by the Plan Administrator to be made to the person or persons responsible for, caring for, or supporting such Participant or Beneficiary, in the discretion of the Plan Administrator. Any such payments shall fully discharge all obligations of all fiduciaries under the Plan and Trust as to the payee, manner and amount of such distribution(s).

12.03 Merger, Consolidation or Transfer. In the event this Plan is merged or consolidated with, or its assets or liabilities or the Fund are transferred to, any other plan or trust, each Participant hereunder shall be entitled to receive a benefit calculated immediately after such merger, consolidation or transfer (if the Plan then terminates) which is at least equal to the value of the benefit he would have been entitled to receive had this Plan terminated immediately prior to such event.

ARTICLE XIII

AMENDMENT AND TERMINATION

13.01 Amendment. Marshall & Ilsley Corporation, through action of its Board of Directors or action of any other person authorized by the Board to take such action, reserves the right at any time, and from time to time, to amend in whole or in part any or all of the provisions of the Plan, but no amendment shall be made by which any funds under the Plan can be used for, or diverted to, purposes other than for the exclusive benefit of Employees and their Beneficiaries.

Unless otherwise specifically stated in the amendment to the contrary, no amendment to this Plan shall have any applicability to persons who retired or otherwise terminated employment prior to the effective date of such amendment. The rights of such persons shall be governed by the provisions of the Plan as in effect at the time of their retirement or earlier termination of employment, except that the rules for investment of Accounts shall apply equally to active and retired or terminated Participants.

Unless the amendment is necessary to permit the Plan to meet the requirements for Treasury approval under the Internal Revenue Code or under any subsequent revenue law, to meet the requirements of the Department of Labor under ERISA or, of any other governmental authority under any other applicable law, no amendment shall adversely affect the benefits to which an Employee became entitled prior to the effective date of such amendment.

13.02 Termination. It is intended by the Employer that the Plan shall constitute a permanent Plan for providing benefits for Employees, but each Employer, through action of its Board of Directors or action of any other person authorized by the Board to take such action, reserves the right to terminate the Plan at any time, or to permanently discontinue contributions thereto, with respect to its Employees, and Marshall & Ilsley Corporation, through action of its Board of Directors or action of any other person authorized by the Board to take such action, shall have the right to terminate the Plan as to all Employees, and thereafter no Employee of the Employer shall become a Participant nor shall any Employee of the Employer accrue additional benefits hereunder. Upon such termination (or partial termination as to Participants affected thereby) or permanent discontinuance of contributions, each Participant and Beneficiary of each deceased Participant shall have a fully vested and nonforfeitable interest in any values held in his Account(s), but only with respect to amounts attributable to prior contributions to such Account(s), as of the date of such termination or discontinuance, and such values shall be distributed to such persons within a reasonable time under any method provided in the Plan.

13.03 Non-Reversion. The Employer shall have no right, title or interest in the contributions made by it under the Plan and no part of the Trust Fund shall ever revert to it or for its benefit nor shall any part of the Trust Fund ever be used other than for the benefit of the Participants and their Beneficiaries except as follows:

(a)	In the event that the Internal Revenue Service initially determines that the Plan does not constitute a qualified employee pension plan meeting the requirements of Section 401(a) of the Internal Revenue Code with respect to the Employer’s initial adoption of the Plan, then the Plan shall be null and void from the effective date with respect to the Employer, and any funds in the Trust at the time of such unfavorable determination which have been contributed by the Employer shall be returned within one year of the adverse Internal Revenue Service determination. In order for this paragraph (a) to be applicable, it is necessary that the application for the determination with respect to the Plan’s initial qualification have been made by the time prescribed by law for filing the Employer’s return for the taxable year in which such Plan was adopted or such later date as the Internal Revenue Service may prescribe.

(b)	All contributions hereunder are hereby expressly made conditional on their deductibility. If a contribution is made to the Trust by the Employer by a mistake of fact, then such contribution shall be returned to the Employer within one year after the payment of the contribution; and if any part or all of a contribution is disallowed as a deduction under Section 404 of the Internal Revenue Code with respect to the Employer, then to the extent a contribution is disallowed as a deduction it shall be returned to the Employer within one year after the disallowance.

ARTICLE XIV

MISCELLANEOUS

14.01 Legislation Governs. This Plan is intended to meet the requirements of Section 401 and related provisions of the Internal Revenue Code and all applicable provisions of ERISA and regulations thereunder and any amendments thereto or replacements thereof (hereinafter, the “Applicable Employee Benefits Law”) and this Plan shall be construed and operated accordingly. In the event of any conflict between any part, clause or provision hereof and the Applicable Employee Benefits Law, the provisions of such law shall be deemed controlling and the conflicting part, clause or provision hereof shall be deemed superseded to the extent of the conflict.

The law of the State of Wisconsin shall govern this Plan in all matters which are to be determined by reference to state law as distinguished from federal law.

14.02 Indemnification. No person incurring any loss resulting from liability for breach of its fiduciary duties with respect to the Plan shall be entitled to indemnification out of the assets of the Fund. However, the Employer shall indemnify any director, officer, employee, or agent of the Employer against any claim, liability, or action (including an action by or in the right of the Employer) asserted against such person in connection with an action or a failure to act with respect to the Plan, if such person acted in good faith and in a manner he believed to be in the best interests of Plan Participants; provided, however, that with respect to actions maintained by or in the right of the Employer, no indemnification will be made as to any claim, liability, or action in which such director, officer, employee, or agent of the Employer shall have been adjudged to be liable for negligence or misconduct in the performance of his duties, unless in light of all the attendant circumstances it shall be determined that such person is fairly and reasonably entitled to indemnity. This indemnification shall not duplicate but may supplement any coverage available under any applicable insurance.

14.03 Construction. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine or common genders, unless the context clearly indicates to the contrary. The words “hereof”, “hereunder”, and other similar compounds of the word “here” shall mean and refer to the entire Plan, not to any particular provision or section. Where applicable, words in the singular shall include the plural, and vice versa.

14.04 Headings. The headings and subheadings in this instrument are inserted for convenience and reference only and are not to be used in construing the Plan or any provision thereof.

14.05 Non-Discrimination. Whenever any discretionary action or decision is to be made by the Plan Administrator hereunder, such action or decision shall be final and binding upon all persons, provided that the Plan Administrator exercises such discretion in a uniform and non-discriminatory fashion so that all Participants under similar circumstances are treated in a like manner.

14.06 Absence of Guaranty. Neither the Employer nor the Plan Administrator nor the Investment Committee in any way guarantee the Fund against loss or depreciation. Unless otherwise provided by law, the Employer, its directors, officers, employees and agents and the Plan Administrator and the Investment Committee shall in no manner be liable to any Participant or Beneficiary or any other person under or by reason of the terms and conditions of the Plan.

14.07 Unclaimed Accounts. Any Account which cannot be paid due to an inability to locate the applicable Participant or Beneficiary, shall be forfeited and used to offset Employer Contributions otherwise due hereunder. Prior to any forfeiture, the Plan Administrator shall make reasonable attempts to locate the person entitled to any distribution. Any Account forfeited pursuant to this Section 14.07 shall be restored and paid to the applicable Participant or Beneficiary upon the making of a valid claim by such person. The amount to be restored shall equal the vested amount in the Account as of the Valuation Date coincident with or immediately preceding the forfeiture and shall come first from the Employer’s discretionary contribution under Section 3.01 for a Plan Year, and finally, if necessary from a special one-time Employer contribution made solely for this purpose.

14.08 Corporate Dispositions. A Participant’s Salary Redirection Contributions Account and other Accounts hereunder shall be distributed upon the Participant’s severance from employment, i.e., for purposes of this Plan, an Employee shall be deemed to have terminated his employment in the circumstance where the Employer has sold assets or a subsidiary to an unrelated third party and such person commences working for the purchaser of the assets or continues working for the subsidiary after such sale with the result that the employer of such person is no longer a member of a group of Affiliated Employers that includes Marshall & Ilsley Corporation, so long as no assets or liabilities attributable to such person are transferred from this Plan to a plan of the purchaser (or an affiliate of the purchaser under Code Section 414(b), (c) or (m)) and so long as the new employer is not substituted as a sponsor of this Plan (or, in the case of a stock sale, the subsidiary in the hands of the new owner does not continue this Plan). A distribution under this section shall be subject to the other provisions of the Plan regarding distributions, other than provisions that require a separation from service before such amounts may be distributed.

14.09 Reemployment Following Military Service. Effective as of December 12, 1994 and notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Internal Revenue Code.

14.10 Expenses. All expenses incurred in the administration of the Plan shall be paid for by the Trust to the extent not paid by the Employer. Such expenses shall include any expenses incident to the administration of the Plan, including, but not limited to, fees of accounts, counsel and other specialists.

14.11 Electronic Alternative to Writings. Any election, designation, waiver or other action to be taken in writing pursuant to the provisions of this Plan may instead be made electronically to the extent permitted under IRS and Department of Labor Regulations governing retirement plans and to the extent permitted under applicable procedures established by the Plan Administrator.

ARTICLE XV

TOP-HEAVY PROVISIONS

15.01 Application. The provisions of this Article XV shall become effective only in any Plan Year in which the Plan is determined to be a top-heavy plan within the meaning of Section 416(g) of the Code.

15.02 Determination of Top-Heavy Status. The Plan will be a top-heavy plan for the Plan Year if, as of the last day of the preceding Plan Year:

(a)	the aggregate of the value of all the Accounts (excluding any amount representing a rollover from an IRA or qualified plan and excluding transferred amounts from the M&I Retirement Plan and excluding any amount attributable to deductible voluntary contributions, and, only for the first Plan Year of the Plan, excluding any Employer contributions due to be allocated as of such date) of Key Employees exceeds 60% of the value of such Accounts of all Employees under the Plan (the “60% Test”); or

(b)	the Plan is part of a Required Aggregation Group and the Required Aggregation Group is a Top-Heavy Group.

Notwithstanding the results of the 60% Test, the Plan shall not be considered a top-heavy plan for any Plan Year in which the Plan is part of a Required or a Permissive Aggregation Group which is not a Top-Heavy Group.

The present values of accrued benefits and the amounts of Account balances of a Participant as of the determination date shall be increased by the distributions made with respect to the Participant under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period. The accrued benefits and Accounts of any individual who has not performed services for the Employer during the 1-year period ending on the determination date shall not be taken into account.

15.03 Special Vesting, Minimum Contribution and Compensation Rules. While the Plan is a top-heavy plan, the following special rules shall apply:

(a)	Notwithstanding the provisions of the regular vesting schedule of this Plan set out in Article VIII hereof, a Participant’s interest in his Profit-Sharing and Money Purchase Pension Employer Contribution Accounts shall become fully vested and nonforfeitable as determined in accordance with the following:

Portion of Participant’s
Profit-Sharing and Money

Purchase Pension Employer
Contribution Accounts
Years of Vesting Service	Vested in Participant
Less than 2	0
At least 2 but less than 3	20%
At least 3 but less than 4	40%
At least 4 but less than 5	60%
At least 5 but less than 6	80%
6 or more	100%

If the Plan was a top-heavy plan and subsequently ceases to be such, the vesting schedule in this Section 15.03(a) shall continue to apply in determining the vesting percentage of any Participant who had at least five years of Vesting Service as of the last day of the last Plan Year that the Plan was top-heavy. For all other Participants, two Profit-Sharing Employer Contribution Accounts shall be maintained—the old Profit-Sharing Employer Contribution Account and the new Profit-Sharing Employer Contribution Account. The starting balance of the old Profit-Sharing Employer Contribution Account shall be the balance as of such last day. All contributions and forfeitures allocated as of a date subsequent to such last day shall be allocated to the new Profit-Sharing Employer Contribution Account. The Participant’s vesting percentage with respect to his new Profit-Sharing Employer Contribution Account shall be determined in accordance with the regular vesting schedule provided in Article VIII hereof. The Participant’s vesting percentage in his old Profit-Sharing and Money Purchase Pension Employer Contribution Account at any time shall be the greater of (i) the vesting percentage determined under the regular vesting schedule provided in Article VIII hereof or (ii) the vesting percentage determined on such last day under the vesting schedule in this subsection.

(b)	If contributions, including Salary Redirection Contributions or Employer Incentive Contributions, or forfeitures or both are allocated to the Account of any Key Employee, then the total amount thereof, expressed as a percentage of the Key Employee’s Code Section 415 compensation (limited to the first $150,000 thereof) subject to annual adjustment automatically in accordance with Code Section 416(d)(2) for the Key Employee receiving the largest such percentage shall be determined. All Participants who remain in the Employer’s employ at the end of the Plan Year and who are Non-Key Employees shall then be entitled to receive certain minimum allocations to their Profit-Sharing and Money Purchase Employer Contribution Accounts as follows:

(i)	if the percentage so determined for the Key Employee equals or exceeds 3%, then otherwise eligible non-Key Employees must receive allocations to the combination of their Profit-Sharing and Money Purchase Employer

Contribution Accounts of at least 3% of their Code Section 415 compensation; and

(ii)	if the percentage so determined for the Key Employee is less than 3%, then otherwise eligible non-Key Employees must receive allocations at least equal to such percentage.

Employer Incentive Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of the Plan and Section 416(c)(2) of the Code. The preceding sentence shall apply with respect to Employer Incentive Contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, matching contributions to such other plan. Employer Incentive Contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the Actual Contribution Percentage test and other requirements of Section 401(m) of the Code.

For purposes of satisfaction of the minimum contribution requirements for Non-Key Employees herein imposed, no contributions or benefits under the Social Security Act shall be taken into account nor may contributions under Article V for Non-Key Employees be taken into account.

(c)	Notwithstanding paragraph (b) above, the amount which must be allocated to Non-Key Employees under paragraph (b) above shall be reduced by the amounts otherwise allocated under Articles III, IV, and VI, but not amounts allocated under Article V.

(d)	The Employer may provide that the minimum benefit requirement shall be met in another plan (including another plan that consists solely of a cash or deferred arrangement which meets the requirements of Section 401(k)(12) of the Code and matching contributions with respect to which the requirements of Section 401(m)(11) of the Code are met).

15.04 Top-Heavy Provisions. For purposes of this Article XV, the following definitions shall apply:

(a)	“Key Employee” shall mean any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having “annual compensation” of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

(b)	“Required Aggregation Group” shall mean those plans of the Employer and of all Affiliated Employers in which a Key Employee participates or which must be aggregated in order to satisfy the participation and coverage requirements of Code Section 401(a)(4) or Code Section 410.

(c)	“Permissive Aggregation Group” shall mean the Required Aggregation Group, plus any other plans maintained by the Employer or an Affiliated Employer, which the Employer may choose to aggregate, provided all plans so aggregated satisfy the participation and coverage requirements of Code Section 401(a)(4) and Code Section 410.

(d)	“Top-Heavy Group” means any aggregation group in which the present value of all accrued benefits (excluding amounts attributable to deductible voluntary contributions) of Key Employees exceeds 60% of the present value of all accrued benefits for all participants in plans within the aggregation group.

(e)	“Non-Key Employee” means any employee of the Employer or an Affiliated Employer who is not a Key Employee.

ARTICLE XVI

INVESTMENTS

16.01 Investment Committee. The Chairman of Marshall & Ilsley Corporation shall appoint the M&I Retirement Investment Committee (the “Investment Committee) consisting of a Chairman and two additional members to direct the Trustee with respect to the investment of the Fund. The Chairman and each such additional member of the Investment Committee shall serve at the pleasure of the Chairman of Marshall & Ilsley Corporation until their successors are appointed in like manner. Such Committee shall be a named fiduciary of the Plan.

Any such Investment Committee may in its regulations or by action delegate the authority to any one or more of its members to take any action on behalf of the Investment Committee and as to such actions, no meetings or unanimous consent shall be required. The Investment Committee may also act at a meeting or by its unanimous written consent. A majority of the members of the Investment Committee shall constitute a quorum for the transaction of business and shall have full power to act hereunder. All decisions shall be made by vote of the majority present at any meeting at which a quorum is present, except for actions in writing without a meeting which must be unanimous. The Investment Committee may appoint a Secretary who may, but need not be, a member of the Investment Committee. The Investment Committee may adopt such bylaws and regulations as it deems desirable for the conduct of its affairs.

The Investment Committee shall have full power to exercise the Employer’s power under the Trust to direct investments or to appoint Investment Managers unless and until such authority is superseded by action of the Board of Directors of Marshall Ilsley Corporation (or its successor).

16.02 Investment Funds.

(a)	The assets of the Plan shall be held in the Trust and shall be invested in one or more Investment Funds maintained by the Trustee consistent with this Section 16.02.

(b)	One of the Investment Funds shall be known as the M&I Fund and it shall be invested entirely in common stock of Marshall & Ilsley Corporation except for such small portion thereof as the Trustee determines shall be held uninvested or invested in cash or money market instruments for the purpose of maintaining such liquidity as shall be necessary for the orderly administration of the Plan and Trust.

(c)	The Investment Committee shall provide for the creation of additional Investment Funds to be determined by the Committee in its discretion.

(d)	The Committee shall permit all Participants to direct the investment of their Accounts among the Investment Funds, including the M&I Fund. Excluding the portion of the Incentive Contributions Account invested in the M&I Fund (but not any portion thereof attributable to Incentive Contributions made after 2007), a Participant shall not be permitted to direct allocations of his existing Accounts into the M&I Fund if doing so would cause more than 30% of his total amounts in such portion of his Accounts to be invested in the M&I Fund; provided, however, that a Participant may direct the investment of up to 30% of contributions made each Plan Year under Articles III, IV and V and, for Plan Years beginning after 2007, Article VI in the M&I Fund notwithstanding the fact that such portion of his Account balances are already at least 30% invested in the M&I Fund or that the investment of such contributions would cause such Account balances to be more than 30% invested in the M&I Fund. The frequency with which a Participant may change such investment election, the manner of directing such change of investment election, the time by which such change must be communicated to the Plan by the Participant and all other aspects of administration of Participant investment elections shall be in compliance with such policies and procedures as established by the Investment Committee from time to time. The Investment Committee shall exercise its discretion so that the Plan and its fiduciaries will be entitled to relief under Section 404(c) of the Employee Retirement Income Security Act of 1974, as amended.

(e)	A Participant’s ESOP Account shall be invested in the M&I Fund (except to the extent otherwise provided in Section 28.05 hereof).

(f)	Marshall & Ilsley Corporation, as the settlor of the Plan and the Trust, hereby declares that its intent and purpose in creating the M&I Fund is to align the interests of Plan Participants with Marshall & Ilsley Corporation. Marshall & Ilsley Corporation believes that its success as an entity and the performance of the M&I Fund will both be enhanced and facilitated in the long run by such alignment. At the same time, Marshall & Ilsley Corporation recognizes that the performance of a business fluctuates and the valuation of stock fluctuates. As a result, it is possible that M&I’s business and the value of the M&I Fund could decline significantly (even to the point where Marshall & Ilsley Corporation’s ongoing viability comes into question). Nevertheless, Marshall & Ilsley Corporation, as the settl or of the Plan and Trust, intends and declares that neither the Committee nor any other Plan fiduciary shall have any authority or ability to cause the M&I Fund to be invested in anything but M&I stock, except for liquidity needs as discussed in paragraph (b) above. Marshall & Ilsley Corporation believes that, should it suffer reversals of fortune, the alignment of the interests of Plan Participants and Marshall & Ilsley Corporation may be the very thing which will enable Marshall & Ilsley Corporation to again prosper. In sum, Marshall & Ilsley Corporation, as settlor of the Plan and Trust, hereby declares that it is its intent and command that there can be no change in circumstances or event (no matter how dire) which would allow the Committee or any other Plan fiduciary to shift investment of the M&I Fund into investments other than M&I stock (except for liquidity needs as discussed in paragraph (b) above).

(g) (i)	Notwithstanding any other provision of this Plan to the contrary, the Investment Committee shall continue to maintain a fund which, subject to subparagraph (3) below, invests solely in the common stock of Metavante

Technologies, Inc. (the “Metavante Stock Fund”) as one of the Investment Funds available pursuant to this Plan, in addition to the M&I Fund and the Investment Funds which the Investment Committee determines in its discretion to make available under this Section 16.02. The Investment Committee is directed to continue to maintain the Metavante Stock Fund in accordance with the rules set forth in this paragraph (g) regardless of the anticipated performance of the stock of Metavante or financial prospects of Metavante, including even its actual or impending insolvency. It is the specific intent of Marshall & Ilsley Corporation that each Plan Participant shall be the only person with any authority to determine to direct the sale of all or any part of his interest in the Metavante Stock Fund.

The Metavante stock is held by the Plan as the result of a corporate reorganization/separation transaction and represents the proceeds of securities which were previously held by the Plan which qualified for the special tax treatment on net unrealized appreciation (“NUA”) described in Internal Revenue Code § 402(e)(4) and regulations thereunder. The Metavante stock continues to be subject to the special tax treatment on net unrealized appreciation.

(ii)	The Metavante Stock Fund shall continue to be an Investment Fund available under this Plan at all times subject to the following rules:

(1)	A Participant’s interest in the Metavante Stock Fund shall be continued until the Participant directs otherwise. A Participant may direct disposition of all or any part of his interest in the Metavante Stock Fund at the same times at which Participants have the ability to make changes in their investment elections with respect to the other Investment Funds created under this Section 16.02. A Participant may not direct the investment of any contributions to the Plan on his behalf into the Metavante Stock Fund. A Participant may not direct monies from other Investment Funds in the Plan into the Metavante Stock Fund.

(2)	Any cash dividends or other cash distributions with respect to Metavante stock allocable to the account of a Participant shall not be allocated to the Participant’s Metavante Stock Fund account. Instead, they shall be allocated among the Participant’s other Investment Fund accounts in the same manner as new contributions made on behalf of the Participant under the Plan.

(3)	Rights to subscribe to additional shares of Metavante stock allocable to the account of a Participant shall be sold for cash. Such cash shall not be allocated to the Participant’s Metavante Stock Fund account. Instead, it shall be allocated among the Participant’s other Investment Fund accounts in the same manner as new contributions made on behalf of the Participant under the Plan.

(4)	Any Metavante Stock received as a result of a stock split or stock dividend with respect to Metavante stock allocable to the account of a Participant shall continue to be held on his behalf in his Metavante Stock Fund investment account.

(5)	Any stock in a different corporation (the “Spinoff Corporation”) awarded with respect to Metavante Stock allocable to the account of a Participant as a result of a spinoff implemented by Metavante shall be held on the Participant’s behalf in a separate Investment Fund holding that stock only and the rules applicable to the Metavante Stock Fund under this paragraph (g) (including its mandated continued existence) shall separately be applicable to the Investment Fund holding the stock of the Spinoff Corporation.

(6)	Any other transaction not specifically described in subparagraphs 1 through 5 above shall be handled in accordance with the rules applicable to the transaction described in whichever of subparagraphs 1 through 5 above to which it is most similar.

(iii)	Neither the Investment Committee nor any other Plan fiduciary shall have any authority or ability to determine to sell any stock of Metavante (or any Spinoff Corporation) except pursuant to the specific direction of a Plan Participant with respect to his Account or except to the extent the Investment Committee determines that for purposes of liquidity it is necessary that a small portion of the Metavante Stock Fund be invested in interest bearing accounts, money market instruments or similar cash equivalents.

(iv)	To the extent that any shares of Metavante stock held as part of the Metavante Stock Fund have voting rights attendant thereto, the Trustee shall exercise such voting rights as provided below:

(1)	At the time it receives notice with respect to the holding of a Metavante shareholders meeting, the Trustee shall cause to be prepared and delivered to each Participant who has Metavante stock allocated to his Account a notice and form of proxy directing how the Trustee shall vote at such meeting or any adjournment thereof. Such notice shall instruct each individual to return his proxy to the Trustee in accordance with reasonable time deadlines and procedures.

(2)	The Trustee shall vote all shares of Metavante stock held in a Participant’s Account for which it has received instructions in accordance with those instructions. Metavante stock held in an

Account shall not be voted if no instructions have been timely received from individuals pursuant to the preceding paragraph.

(3)	The rules set forth in subparagraphs 1 and 2 above shall also apply in the context of a tender offer or solicitation of proxies, consents or other authorizations.

(4)	Any cash received in exchange for tendered shares will be credited to the Account of the Participant whose shares were tendered. Such cash shall not be allocated to the Metavante Stock Fund, but, instead, shall be allocated among other Investment Funds in the same manner as new contributions made on behalf of the Participant under the Plan. Any securities received in exchange for shares of Metavante stock tendered by a Participant will be credited to the Account of the Participant whose shares were tendered and shall be retained in such Account as part of a separate Investment Fund under the Plan which is separate from the Metavante Stock Fund and the rules applicable to the Metavante Stock Fund under this paragraph (g) (including its mandated continued existence) shall separately be applicable to the investment fund holding such stock.

(v)	The Trustee shall forward to Plan Participants copies of any materials furnished to the Trustee by Metavante in the Trustee’s capacity as the holder of Plan assets.

(h)	In the case of a deceased Participant, such Participant’s Beneficiary shall be treated as the Participant for purposes of this Section 16.02.

(i)	The Plan was previously sponsored by Marshall & Ilsley Corporation. In connection with a corporate reorganization/separation transaction pursuant to which Marshall & Ilsley Corporation’s banking subsidiaries and technology subsidiaries have been separated, sponsorship of the Plan was transferred to a different corporate entity which was originally named New Marshall & Ilsley Corporation but which has changed its name to Marshall & Ilsley Corporation. Similarly, the M&I stock now held by the Plan is not the stock of the original Marshall & Ilsley Corporation but is the stock of the entity previously known as New Marshall & Ilsley Corporation and now known as Marshall & Ilsley Corporation. New Marshall & Ilsley Corporation stock acquired by the Plan on the date of the corporate reorganization/separation transaction was acquired as a distribution with respect to stock of the original Marshall & Ilsley Corporation held by the Plan and all provisions of the Plan which were previously applicable with respect to stock of Marshall & Ilsley Corporation shall continue to be applicable with respect to stock of New Marshall & Ilsley Corporation.

16.03 Net Earnings. The net earnings of each of the Investment Funds created under Section 16.02 in which accounts are invested shall be determined separately. The net earnings of each Fund shall consist of the income from the assets in the Fund, including interest, dividends, profits from the sale of assets and unrealized appreciation, minus all fees and expenses charged to the Fund, losses from the sale of assets and unrealized depreciation. The Trustee will make an annual appraisal of all Accounts as of each Valuation Date. Employer Stock, other securities and other assets shall be valued at their fair market value in accordance with a customary method consistently followed and uniformly applied. The net earnings or net losses in each such Fund shall be allocated pro rata to the Accounts of each Participant in such Fund as of each Valuation Date, based on the then balance in each such Account taking into consideration contributions and withdrawals since the last Valuation Date.

16.04 Responsibility of Participant. The selection of an investment option under the rules of Section 16.02 is the sole responsibility of each Participant. Neither the Plan Administrator, the Trustee, the Investment Committee nor the Employer is authorized or permitted to advise a Participant as to the selection of any option or the manner in which his Accounts shall be invested. Unless otherwise required by ERISA, the selection of an investment option by a Participant shall not impose any liability on the Plan Administrator, the Trustee, the Investment Committee or the Employer.

16.05 Statement to Participants. The Plan Administrator shall cause to be furnished to each Participant, no less frequently than once in each Plan Year, a statement showing the value of each of his Accounts.

ARTICLE XVII

VOTING EMPLOYER STOCK

To the extent that any shares of the Employer Stock held as part of the Fund have voting rights attendant thereto, the Trustee shall exercise such voting rights as provided herein.

At the time notice is given to any holder of such Employer Stock with respect to the holding of a shareholders meeting, Marshall & Ilsley Corporation shall cause to be prepared and delivered to each Participant who has Employer Stock allocated to his Account, a notice and form of proxy directing how the Trustee shall vote at such a meeting or any adjournment thereof. Such notice shall instruct each individual to return in accordance with reasonable time deadlines and procedures his proxy to a fiduciary appointed by the Investment Committee (or an independent fiduciary in turn appointed by the original fiduciary pursuant to Section 404(c) compliance procedures established by the Committee).

The fiduciary (or an independent fiduciary in turn appointed by the original fiduciary pursuant to Section 404(c) compliance procedures established by the Committee) appointed by the Investment Committee shall direct the Trustee to vote all shares of Employer Stock held in a Participant’s Account for which it has received instructions, in accordance with those instructions. With respect to Employer Stock held in an Account for which no instructions have been timely received from individuals pursuant to the preceding paragraph prior to the time for voting, such Employer Stock shall not be voted unless the Trustee is otherwise directed by the Investment Committee.

The rules set forth above shall also apply in the context of a tender offer or solicitation of proxies, consents or other authorizations.

ARTICLE XVIII

DIRECT ROLLOVER

18.01 General Rule. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Article, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

18.02 Definitions.

(a)	Eligible rollover distribution: an eligible rollover distribution is any distribution otherwise authorized by the Plan of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)9 of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities). Effective January 1, 1999, a hardship withdrawal described in Code Section 401(k)(2)(B)(i)(iv) (and effective January 1, 2002 any hardship withdrawal) shall not be treated as an eligible rollover distribution.

For purposes of the direct rollover provision in this Article XVIII, a portion of distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

(b)	Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee’s eligible rollover distribution. For purposes of the direct rollover provisions in this Article XVIII, an eligible retirement plan shall also mean an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code.

(c)	Distributee: A distributee includes an employee or former employee. In addition, the employee’s or former employee’s surviving spouse and the employee’s or former employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

(d)	Direct rollover: A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

18.03 $1,000 Rule. If the recipient should fail to make a direct rollover election with respect to a mandatory distribution which is an eligible rollover distribution and if the amount of that distribution is in excess of $1,000, then the Plan Administrator shall cause the recipient’s distribution to be rolled to an individual retirement account selected by the Plan Administrator. (Of course, once such distribution is made the recipient may elect to receive a distribution from the individual retirement account or to roll the assets of that individual retirement account to some other individual retirement account or employer sponsored retirement plan authorized under the Code to accept rollovers.) The rules of this Section 18.03 became effective March 28, 2005.

18.04 Spousal distributions. For purposes of Section 6.06 of the Plan, the definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as a defined in Section 414(p) of the Code.

ARTICLE XIX

LIMITATIONS ON MATCHED AND UNMATCHED

SALARY REDIRECTION CONTRIBUTIONS

AND EMPLOYER INCENTIVE CONTRIBUTIONS

19.01 Deferral Percentage Test For Salary Redirection Contributions. For each Plan Year the deferral percentage for the group of Highly Compensated Participants shall meet one of the following tests:

(a)	The deferral percentage for the group of Highly Compensated Participants for the Plan Year shall not exceed the deferral percentage for all other Participants for the prior Plan Year multiplied by 1.25; or

(b) (i)	The excess of the deferral percentage for the group of Highly Compensated Participants for the Plan Year over that of all other Participants for the prior Plan Year shall not exceed two percentage points, and

(ii)	The deferral percentage for the group of Highly Compensated Participants for the Plan Year shall not exceed the deferral percentage for all other Participants for the prior Plan Year multiplied by 2.0.

For purposes of determining whether the Plan satisfies the deferral percentage test in this Section 19.01, all Salary Redirection Contributions made under this Plan will be aggregated with deferral contributions made under any other qualified plan(s) of the Employer or an Affiliated Employer if this Plan and such other plan(s) are aggregated for purposes of Code Section 410(b) or 401(a)(4). The deferral percentage of each Highly Compensated Participant shall be based on the Salary Redirection Contributions made under this Plan and on the salary reduction contributions made by such Participant under any other qualified plan(s) of the Employer or an Affiliated Employer in which such Highly Compensated Participant is covered.

For purposes of this Section 19.01:

(c)	A “Highly Compensated Participant” has the meaning set forth in Section 19.07.

(d)	“Deferral Percentage” for each Participant means the amount of the Participant’s Salary Redirection Contributions for the relevant Plan Year divided by the Participant’s Gross Annual Pay for the relevant Plan Year. The deferral percentage for both the group of Highly Compensated Participants and the group of all other Participants shall be the average of the individual deferral percentages calculated for each of the individual Participants in the group. In calculating the Deferral Percentage of each individual Participant, the Deferral Percentage shall be rounded to the nearest one hundredth of one percent. Similarly, in calculating the average Deferral Percentage for a group, such average Deferral Percentage shall be rounded to the nearest one hundredth of one percent. For purposes of this calculation, all employees of the Employers who sponsor this Plan shall be treated as though they were employed by a single Employer.

19.02 Salary Redirection Contributions Shall be Limited to Certain Maximum Amounts. Notwithstanding any other provision hereof, no Participant shall be permitted to have Salary Redirection Contributions made on his behalf by the Employer which in the sole judgment of Marshall & Ilsley Corporation would cause the Deferral Percentage Test of Section 19.01 to be violated.

19.03 Restrictions on Salary Redirection Contributions to Satisfy Limitations. If it becomes necessary in the sole judgment of Marshall & Ilsley Corporation pursuant to Section 19.02 to restrict the amount by which Participants may reduce their Gross Annual Pay and have corresponding Salary Redirection Contributions made on their behalf, the Highly Compensated Participants shall have their salary redirection and Salary Redirection Contributions reduced in accordance with the following procedures:

(a)	The percentage of salary redirection and Salary Redirection Contributions on behalf of the Highly Compensated Participant(s) for whom the Deferral Percentage under Section 19.01 is the highest (the “First Highest Participant(s)”) shall be reduced pro rata to the extent necessary to satisfy Section 19.01, but not below the Deferral Percentage for the Highly Compensated Participant(s) for whom such Deferral Percentage is the next highest (the “Second Highest Participant(s)”); and then, if further reduction is needed, the percentage of the salary redirection and Salary Redirection Contributions on behalf of the First Highest Participant(s) and Second Highest Participant(s) shall be reduced pro rata, to the extent necessary to satisfy Section 19.01, but not below the Deferral Percentage for the Highly Compensated Participant(s) for whom such Deferral Percentage is the next highest; and so on to the extent necessary until the test of Section 19.01 is satisfied. For purposes of this Section 19.03, all Deferral Percentages shall be rounded to the nearest one hundredth of one percent as provided in Section 19.01.

(b)	To the extent that Marshall & Ilsley Corporation in its sole discretion determines that the Salary Redirection Contributions of a Participant for any period during a Year are to be restricted in order to comply with the limitations specified in this Article XIX of the Plan, Marshall & Ilsley Corporation will notify the Participant of such fact.

19.04 Application of Amounts Which Would Have Been Salary Redirection Contributions but for Restriction. With respect to the amounts by which a Participant’s Gross Annual Pay would have been reduced and with respect to which corresponding amounts would have been contributed by the Employer as Salary Redirection Contributions but with respect to which corresponding amounts cannot be contributed as Salary Redirection Contributions due to the limitations of Sections 19.02 and 19.03, such reductions in Gross Annual Pay shall not take place and corresponding amounts shall not be so contributed to the Plan but, instead, such amounts shall be paid to the Participant on each Payroll Disbursement Date as part of Annual Pay. In the unanticipated event that it is not determined that Salary Redirection Contributions must be limited pursuant to Sections 19.02 and 19.03, prior to the time that all or a portion of such contributions have been made, such amounts which were contributed to the Plan as Salary Redirection Contributions which cannot be so contributed due to such limitations shall instead be deemed to be excess contributions. Such excess contributions on behalf of the Participant (plus earnings or reduced by losses thereon) shall be designated by the Employer as a distribution of excess contributions (plus earnings or reduced by losses thereon) under Code Section 401(k) and shall be distributed to the Participant by the end of the Plan Year following the Plan Year with respect to which such excess contributions were made. (The Employer recognizes that if the Plan Administrator does not make such distribution by the March 15th following the Plan Year with respect to which such excess contributions were made, the Employer will be subject to an excise tax under Code Section 4979.) For purposes of determining the amount of excess contributions of each Highly Compensated Participant, it is first necessary to determine the dollar amount by which each such Participant’s contributions would have been restricted under Section 19.03 in order to achieve compliance with the tests of Section 19.01. Then, the aggregate dollar amount of such contributions for all such Participant’s is to be calculated. Then, the total of those contributions for any Plan Year shall be distributed to Highly Compensated Participants on the basis of the dollar amount of contributions (rather than the percentage of Gross Annual Pay which those contributions represent) beginning with the Highly Compensated Participant with the largest dollar amount of such contributions and continuing in descending order until all of the excess contributions have been distributed.

For the years 2006 and 2007, when excess contributions are distributed, the amount to be distributed shall be increased by earnings thereon or reduced by losses thereon for the Plan Year to which such excess contributions relate and for the “Gap Period” (the period between the end of that Plan Year and the date seven days prior to the date of distribution). Earnings and losses shall be determined without regard to whether there has been realized appreciation or loss.

For the years 2006 and 2007, the earnings or losses allocable to the excess contributions for the Plan Year and the Gap Period are determined by multiplying net earnings or losses for the Plan Year and the Gap Period in the Participant’s Salary Redirection Contributions Account by a fraction. The numerator of the fraction is the amount of the excess contributions on behalf of the Participant for the Plan Year. The denominator of the fraction is the total balance of the Participant’s Salary Redirection Contributions Account as of the first day of the Plan Year, plus the Participant’s Salary Redirection Contributions for the Plan Year and the Gap Period.

For all years other than the years 2006 and 2007, when excess contributions are distributed, the amount to be distributed shall be increased by earnings thereon or reduced by losses thereon for the Plan Year to which such excess contributions relate (but not for the period between the end of the Plan Year and the date of distribution). Earnings and losses shall be determined without regard to whether there has been realized appreciation or loss.

For all years other than the years 2006 and 2007, the earnings or losses allocable to the excess contributions for the Plan Year are determined by multiplying net earnings or losses for the Plan Year in the Participant’s Salary Redirection Contributions Account by a fraction. The numerator of the fraction is the amount of the excess contributions on behalf of the Participant for the Plan Year. The denominator of the fraction is the total balance of the Participant’s Salary Redirection Contributions Account as of the first day of the Plan Year, plus the Participant’s Salary Redirection Contributions for the Plan Year.

Even though such excess contributions are distributed, they shall nevertheless be taken into account for purposes of the limitation on Annual Additions described in Article VII.

If the distribution of any excess contributions under this Section 19.04, or the distribution of any excess deferrals under Section 19.06, results in any Employer Incentive Contributions attributable to such excess contributions or excess deferrals, such Employer Incentive Contributions (and income thereon, if required by applicable rules) shall be distributed as described in Section 19.08.

19.05 Coordination of Salary Redirection Agreements. A Participant’s salary redirection agreement shall be deemed to provide that the Participant’s maximum salary redirection shall be the percentage of salary redirection designated by the Participant or such lesser amount as is the maximum amount which, in the sole judgment of Marshall & Ilsley Corporation, is permitted under the limitations of this Article XIX.

19.06 Limitation on Salary Redirection Contributions. Notwithstanding any provision of the Plan to the contrary, no Participant shall be permitted to have Salary Redirection Contributions made under this Plan, or elective deferrals made to any other qualified plan maintained by the Employer during any taxable year, in excess of the dollar limitation contained in Section 402(g) of the Code in effect for such taxable year, except to the extent permitted under Plan Section 10.02 and Section 414(v) of the Code, if applicable.

In the unanticipated event that more than such amount of Salary Redirection

Contributions has been made by the Employer on behalf of the Participant to this Plan in any calendar year (and/or in the event that the Participant has had more than such amount of such contributions made on his behalf under this Plan and any other qualified plans of any employer or any other plans subject to Code Section 402(g) in which he is covered and, with respect to a plan not sponsored by the Employer or an Affiliated Employer, has by writing communicated to the Plan Administrator prior to March 1st of the year following the year for which such contributions were made the amount of such excess contributions which are to be attributed to this Plan) any such excess contributions (plus earnings or reduced by losses thereon) shall be distributed to him prior to April 15th of the year following the calendar year to which the excess contributions relate.

Excess contributions (plus earnings or reduced by losses thereon) which are distributed prior to April 15th of the calendar year following the calendar year with respect to which they were made shall not be taken into account for purposes of the limitation on Annual Additions described in Article VII. Such distributed excess contributions (plus earnings or reduced by losses thereon) shall be taken into account as Salary Redirection Contributions for purposes of Section 19.01 above for the Plan Year to which they relate for Highly Compensated Participants but not for non-Highly Compensated Participants.

For the years 2006 and 2007, when excess contributions are distributed, the amount to be distributed shall be increased by earnings thereon or reduced by losses thereon for the Plan Year to which such excess contributions relate and for the “Gap Period” (the period between the end of that Plan Year and the date seven days prior to the date of distribution). Earnings and losses shall be determined without regard to whether there has been realized appreciation or loss.

For the years 2006 and 2007, the earnings or losses allocable to the excess contributions for the Plan Year and the Gap Period are determined by multiplying net earnings or losses for the

Plan Year and the Gap Period in the Participant’s Salary Redirection Contributions Account by a fraction. The numerator of the fraction is the amount of the excess contributions on behalf of the Participant for the Plan Year. The denominator of the fraction is the total balance of the Participant’s Salary Redirection Contributions Account as of the first day of the Plan Year, plus the Participant’s Salary Redirection Contributions for the Plan Year and the Gap Period.

For all years other than the years 2006 and 2007, when excess contributions are distributed, the amount to be distributed shall be increased by earnings thereon or reduced by losses thereon for the Plan Year to which such excess contributions relate (but not for the period between the end of the Plan Year and the date of distribution). Earnings and losses shall be determined without regard to whether there has been realized appreciation or loss.

For all years other than the years 2006 and 2007, the earnings or losses allocable to the excess contributions for the Plan Year are determined by multiplying net earnings or losses for the Plan Year in the Participant’s Salary Redirection Contributions Account by a fraction. The numerator of the fraction is the amount of the excess contributions on behalf of the Participant for the Plan Year. The denominator of the fraction is the total balance of the Participant’s Salary Redirection Contributions Account as of the first day of the Plan Year, plus the Participant’s Salary Redirection Contributions for the Plan Year.

In the event that amounts are to be distributed to Participants as a result of excess contributions under this Section 19.06 and in the event that amounts are to be distributed to Participants as a result of excess contributions under Section 19.04 and/or excess aggregate contributions under Section 19.09, the excess contributions (plus earnings or reduced by losses thereon) for purposes of this Section 19.06 shall be calculated and distributed first and, then, the excess contributions (plus earnings or reduced by losses thereon) for purposes of Section 19.04 shall be calculated and distributed second, and then the excess aggregate contributions (plus earnings or reduced by losses thereon) for purposes of Section 19.09 shall be calculated and distributed third, consistent with rules prescribed by the Secretary of the Treasury.

19.07 Highly Compensated Participant. “Highly Compensated Participant” for any Plan Year means any Participant who is a “Highly Compensated Employee” within the meaning of Code Section 414(q), i.e., any employee of any Employer or Affiliated Employer:

(a)	was more than a 5% owner, as defined in Code Section 416(i)(1)(B), of the Employer or any Affiliated Employer during the Plan Year or immediately preceding Plan Year; or

(b)	during the immediately preceding Plan Year received annual compensation from the group consisting of the Employer and any Affiliated Employers of more than $80,000 (or such greater amount as may be established by the Internal Revenue Service) and was in the top 20% of employees in the group consisting of the Employer and any Affiliated Employers during that immediately preceding year.

For purposes of this Section 19.07 “compensation” shall have the same meaning as Section 415 Compensation as defined in Section 7.03(d).

In addition, for any Plan Year following reemployment after a termination of employment, an employee shall be treated as a Highly Compensated Employee if, either at the time he originally terminated employment or at any time after attaining age 55, he was a Highly Compensated Employee.

The determination of who is a Highly Compensated Employee shall be made in accordance with Code Section 414(q) and regulations thereunder (including the use of any transition rules and/or available alternatives, as elected by the Employer).

19.08 Deferral Percentage Test for Employer Incentive Contributions.

(a)	For each Plan Year the deferral percentage for the group of Highly Compensated Participants shall meet one of the following tests:

(i)	The deferral percentage for the group of Highly Compensated Participants for the Plan Year shall not exceed the deferral percentage for all other Participants for the prior Plan Year multiplied by 1.25; or

(ii) (1)	The excess of the deferral percentage for the group of Highly Compensated Participants for the Plan Year over that of all other Participants for the prior Plan Year shall not exceed two percentage points, and

(2)	The deferral percentage for the group of Highly Compensated Participants for the Plan Year shall not exceed the deferral percentage for all other Participants for the prior Plan Year multiplied by 2.0.

For purposes of determining whether the Plan satisfies the percentage test in this Section 19.08, all Employer Incentive Contributions made under this Plan will be aggregated with any after-tax contributions and/or matched contributions under any other plan(s) of the Employer or an Affiliated Employer if this Plan and such other plan(s) are aggregated for purposes of Code Section 410(b) or 401(a)(4). The deferral percentage of each Highly Compensated Participant shall be based on the Salary Redirection Contributions made under this Plan and on the salary reduction contributions made by such Participant under any other qualified plan(s) of the Employer or an Affiliated Employer in which such Highly Compensated Participant is covered.

(b)	For purposes of this Section 19.08:

(i)	“Highly Compensated Participant” has the same meaning as set forth in Section 19.07.

(ii)	“Deferral percentage” for each Participant means the amount of the Employer Incentive Contributions allocated to the Participant for the relevant Plan Year divided by the Participant’s Gross Annual Pay for the relevant Plan Year. The deferral percentage for both the group of Highly Compensated Participants and the group of all other Participants shall be the average of the individual deferral percentages calculated for each of the individual Participants in the group. In calculating the Deferral Percentage of each individual Participant, the Deferral Percentage shall be rounded to the nearest one hundredth of one percent. Similarly, in calculating the average Deferral Percentage for a group, such average Deferral Percentage shall be rounded to the nearest one hundredth of one percent. For purposes of this calculation, all employees of all the Employers who sponsor this Plan shall be treated as though they were employed by a single Employer. A Participant who is ineligible to share in an allocation of Employer Incentive Contributions shall be ignored for purposes of the tests in this Section 19.08.

19.09 Correction of Excess Employer Incentive Contributions.

(a)	Notwithstanding any other provision of the Plan to the contrary, the Employer Incentive Contributions due under Article VI may, in the discretion of Marshall & Ilsley Corporation, be reduced to the amount which, in the judgment of Marshall & Ilsley Corporation, in its sole discretion, equals the sum of (1) the Employer Incentive Contributions which would ordinarily be made and allocated under Article VI for non-Highly Compensated Participants plus (ii) the maximum amount of Employer Incentive Contributions which can be made and allocated under Article VI for Highly Compensated Participants (restricted as provided in the paragraph (b) below) and still remain in compliance with the limitations of Section 19.08 without having to return excess contributions.

(b)	Notwithstanding any other provision of the Plan to the contrary, in the event the Marshall & Ilsley Corporation determines that it is necessary to reduce the allocation of Employer Incentive Contributions to Highly Compensated Participants to satisfy the test of Section 19.08, such reduction shall be in accordance with the following procedure:

The allocation of Employer Incentive Contributions on behalf of the Participant(s) on behalf of whom allocations were to be the highest (the “First Highest Participant(s)”) shall be reduced pro rata to the extent necessary to satisfy Section 19.08 but not below the amount of allocation of Company Matching Contributions for the Participant(s) from whom such allocations were to be the next highest (the “Second Highest Participant(s)”); and, then, if further reduction is needed, the allocation of Employer Incentive Contributions on behalf of the First Highest Participant(s) and Second Highest Participant(s) shall be reduced pro rata, to the extent necessary to satisfy Section 19.08, but not below the level of the allocations for the Participant(s) for whom such allocations were to be the next highest; and so on to the extent necessary.

(c)	Any amounts which were allocated to a Highly Compensated Participant’s Account for a Plan Year as Employer Incentive Contributions under Article VI which would cause violation of the test of Section 19.08 above for that Plan Year shall be deemed to be excess aggregate contributions. Such excess aggregate contributions (plus earnings or reduced by losses thereon) of a Participant shall be designated by the Employer as a distribution of excess aggregate contributions (plus earnings or reduced by losses thereon) under Code Section 401(m) and shall be distributed to him by the end of the Plan Year following the Plan Year with respect to which such excess aggregate contributions were made. (The Employer recognizes that if the Plan Administrator does not make such distribution by March 15th following the Plan Year with respect to which such excess aggregate contributions were made, the Employer will be subject to an excise tax under Code Section 4979.)

For purposes of determining the amount of excess aggregate contributions of each Highly Compensated Participant, it is first necessary to determine the dollar amount by which each such Participant’s Matching Contributions would have been restricted under paragraph (b) above in order to achieve compliance with the tests of Section 19.08. Then, the aggregate dollar amount of such contributions for all such Participants is to be calculated. Then, the total of those excess aggregate contributions for any Plan Year shall be distributed to Highly Compensated Participants on the basis of the amount of contributions (rather than the percentage of Gross Annual Pay which those contributions represent) beginning with the Highly Compensated Participant with the largest dollar amount of such contributions and continuing in descending order until all of the excess contributions have been distributed.

For the years 2006 and 2007, when excess aggregate contributions are distributed, the amount to be distributed shall be increased by earnings thereon or reduced by losses thereon for the Plan Year to which such excess contributions relate and for the “Gap Period” (the period between the end of that Plan Year and the date seven days prior to the date of distribution). Earnings and losses shall be determined without regard to whether there has been realized appreciation or loss.

For the years 2006 and 2007, the earnings or losses allocable to the excess aggregate contributions for the Plan Year and the Gap Period are determined by multiplying net earnings or losses for the Plan Year and the Gap Period in the Participant’s Post-1984 Incentive Contributions Account by a fraction. The numerator of the fraction is the amount of the excess aggregate contributions on behalf of the Participant for the Plan Year. The denominator of the fraction is the total balance of the Participant’s Post-1984 Incentive Contributions Account as of the first day of the Plan Year, plus the Participant’s Post-1984 Incentive Contributions for the Plan Year and the Gap Period.

For all years other than the years 2006 and 2007, when excess aggregate contributions are distributed, the amount to be distributed shall be increased by earnings thereon or reduced by losses thereon for the Plan Year to which such excess aggregate contributions relate (but not for the period between the end of the Plan Year and the date of distribution). Earnings and losses shall be determined without regard to whether there has been realized appreciation or loss.

For all years other than the years 2006 and 2007, the earnings or losses allocable to the excess aggregate contributions for the Plan Year are determined by multiplying net earnings or losses for the Plan Year in the Participant’s Post-1984 Incentive Contributions Account by a fraction. The numerator of the fraction is the amount of the excess aggregate contributions on behalf of the Participant for the Plan Year. The denominator of the fraction is the total balance of the Participant’s Post-1984 Incentive Contributions Account as of the first day of the Plan Year, plus the Participant’s Post-1984 Incentive Contributions for the Plan Year.

Even though such excess aggregate contributions are distributed, they shall nevertheless be taken into account for purposes of the limitation on Annual Additions described in Article VII.

19.10 Alternative Limitation. Repealed effective for Plan Years beginning after December 31, 2001.

19.11 Data Maintenance. The Employer shall maintain records which demonstrate its compliance each Plan Year with the requirements of this Article XIX.

19.12 Incorporation by Reference. The limitations of Internal Revenue Code Section 401(k) and 401(m) are hereby incorporated by reference. The foregoing paragraphs of this Article XIX set forth the basic requirements of Code Sections 401(k) and (m) as in effect after 1996. In the event of any conflict between the foregoing provisions of this Article XIX and the Section 401(k) and (m) requirements, the provisions of Sections 401(k) and 401(m) and regulations thereunder shall govern. The Plan also incorporates by reference any subsequent IRS guidance applicable under these Code provisions.

19.13 Special Contributions. The Employer in its discretion may determine to make Special Contributions for a Plan Year for a Participant (or Participants) in the Plan employed by the Employer at any time during that Plan Year, other than any Participant who is a Highly Compensated Participant for that Plan Year. Such contributions shall be such percent of Gross Compensation for each such non-Highly Compensated Participant as the Employer shall designate for that Participant, if any, and shall be made no later than the end of the Plan Year following the Plan Year for which they are taken into account in determining the Deferral Percentage under Sections 19.01 and 19.08 for non-Highly Compensated Participants. If such contributions are made, they shall be treated at the direction of the Employer as (i) Salary Redirection Contributions under the Plan, including for purposes of determining the amount of Employer Incentive Contributions to be made by the Employer for each Participant in the Plan, (ii) as Employer Incentive Contributions or (iii) partly as Salary Redirection Contributions and partly as Employer Incentive Contributions. The maximum Special Contribution for a Plan Year treated as a Salary Redirection Contribution under the Plan shall not exceed 5% of the Participant’s Gross Compensation for the Plan Year. Similarly, the maximum amount of Special Contribution for a Plan Year treated as an Employer Incentive Contribution shall not exceed 5% of the Participant’s Gross Compensation for the Plan Year. Amounts contributed under this paragraph and earnings thereon shall be made and administered in compliance with IRS Reg. Sections 1.401(k)-2(a)(6) and 1.401(m)-2(a)(6) as applicable.

19.14 Special Manner of Calculation of Tests. In applying the tests of this Article XIX, the Employer may elect to exclude those individuals who are not Highly Compensated Employees for that Plan Year and who have not both attained age 21 and completed one year of Eligibility Service by the last day of that Plan Year; provided, however, that the Employer shall be permitted to make the election only if the requirements of Code Section 410(b)(1) could be met separately by each of two deemed separate plans. For this purpose the two deemed separate plans would consist of the plan covering all Employees who have both attained age 21 and completed one year of Eligibility Service by the last day of the Plan Year and the other separate plan shall consist of those persons who are plan participants who have not both attained age 21 and completed one year of Eligibility Service by the last day of the Plan Year.

ARTICLE XX

FORMER VALLEY ACCOUNTS

20.01 In General. This Article sets forth the rules applicable to a Participant’s Former Valley Accounts and subaccounts described in Section 1.01(j).

A Participant’s Former Valley 401(k) Accounts shall be treated in all respects as Salary Redirection Contribution Accounts for all purposes under this Plan and shall be subject to all the same rules as applicable to Salary Redirection Accounts under this Plan.

A Participant’s Former Valley Employer Match Account, Former Valley Non-401(k) Account and Former Valley ESOP Account may be withdrawn by the Participant at any time in accordance with the provisions of Section 10.01 hereof.

It is recognized that the investments made by the Former Valley Plan were different from the investments made under this Plan. The Investment Committee is authorized to make such different investment options available with respect to Former Valley Accounts as it deems desirable in recognition of the different investment options which have been available to such Accounts prior to the date of the merger of the Former Valley plan into this Plan.

As provided in Section 6.03 of the Former Valley Bancorporation Thrift and Sharing Plan, individuals who had terminated employment prior to 1994 were subject to forfeiture rules and were not awarded full vesting. Specifically, the non-vested benefits of pre-1994 terminees from the Former Valley plan which would have continued to become forfeited as described in Section 6.03 of the Former Valley plan shall become forfeitures under this Plan at the same time as described in Section 6.03 of the Former Valley plan and shall be applied to reduce Employer Incentive Contributions hereunder at the same time as such forfeitures would have been applied to reduce Employer Matching Contributions under the terms of the Former Valley Bancorporation Thrift and Sharing Plan Trust.

ARTICLE XXI

FORMER SECURITY EMPLOYEES

Marshall & Ilsley Corporation acquired Security Capital Corporation and affiliates thereof by merger on or about October 1, 1997. No individual who had been in the employ of Security or one of its affiliates shall participate in this Plan for any purpose prior to January 1, 1998. Any individual who is or becomes an Employee of the Employer on or after January 1, 1998 who had been in the employ of Security or one of its affiliates shall have such employment treated as employment hereunder for purposes of Section 2.01 and for purposes of Vesting Service under Section 1.29.

ARTICLE XXII

FORMER MSI PLAN ACCOUNTS

22.01 In General. This Article sets forth the rules applicable to a Participant’s Former MSI Plan Account and subaccounts described in Section 1.01(k).

Except as set forth in Section 22.02 below a Participant’s Former MSI Plan Account shall be subject to the same rules as applicable to a Participant’s Accounts generally under the rules of this Plan, e. g., a Participant’s Former MSI Before Tax Savings Account and Former MSI Profit Sharing Contribution Account shall be subject to the same rules as applicable to Salary Redirection Accounts under this Plan, a Participant’s Former MSI Matching Contribution Account shall be subject to the same rules as Incentive Contributions Accounts under this Plan, a Participant’s Former MSI Rollover Contribution Account shall be subject to the same rules as applicable to Rollover Accounts under this Plan and a Participant’s Former MSI Voluntary Contribution Account shall be subject to the same rules as applicable to Voluntary Contribution Accounts under this Plan.

22.02 Special Rules.

Notwithstanding Section 22.01 above, the following special rules shall apply to a Participant’s Former MSI Plan Account:

(a)

Loans were available under the former Mutual Services Inc. Tax Deferred Retirement Plan but are not available under this Plan. However, loans which were outstanding under the Former MSI Plan at the time of the merger of that plan into this Plan may continue to be held outstanding in accordance with their terms. The portion of a Participant’s Account which serves as security for a loan is not capable of being withdrawn under the hardship withdrawal provisions of Article X or under the age 59 1/2 withdrawal rules of Section 9.01. In the event a Participant has terminated employment and elects to receive a distribution of his Account balance following such termination of employment, any unpaid loan amounts shall be offset against the amount of the distribution to which the Participant would otherwise be entitled.

(b)	In connection with a hardship withdrawal under Section 10.02, the portion of the Participant’s Former MSI Profit Sharing Contribution Account which may be withdrawn shall not exceed the value of such account determined as of December 31, 1988.

ARTICLE XXIII

FORMER ADVANTAGE PLAN ACCOUNTS

23.01 In General. This Article sets forth the rules applicable to a Participant’s Former Advantage Plan Account and subaccounts described in Section 1.01(l).

Except as set forth in Section 23.02 below a Participant’s Former Advantage Plan Account shall be subject to the same rules as applicable to a Participant’s Accounts generally under the rules of this Plan, e. g., a Participant’s Former Advantage Savings Account shall be subject to the same rules as applicable to Salary Redirection Accounts under this Plan, a Participant’s Former Advantage Matching Contribution Account shall be subject to the same rules as Incentive Contributions Accounts under this Plan, a Participant’s Former Advantage Rollover Contribution Account shall be subject to the same rules as applicable to Rollover Accounts under this Plan and a Participant’s Former Advantage Profit-Sharing Contribution Account shall be subject to the same rules as applicable to Incentive Contribution Accounts under this Plan.

23.02 Special Rules.

Notwithstanding Section 23.01 above, the following special rules shall apply to a Participant’s Former Advantage Plan Account:

(a)

Loans were available under the Former Advantage Plan but are not available under this Plan. However, loans which were outstanding under the Former Advantage Plan at the time of the merger of that plan into this Plan shall continue to be held outstanding in accordance with their terms. The portion of a Participant’s Account which serves as security for a loan is not capable of being withdrawn under the hardship withdrawal provisions of Article X or under the age 59 1/2 withdrawal rules of Section 9.01. In the event a Participant has terminated employment and elects to receive a distribution of his Account balance following such termination of employment, any unpaid loan amounts shall be offset against the amount of the distribution to which the Participant would otherwise be entitled.

(b)	In addition to the installment distributions generally available under Section 9.01(b) hereof, a Participant may elect to receive installment distributions from his Former Advantage Plan Account in substantially equal annual, quarterly or monthly installments.

(c)	To the extent that a Participant’s Former Advantage Plan Account is invested in Qualifying Employer Securities, the Participant shall be entitled to receive distribution, including hardship distributions, of any full shares of such Qualifying Employer Securities in kind or in cash at the Participant’s election.

(d)

Individuals who terminated employment with Advantage Bancorp, Inc. and its affiliates prior to its acquisition by Marshall & Ilsley Corporation who continued to have unvested account balances in the Former Advantage Plan which were transferred to this Plan and as a result are held as Former Advantage Plan Accounts in this Plan shall continue to be subject to the Year of Service, Break in Service and forfeiture rules described in the Former Advantage Plan (which rules are set forth at Sections 1.01(g)(x)(ff)(ll) and (mm), Section 5.04 and Section 5.05 of the Former Advantage Plan). To the extent that such an individual incurs a Break in Service as described in the Former Advantage Plan, then, such individual’s unvested accounts shall be forfeited and used as an offset against employer contributions otherwise due hereunder. Also, to the extent that a former participant in the Advantage Plan becomes employed with Marshall & Ilsley Corporation or its Affiliated Employers before incurring a Break in Service, then such individual shall have the same ability to restore any prior forfeitures in accordance with the rules described at Section 5.05(b) of the Former Advantage Plan. If an individual is re-employed before incurring a Break in Service so that such individual does not suffer a forfeiture under the rules of Section 5.05 of the Former Advantage Plan or if such individual has already suffered a forfeiture and repays the distribution he has received, as provided in Section 5.05 of the Former Advantage Plan, then at that point such individual shall become fully vested in his entire Former Advantage Plan Account held under the Plan.

ARTICLE XXIV

FORMER SECURITY PLAN ACCOUNTS

24.01 In General. This Article sets forth the rules applicable to a Participant’s Former Security Plan Account and subaccounts described in Section 1.01(m).

Except as set forth in Section 24.02 below a Participant’s Former Security Plan Account shall be subject to the same rules as applicable to a Participant’s Accounts generally under the rules of this Plan, e. g., a Participant’s Former Security Deferral Contribution Account shall be subject to the same rules as applicable to Salary Redirection Accounts under this Plan, a Participant’s Former Security Matching Contribution Account shall be subject to the same rules as Incentive Contributions Accounts under this Plan, a Participant’s Former Security Rollover Contribution Account shall be subject to the same rules as applicable to Rollover Accounts under this Plan and a Participant’s Former Security Profit-Sharing Contribution Account shall be subject to the same rules as applicable to Incentive Contribution Accounts under this Plan.

24.02 Special Rules.

Notwithstanding Section 24.01 above, the following special rules shall apply to a Participant’s Former Security Plan Account:

(a)

Loans were available under the Former Security Plan but are not available under this Plan. However, loans which were outstanding under the Former Security Plan at the time of the merger of that plan into this Plan shall continue to be held outstanding in accordance with their terms. The portion of a Participant’s Account which serves as security for a loan is not capable of being withdrawn under the hardship withdrawal provisions of Article X or under the age 59 1/2 withdrawal rules of Section 9.01. In the event a Participant has terminated employment and elects to receive a distribution of his Account balance following such termination of employment, any unpaid loan amounts shall be offset against the amount of the distribution to which the Participant would otherwise be entitled.

(b)	In addition to the installment distributions generally available under Section 9.01(b) hereof, a Participant may elect to receive installment distributions from his Former Security Plan Account in substantially equal annual, quarterly or monthly installments.

(c)	To the extent that a Participant’s Former Security Plan account is invested in Qualifying Employer Securities, the Participant shall be entitled to receive distribution, including hardship distributions, of any full shares of such Qualifying Employer Securities in kind or in cash at the Participant’s election.

(d)

Individuals who terminated employment with Security Bank, S.S.B. and its affiliates prior to its acquisition by Marshall & Ilsley Corporation who continued to have unvested account balances in the Former Security Plan which were transferred to this Plan and as a result are held as Former Security Plan Accounts in this Plan shall continue to be subject to the Year of Service, Break in Service and forfeiture rules described in the Former Security Plan (which rules are set forth at Article V of the Adoption Agreement for and Article V of the Former Security Plan). To the extent that such an individual incurs 5 consecutive Breaks in Service as described in the Former Security Plan, then, such individual’s unvested accounts shall be forfeited and used as an offset against employer contributions otherwise due hereunder. Also, to the extent that a former participant in the Security Plan becomes employed with Marshall & Ilsley Corporation or its Affiliated Employers before incurring 5 consecutive Breaks in Service, then such individual shall have the same ability to restore any prior forfeitures in accordance with the rules described at Article V of the Adoption Agreement for and Article V of the Former Security Plan. If an individual is re-employed before incurring 5 consecutive Breaks in Service so that such individual does not suffer a forfeiture under the rules of Article V of the Former Security Plan or if such individual has already suffered a forfeiture and repays the distribution he has received, as provided in Article V of the Former Security Plan, then at that point such individual shall become fully vested in his entire Former Security Plan Account held under the Plan.

ARTICLE XXV

FORMER NATIONAL CITY PLAN ACCOUNTS

25.01 In General. This Article sets forth the rules applicable to a Participant’s Former National City Plan Account and subaccounts described in Section 1.01(n).

Except as set forth in Section 25.02 below a Participant’s Former National City Plan Account shall be subject to the same rules as applicable to a Participant’s Accounts generally under the rules of this Plan, e. g., a Participant’s Former National City Deferral Contributions and Qualified Non-Elective Contributions Accounts shall be subject to the same rules as applicable to Salary Redirection Accounts under this Plan, a Participant’s Former National City Matching Contributions Account shall be subject to the same rules as Incentive Contributions Accounts under this Plan, a Participant’s Former National City Rollover Contribution Account shall be subject to the same rules as applicable to Rollover Accounts under this Plan and a Participant’s Former National City Employer Contributions Account shall be subject to the same rules as applicable to Profit-Sharing Employer Contribution Accounts under this Plan.

25.02 Special Rules.

Notwithstanding Section 25.01 above, the following special rules shall apply to a Participant’s Former National City Plan Account:

(a)

Loans were available under the Former National City Plan but are not available under this Plan. However, loans which were outstanding under the Former National City Plan at the time of the merger of that plan into this Plan shall continue to be held outstanding in accordance with their terms. The portion of a Participant’s Account which serves as security for a loan is not capable of being withdrawn under the hardship withdrawal provisions of Article X or under the age 59 1/2 withdrawal rules of Section 9.01. In the event a Participant has terminated employment and elects to receive a distribution of his Account balance following such termination of employment, any unpaid loan amounts shall be offset against the amount of the distribution to which the Participant would otherwise be entitled.

(b)	In addition to the installment distributions generally available under Section 9.01(b) hereof, a Participant may elect to receive installment distributions from his Former National City Plan Account in substantially equal annual, quarterly or monthly installments.

(c)	To the extent that a Participant’s Former National City Plan Account is invested in Qualifying Employer Securities, the Participant shall be entitled to receive distribution, including hardship distributions, of any full shares of such Qualifying Employer Securities in kind or in cash at the Participant’s election. This paragraph (c) is eliminated from the Plan for distributions which commence on or after the effective date specified in the last sentence of clause (b) in Section 9.01 applicable to installment payments.

(d)	The Participant’s Former National City Plan Account shall at all times be fully vested.

(e)

Employment with National City Bancorporation and its affiliates shall be taken into account as eligibility service for purposes of the 401(k) contribution and matching contribution portion of the M&I Retirement Program effective as of August 1, 2001. The hours of service requirement otherwise applicable under Section 6.05 of the M&I Retirement Program shall be 416 2/3 hours for each participant in the M&I Retirement Program in the year 2001 who is a former employee of National City Bancorporation or any of its affiliates.

ARTICLE XXVI

FORMER DERIVION PLAN ACCOUNTS

26.01 In General. This Article sets forth the rules applicable to a Participant’s Former Derivion Plan Account and subaccounts described in Section 1.01(o).

Except as set forth in Section 26.02 below, a Participant’s Former Derivion Plan Account shall be subject to the same rules as applicable to a Participant’s Accounts generally under the rules of this Plan, e. g., a Participant’s Former Derivion Deferral Contribution Account shall be subject to the same rules as applicable to Salary Redirection Accounts under this Plan, a Participant’s Former Derivion Matching Contribution Account shall be subject to the same rules as Incentive Contributions Accounts under this Plan, a Participant’s Former Derivion Rollover Contribution Account shall be subject to the same rules as applicable to Rollover Accounts under this Plan and a Participant’s Former Derivion Profit-Sharing Contribution Account shall be subject to the same rules as applicable to Incentive Contribution Accounts under this Plan.

26.02 Special Rules.

Notwithstanding Section 26.01 above, the following special rules shall apply to a Participant’s Former Derivion Plan Account:

(a)

Loans were available under the Former Derivion Plan but are not available under this Plan. However, loans which were outstanding under the Former Derivion Plan at the time of the merger of that plan into this Plan shall continue to be held outstanding in accordance with their terms. The portion of a Participant’s Account which serves as security for a loan is not capable of being withdrawn under the hardship withdrawal provisions of Article X or under the age 59 1/2 withdrawal rules of Section 9.01. In the event a Participant has terminated employment and elects to receive a distribution of his Account balance following such termination of employment, any unpaid loan amounts shall be offset against the amount of the distribution to which the Participant would otherwise be entitled.

(b)	Individuals who terminated employment with Derivion Corporation and its affiliates prior to its acquisition by Marshall & Ilsley Corporation who continued to have unvested account balances in the Former Derivion Plan which were transferred to this Plan and as a result are held as Former Derivion Plan Accounts in this Plan shall continue to be subject to the Year of Service, Break in Service and forfeiture rules described in the Former Derivion Plan (which rules are set forth at Section 1.15 of the Adoption Agreement for and Section 5.11 of the Former Derivion Plan.) To the extent that such an individual incurs 5 consecutive Breaks in Service as described in the Former Derivion Plan, then, such individual’s unvested accounts shall be forfeited and used as an offset against employer contributions otherwise due hereunder. Also, to the extent that a former participant in the Derivion Plan becomes employed with Marshall & Ilsley Corporation or its Affiliated Employers before incurring five consecutive Breaks in Service, then such individual shall have the same ability to restore any prior forfeitures in accordance with the rules described at Section 1.15 of the Adoption Agreement for and Section 5.11 of the Former Derivion Plan. If an individual is re-employed before incurring 5 consecutive Breaks in Service so that such individual does not suffer a forfeiture under the rules of Section 5.11 of the Former Derivion Plan or if such individual has already suffered a forfeiture and repays the distribution he has received, as provided in Section 5.11 of the Former Derivion Plan, then at that point such individual shall become fully vested in his entire Former Derivion Plan Account held under the Plan.

(c)	All Former Derivion Accounts are fully vested and distributable at age 59 1/2, even if the Participant is still in the employ of the Employer.

(d)

Employment with Derivion Corporation prior to June 1, 2001 shall be taken into account as eligibility service for purposes of the M&I Retirement Program effective June 1, 2001. For calendar year 2001, the Hours of Service requirement set forth in Sections 3.03, 4.01 and 6.05 shall be replaced with a requirement for former employees of Derivion Corporation of 583 1/3 Hours of Service.

ARTICLE XXVII

ROTH ELECTIVE DEFERRALS

27.01 Code Section 402A. This Article XXVII of the Plan is effective as of January 1, 2006 and is intended to reflect Code Section 402A, as enacted by the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”). This Article XXVII is intended as good faith compliance with the requirements of Code Section 402A and guidance issued thereunder, and this Article XXVII shall be interpreted in a manner consistent with such guidance.

27.02 Roth Elective Deferrals are permitted. The Plan’s definitions and terms are hereby amended as follows to allow for Roth Elective Deferrals. Roth Elective Deferrals shall be treated in the same manner as Salary Redirection Contributions for all Plan purposes. The Employer shall, in operation, implement Roth deferral election procedures, communicate such procedures to Participants and permit Participants to modify their elections at least once each Plan Year.

27.03 Roth Elective Deferrals. “Roth Elective Deferrals” means a Participant’s elective deferrals (made in lieu of all or a portion of the Salary Redirection Contributions the Participant is otherwise entitled to make) that are includible in the Participant’s gross income at the time deferred and have been irrevocably designated as Roth Elective Deferrals by the Participant in his or her deferral election. A Participant’s Roth Elective Deferrals will be separately accounted for, as will gains and losses attributable to those Roth Elective Deferrals, in a Roth Elective Deferral Account. No contributions other than Roth Elective Deferrals and properly attributable earnings will be credited to each Participant’s Roth Elective Deferral Account. Forfeitures may not be allocated to such Account. The Plan must also maintain a record of a Participant’s investment in the contract (i.e., designated Roth contributions that have not been distributed) and the period of time each Roth Elective Deferral has been held. Roth Elective Deferrals are not considered Employee contributions for Plan purposes.

27.04 Ordering Rules for Distribution. The Plan Administrator operationally shall implement an ordering rule procedure for withdrawals (including, but not limited to, hardship or other in-service withdrawals) from a Participant’s Accounts attributable to Salary Redirection Contributions or Roth Elective Deferrals. Such ordering rules shall specify whether the Salary Redirection Contributions or Roth Elective Deferrals are distributed first.

27.05 Corrective Distributions Attributable to Roth Elective Deferrals. For any Plan Year in which a Participant may make both Roth Elective Deferrals and Salary Redirection Contributions, the Plan Administrator operationally shall implement an ordering rule procedure for the distribution of excess deferrals (Code Section 402(g)), excess contributions (Code Section 401(k)), excess aggregate contributions (Code Section 401(m)), and excess annual additions (Code Section 415). Such ordering rules shall specify whether the Salary Redirection Contributions or Roth Elective Deferrals are distributed first, to the extent such type of elective deferrals was made for the year. Furthermore, such procedure may permit the Participant to elect which type of elective deferrals shall be distributed first.

27.06 Rollovers. A direct rollover of a distribution from a Participant’s Roth Elective Deferral Account of the Plan shall only be made to another Roth Elective Deferral account of an applicable retirement plan as described in Code Section 402A(e)(1) or to a Roth IRA as described in Code Section 408A, and only to the extent the rollover is permitted under the rules of Code Section 402(c).

(a)	The Plan shall accept a rollover contribution to a Participant’s Roth Elective Deferral Account only if it is a direct rollover from another Roth Elective Deferral account of an applicable retirement plan as described in Code Section 402A(e)(1) and only to the extent the rollover is permitted under the rules of Code Section 402(c). The Employer, operationally and on a uniform and nondiscriminatory basis, shall decide whether to accept any such rollovers.

(b)	The Plan shall not provide for a direct rollover (including an automatic rollover) for distributions from a Participant’s Roth Elective Deferral Account if the amount of the distributions that are eligible rollover distributions are reasonably expected to total less than $200 during a year. In addition, any distribution from a Participant’s Roth Elective Deferral Account are not taken into account in determining whether distributions from a Participant’s other Accounts are reasonably expected to total less than $200 during a year. However, eligible rollover distributions from a Participant’s Roth Elective Deferral Account are taken into account in determining whether the total amount of the Participant’s Account balances under the Plan exceed the Plan’s limits for purposes of mandatory distributions from the Plan.

(c)	The provisions of the Plan that allow a Participant to elect a direct rollover of only a portion of an eligible rollover distribution is applied by treating any amount distributed from a Participant’s Roth Elective Deferral account as a separate distribution from any amount distributed from the Participant’s other Accounts in the plan, even if the amounts are distributed at the same time.

27.07 Operational Compliance. The Plan Administrator will administer Roth Elective Deferrals in accordance with applicable regulations or other binding authority not reflected in this section. Any applicable regulations or other binding authority shall supersede any contrary provisions of this section.

ARTICLE XXVIII

ESOP

28.01 In General.

(a)	Effective February 16, 2006 (or such later date as senior management of the Company (or its designee) may specify) (“ESOP Amendment Date”), to the extent a portion of the Plan is invested in the M&I Fund on such date, such portion of the Plan shall constitute an employee stock ownership plan (“ESOP”) within the meaning of Code Section 4975(e)(7). However, to the extent amounts in the M&I Fund relate to contributions for the current Plan Year, such amounts shall continue to be treated as part of the non-ESOP portion of the Plan except as provided below.

(b)	Therefore, as of the ESOP Amendment Date, the ESOP Account shall consist solely of the M&I Fund, exclusive of amounts related to contributions made for the current Plan Year. The ESOP Account shall consist of subaccounts representing each contribution source from which such amounts originate. For purposes of rights, options and limitations under this Plan, amounts held in the M&I Fund through each respective subaccount shall continue to be treated, for purposes of the Plan, as if they were still part of the contribution source from which such amount originated.

28.02 Ongoing Contributions to ESOP.

(a)	Except for Employer Incentive Contributions described in Section 28.02(b), contributions made to the Plan on or after February 17, 2006 shall not be considered contributions to the ESOP Account portion of the Plan at the time of contribution, regardless of whether such amounts are invested in the M&I Fund at the time of contribution to the Plan.

(b)	Employer Incentive contributions (i.e., contributions made pursuant to Article VI which are allocated to a Participant’s Incentive Contributions Account) shall be treated as contributions to the ESOP Account portion of the Plan immediately upon contribution. Notwithstanding the preceding sentence, Employer Incentive Contributions (i.e., contributions made pursuant to Article VI) which are allocated to a Participant’s Incentive Contributions Account which are made for years beginning after 2007 shall not be considered to be ESOP contributions at the time of the contribution, regardless of whether such amounts are invested in the M&I Fund at the time of contribution to the Plan.

(c)	As a consequence of Section 28.02(a), (other than with respect to contributions described in 28.02(b) for years beginning before 2008) contributions of any sort to the Plan shall not be considered ESOP contributions at the time of contribution and, therefore, shall not be subject to treatment as a separate plan for purposes of coverage testing under Code Section 410(b) or for purposes of nondiscrimination testing under Code Sections 401(a)(4), 401(k) or 401(m).

(d)	Notwithstanding the foregoing, at least once per Plan Year (and at such times as they in their sole discretion determine), senior management (or its designee) may, in their sole discretion, declare that the portion of the Plan held in the M&I Fund related to the preceding Plan Year (and all other preceding periods) shall be thereafter treated as part of the ESOP Account portion of the Plan. Such amounts shall be treated as transferred to the ESOP Account portion of the Plan, but shall be treated as an intraplan transfer for purposes of Code Section 414(l) and not result in the need to file IRS Form 5310-A.

(e)	Effective immediately following any such declaration described in Section 28.02(d) (or such other date as specified by the people described in Section 28.02(d)), with respect to all amounts contributed for such preceding Plan Year (and all other preceding periods) as well as after the initial transfer described in Section 28.01(a), Participant—directed transfers into the M&I Fund from other investment funds, or into other investment funds from the M&I Fund, shall result in an automatic transfer between the ESOP Account portion of the Plan and the non-ESOP account portion of the Plan. Such amounts shall be treated as transferred to or from the ESOP Account portion of the Plan, but shall be treated as an intraplan transfer for purposes of Code Section 414(l) and not result in the need to file IRS Form 5310-A. This provision is not intended to change any other investment transfer restrictions stated elsewhere in the Plan.

(f)	The subsequent treatment of such amounts and earnings as ESOP Account or non-ESOP Account amounts pursuant to Section 28.02(d) through 28.02(e) shall not result in the reclassification of such amounts as contributed under two separate plans which must be mandatorily disaggregated under Treas. Reg. §1.410(b)-7(c)(2) for purposes of the application of Code Sections 410(b), 401(a)(4), 401(k) and/or 401(m).

(g)	Notwithstanding the foregoing, if regulations or other Internal Revenue Service guidance or interpretation of general applicability (collectively, “Guidance”) permits a plan to comply with Code Section 401(k) without disaggregating the ESOP and non-ESOP portions of the Section 401(k) portion of the Plan, amounts contributed for the first Plan Year commencing on or after the effective date of such Guidance shall be treated as contributed to the ESOP Account and non-ESOP Account portions of the Salary Redirection Contributions Account immediately upon contribution based upon whether such amounts are contributed to the M&I Fund or other fund options, respectively. Thus, at and after such point, amounts contributed to the M&I Fund shall be treated as if contributed in accordance with Section 28.02(b) as in effect prior to 2008 rather than Section 28.02(a). Furthermore, following implementation of such change in procedure, with respect to Salary Redirection Contributions, Participant-directed transfers into the M&I Fund from other investment funds, or into other investment funds from the M&I Fund, shall result in an automatic transfer between the ESOP

Account portion of the Plan and the non-ESOP Account portion of the Plan. Such amounts shall be treated as transferred to or from the ESOP Account portion of the Plan, but shall be treated as an intraplan transfer for purposes of Code Section 414(l) and not result in the need to file IRS Form 5310-A. This provision is not intended to change any other investment transfer restrictions stated elsewhere in the Plan.

28.03 Voting Employer Stock. Each Participant or, if applicable, his Beneficiary shall be entitled to direct the Trustee as to the exercise of any voting rights attributable to shares of Employer Stock then allocated to his ESOP Account. The procedures for providing the Participant with notice of an opportunity to exercise any voting rights and of communicating the Participant’s instructions to the Trustee shall be those mechanics described in Article XVII or such other reasonable procedures as shall be established by the fiduciary appointed pursuant to Article XVII. Any Employer Stock as to which voting instructions are not received shall not be voted unless the Trustee is otherwise directed by the Investment Committee.

28.04 Dividends.

(a)	Each Participant (or in the case of a deceased Participant, the Beneficiary of the deceased Participant) shall have the right to elect:

(i)	to have any cash dividends with respect to shares of Employer Stock in his ESOP Account paid directly to him (at the same time that cash dividends are paid to holders of Employer Stock generally); or

(ii)	to have any cash dividends with respect to shares of Employer Stock in his ESOP Account paid to his ESOP Account (at the same time that cash dividends are paid to holders of Employer Stock generally) and promptly invested in Employer Stock (by investment in the M&I Fund).

(b)	In the absence of an affirmative election to the contrary, each person shall be deemed to have elected to have cash dividends with respect to Employer Stock in his ESOP Account applied as described in paragraph (a)(ii) above.

(c)	Any election in effect for a person (whether a deemed election or an affirmative election) shall continue in effect until changed by that person. An election shall become irrevocable with respect to a cash dividend on a date established by the Plan Administrator which date shall precede the record date for such cash dividend. In the absence of action by the Plan Administrator to the contrary and so long as the record date for a dividend falls on the last day of the month, an election shall be irrevocable after the 15th day of the month in which the record date falls.

(d)	Notwithstanding any other provision of the Plan to the contrary, a Participant shall not be entitled to a hardship distribution of any portion of his Account in the Plan unless the Participant elects to receive cash dividends with respect to Employer Stock currently available to the Participant pursuant to this Section 28.04.

(e)	The election available pursuant to this Section 28.04 shall be administered in accordance with such rules and regulations as may be issued by the Internal Revenue Service pursuant to Code Section 404(k)(2)(A)(iii).

(f)	Except to the extent more than 30% of a Participant’s Account (ignoring his Employer Incentive Contributions Account and other amounts that were part of the ESOP prior to February 16, 2006) is invested in the M&I Fund on February 16, 2006 or within 10 business days thereafter and such Participant is a Highly Compensated Employee, any dividends on Employer Stock shall be fully vested regardless of whether the contribution source to which such dividend relates would otherwise be fully vested. Amounts not immediately vested due to this restriction (and amounts attributable to such amounts such as stock or cash dividends reinvested) shall be subject to Plan source’s general timing rule for vesting.

28.05 ESOP Account Investment.

(a)	As required by Internal Revenue Code Section 4975(e)(7), the assets of the ESOP portion of the Plan (i.e., all ESOP Accounts) are intended to be invested primarily in Employer Stock by means of investment in the M&I Fund described in Section 16.02.

(b)	On the date of the ESOP’s initial January 1, 2002 creation, all ESOP Accounts will be invested in the M&I Fund. Thereafter, all ESOP Accounts shall continue to be invested in the M&I Fund, except to the extent provided in the following sentence and in Section 28.06. All Participants shall have the ability to direct the investment of their ESOP General Investment Accounts in any of the investment funds available under the Plan pursuant to Section 16.02 in accordance with rules and procedures established by the Investment Committee pursuant to Section 16.02.

Effective February 16, 2006 a Participant may elect to invest a portion of his ESOP Account in other investment options offered under the Plan. (Except as described in Section 28.06, this diversification option shall not apply to amounts attributable to the portion of the Participant’s Post-1984 Incentive Contributions Account attributable to contributions made for Plan Years beginning before 2008 or to Employer Incentive Contributions made for Plan Years ending before 2008 described in Section 28.02(b).)

(c)	The election by a Participant to diversify his ESOP Account shall result in amounts being transferred to the non-ESOP Account portion of the Plan. Such diversified amounts shall thereafter be treated in the same manner as other Employer contributions for purposes of the maximum portion of such amounts that may be invested in the M&I Fund.

28.06 Diversification of Investments for Qualified Participants. Each Participant or former Employee having an ESOP Account who has attained age 55 may, to the extent not otherwise permitted under the Plan, direct the investment of all or any portion of his ESOP Account.

28.07 Stock Bonus ESOP. The ESOP portion of the Plan is a stock bonus plan and not a money purchase pension plan.

28.08 Distributions from ESOP Account.

(a)	The distribution of a Participant’s ESOP Account shall be made in the form of the qualified joint and survivor annuity described in Section 9.01(d) unless the Participant elects otherwise with the consent of his spouse pursuant to the rules described in Section 9.01. If the Participant so elects against the qualified joint and survivor annuity under Section 9.01(d), then:

(i)	if the Participant elects, distribution of the ESOP Account balance shall commence not later than one year after the close of the Plan Year:

(1)	in which the Participant separates from service by reason of the attainment of Normal Retirement Date, Disability Retirement Date or death; or

(2)	which is the fifth Plan Year following the Plan Year in which the Participant otherwise separates from service, except that this clause (2) shall not apply if the Participant is re-employed by the Employer before distribution is required to begin under this clause (2).

(ii)	distribution of the Participant’s ESOP Account balance shall be made in substantially equal periodic payments (not less frequently than annually) over a period not longer than the greater of:

(1)	five years, or

(2)	in the case of a Participant with an ESOP Account balance in excess of $500,000, five years plus one additional year (but not more than five additional years) for each $100,000 or fraction thereof by which such balance exceeds $500,000.

(b)	A Participant who has elected against the qualified joint and survivor annuity described in Section 9.01(d) pursuant to the procedures described in Section 9.01 and who would therefore be subject to the distribution rules with respect to the ESOP Account described in the preceding paragraph (a), may nevertheless elect, pursuant to the rules of Section 9.01 including the spousal consent rules, to receive distribution of the ESOP Account at a time applicable under Article IX or in a distribution option available under Section 9.01 of the Plan, including, without limitation, lump sum payment or payment in installments over a period longer than the periods described in paragraph (a)(ii). Similarly, a Participant’s Beneficiary in the case of death may elect to delay distribution beyond the date specified in the preceding paragraphs to dates consistent with the rules generally applicable under Article IX and may elect forms of distribution generally available to Beneficiaries under Section 9.02. If a deceased Participant has a surviving spouse, Section 9.02(c) shall apply, rather than paragraph (a) above, unless the spouse elects against the Pre-Retirement Survivor Annuity pursuant to the procedures described in Section 9.02.

(c)	Any distribution of a Participant’s ESOP Account which would otherwise be made in cash, shall, if the Participant so elects, be made in Employer Stock instead; provided, however, that fractional shares shall not be distributed and, instead, the cash value of any fractional share shall be distributed.

For purposes of determining the portion of a Participant’s Account that a Participant may receive in-kind upon post termination distribution, a Participant will have the option of electing that any portion or all of his or her Plan Account be distributed in shares of Employer Stock, regardless of how his or her Account was invested prior to distribution. (Fractional shares in all cases will be distributed in cash.) This option supersedes the other restrictions on the amount a Participant may elect to invest in the M&I Fund or to receive in the form of Employer Stock.

(d)	The rules of this Section 28.08 shall be interpreted in a manner consistent with requirements of Code Section 409(o).

(e)	The distribution rules of this Article XXVIII shall not be applicable to any Participant whose ESOP account is created effective January 1, 2002 and who was already in pay status prior to that date, e.g., already receiving installment distributions.

28.09 Restriction.

Notwithstanding anything in this Article XXVIII to the contrary, to the extent more than 30% of a Participant’s Account (ignoring his Employer Incentive Contributions Account and other amounts that were part of the ESOP prior to February 16, 2006) is invested in the M&I Fund on February 16, 2006 or within 10 business days thereafter and such Participant is a Highly Compensated Employee, a Participant shall not be permitted to elect to take distribution of his dividends on shares representing such excess in the form of Employer Stock. The restriction shall apply to subsequent amounts attributable to such excess shares (such as stock or cash dividends reinvested).

ARTICLE XXIX

GUST

29.01 GUST Amendments for Merged Plans. This Plan document shall also serve as the restatement for purposes of the GUST changes in law which have become applicable to those plans which have been merged to form this Plan or merged into this Plan. For periods prior to merger, the general participation, contribution, vesting and distribution rules shall be as set forth in those plans prior to merger; provided, however, that all provisions of this Plan intended to facilitate compliance with the GUST changes in law, including, without limitation, Article VII, Article XIX, the dollar amount of the cash out limitation set forth in Section 9.03, the age 70 1/2 distribution rule set forth in the third paragraph of Section 9.01, the military leave rules set forth in Section 14.09 and the modifications to the direct rollover rules in Article XVIII, shall be treated as amendments to such prior plans, which prior plans have been operated in compliance with such requirements as required by the IRS in connection with the GUST changes in law.

29.02 The Merged Plans. The M&I Incentive Savings Plan was merged into the M&I Retirement Growth Plan to form the M&I Retirement Program effective as of January 1, 1998. The Mutual Services Inc. Tax Deferred Retirement Plan was merged into the M&I Retirement Program effective October 1, 1998. The Advantage Bancorp, Inc. Employees Profit-Sharing and Savings Retirement Plan was merged into the M&I Retirement Program effective September 1, 1998. The Security 401(k) Plan was merged into the M&I Retirement Program effective October 1, 1998. The Derivion 401(k) Plan is merged into the M&I Retirement Program effective December 31, 2001. The National City 401(k) Plan is merged into the M&I Retirement Program effective December 31, 2001. As recited in Section 29.01 above, this document serves as the GUST restatement for each of the plans listed in this Section 29.02.

ARTICLE XXX

FORMER CENTURY PLAN ACCOUNTS

30.01 In General. This Article sets forth the rules applicable to a Participant’s Former Century Plan Account and subaccounts described in Section 1.01(r).

Except as set forth in Section 30.02 below, a Participant’s Former Century Plan Account shall be subject to the same rules as applicable to a Participant’s Accounts generally under the rules of this Plan, e. g., a Participant’s Former Century Deferral Contributions Account shall be subject to the same rules as applicable to Salary Redirection Accounts under this Plan, a Participant’s Former Century Matching Contributions Account shall be subject to the same rules as Incentive Contributions Accounts under this Plan, a Participant’s Former Century Rollover Contribution Account shall be subject to the same rules as applicable to Rollover Accounts under this Plan and a Participant’s Former Century Employer Contributions Account shall be subject to the same rules as applicable to Profit-Sharing Employer Contribution Accounts under this Plan.

30.02 Special Rules.

Notwithstanding Section 30.01 above, the following special rules shall apply to a Participant’s Former Century Plan Account:

(a)

Loans were available under the Former Century Plan but are not available under this Plan. However, loans which were outstanding under the Former Century Plan at the time of the merger of that plan into this Plan shall continue to be held outstanding in accordance with their terms. The portion of a Participant’s Account which serves as security for a loan is not capable of being withdrawn under the hardship withdrawal provisions of Article X or under the age 59 1/2 withdrawal rules of Section 9.01. In the event a Participant has terminated employment and elects to receive a distribution of his Account balance following such termination of employment, any unpaid loan amounts shall be offset against the amount of the distribution to which the Participant would otherwise be entitled.

(b)	The Participant’s Former Century Plan Account shall at all times be fully vested.

(c)	All Former Century Plan Accounts are fully vested and distributable at age 65, even if the Participant is still in the employ of the Employer.

(d)	Individuals who had been employees of Century Bancshares, N.A. and its subsidiaries who became employees of Marshall & Ilsley Corporation or its subsidiaries as a result of Marshall & Ilsley Corporation’s acquisition of Century Bancshares, N.A. and its subsidiaries shall be eligible to participate in the M&I Retirement Program effective as of March 1, 2002 and each such person’s employment with Century Bancshares, N.A. and its subsidiaries and predecessors shall be taken into account in determining whether such individual has completed one year of Eligibility Service. For calendar year 2002, the Hours of Service requirement set forth in Sections 3.03, 4.01 and 6.05 of the M&I Retirement

Program shall be replaced with a requirement for former employees of Century Bancshares, N.A., and its subsidiaries, of 833 Hours of Service, counting service only with M&I or its Affiliates.

ARTICLE XXXI

FORMER RICHFIELD PLAN ACCOUNTS

31.01 In General. This Article sets forth the rules applicable to a Participant’s Former Richfield Plan Account and subaccounts described in Section 1.01(s).

Except as set forth in Section 31.02, below, a Participant’s Former Richfield Plan Account shall be subject to the same rules as applicable to a Participant’s Accounts generally under the rules of this Plan, e.g., a Participant’s Former Richfield Plan Deferral Contributions Account shall be subject to the same rules as applicable to Salary Redirection Accounts under this Plan, a Participant’s Former Richfield Matching Contributions Account shall be subject to the same rules as the Incentive Contributions Account under this Plan, a Participant’s Former Richfield Rollover Contributions Account shall be subject to the same rules as applicable to Rollover Accounts under this Plan and a Participant’s Former Profit Sharing Plan Account shall be subject to the same rules as applicable to Profit Sharing Employer Contributions Accounts under this Plan.

31.02 Special Rules.

Notwithstanding Section 31.01, above, the following special rules shall apply to a Participant’s Former Richfield Plan Account:

(a)

Loans were available under the Former Richfield Plan but are not available under this Plan. However, loans that were outstanding under the Former Richfield Plan (at the time of the merger of that plan into this Plan) shall continue to be held outstanding in accordance with their terms. The portion of a Participant’s Account which serves as security for a loan is not capable of being withdrawn under the hardship withdrawal provisions of Article X or under the Age 59 1/2 withdrawal rules of Section 9.01. In the event a Participant has terminated employment and elects to receive a distribution of his Account balance following such termination of employment, any unpaid loan amounts shall be offset against the amount of the distribution to which the Participant would otherwise be entitled. Notwithstanding the foregoing, no further loans shall be issued from the Former Richfield Plan effective March 1, 2002.

(b)	The Participant’s Former Richfield Plan Account shall at all times be fully vested.

(c)

All Former Richfield Plan Accounts are fully vested and distributable at age 65 (age 59 1/2 with respect to the Former Richfield Plan Deferral Contributions Account), even if the Participant is still in the employ of the Employer. Such amounts may be withdrawn in whole or in part at any time following attainment of such age.

(d)	All or any portion of the Participant’s Former Richfield Plan Account (other than Former Richfield Plan Deferral Contributions Account and Former Richfield Safe-Harbor Account) may be withdrawn at or after the time such Participant has participated in the Plan for at least five years (counting service with Richfield and its predecessors as well as service with M&I).

(e)	All or any portion of the Participant’s Former Richfield Plan Account (other than Former Richfield Plan Deferral Contributions Account and Former Richfield Safe-Harbor Account) may be withdrawn to the extent such amounts (and earnings or losses thereon) have been in the Plan and/or the Richfield Plan for at least two full Plan Years.

(f)	The Former Richfield Plan included a nonelective “safe-harbor” contribution (as described in Internal Revenue Code Sections 401(k)(12) and 401(m)(11)) and committed to make such contribution for 2002. The contribution for periods prior to March 1, 2002 was made to the Former Richfield Plan. The safe-harbor contribution for the period March 1, 2002 through December 31, 2002 will be made to the Plan using the definition of Compensation under the Former Richfield Plan. As required, the contribution will be fully vested and only available for distribution at such times as permitted under the applicable Code Sections and regulations. However, the contribution will offset, on a dollar-for-dollar basis, any contribution that would otherwise be due under Section 3.03 of this Plan with respect to Compensation (as defined in this Plan) for the period March 1, 2002 through December 31, 2002. It is not intended that the safe-harbor contribution for 2002 be used as an alternative to the Average Deferral Percentage test or the Average Contribution Percentage test for either the Former Richfield Plan or this Plan; rather, deferrals and matching contributions to the Former Richfield Plan shall be included in testing the Plan for the 2002 plan year. The “safe-harbor” contribution is eliminated for periods after December 31, 2002.

(g)	Individuals who had been employees of Richfield who became employees of M&I or its subsidiaries as a result of M&I’s acquisition of Richfield shall be eligible to participate in the Program effective as of March 1, 2002 and each such person’s employment with Richfield and/or its predecessors shall be taken into account in determining whether such individual has completed one year of Eligibility Service (i.e., the fact that a such an individual was eligible for all portions of the Richfield Plan does not mean such person participates in all parts of the Program unless such individual has already satisfied the requirements for the Program, taking into account both their service with Richfield and its predecessors and with M&I) and for purposes of determining his/her vesting in the Plan. For calendar year 2002, the Hours of Service requirements set forth in Section 3.03 (relating to eligibility for an allocation of Profit-Sharing Contributions) and 6.05 (relating to eligibility for an allocation of Employer Incentive Contributions) of the Program shall be replaced with a requirement, for former employees of Richfield, of 833 Hours of Service. For these latter purposes, the Plan shall only take into account service with M&I or its Affiliates on or after March 1, 2002.

ARTICLE XXXII

FORMER PAYTRUST PLAN ACCOUNTS

32.01 In General. This Article sets forth the rules applicable to a Participant’s Former Paytrust Plan Account and subaccounts described in Section 1.01(t).

Except as set forth in Section 32.02 below, a Participant’s Former Paytrust Plan Account shall be subject to the same rules as applicable to a Participant’s Accounts generally under the rules of this Plan, e.g., a Participant’s Former Paytrust Plan Elective Deferral Account shall be subject to the same rules as applicable to Salary Redirection Accounts under this Plan, a Participant’s Former Paytrust Profit Sharing Account shall be subject to the same rules as applicable to Profit Sharing Employer Contributions Accounts under this Plan, a Participant’s Former Paytrust Matching Contributions Account shall be subject to the same rules as the Incentive Contributions Account under this Plan, and a Participant’s Former Paytrust Rollover Contributions Account shall be subject to the same rules as applicable to Rollover Accounts under this Plan.

32.02 Special Rules.

Notwithstanding Section 32.01 above, the following special rules shall apply to a Participant’s Former Paytrust Plan Account:

(a)	Except with respect to Participants who terminated before July 26, 2002, a Participant’s Former Paytrust Plan Account shall at all times be fully vested. Any Participant who terminated prior to that date shall have his vesting in amounts attributable to participation in the Former Paytrust Plan determined in accordance with the terms of that plan as previously in effect.

(b)	All Former Paytrust Plan Accounts become fully vested (if not already vested) and distributable at age 65, even if the Participant is still in the employ of the Employer. Such amounts may be withdrawn in whole or in part at any time following attainment of such age.

(c)	A Participant’s Former Paytrust Rollover Contributions Account may be fully or partially withdrawn at any time.

(d)

Individuals who had been employees of PAYTRUST, INC. (“Paytrust”) who became employees of M&I or its subsidiaries as a result of Metavante Corporation’s acquisition of Paytrust shall be eligible to participate in the Plan effective as of July 26, 2002, and each such person’s employment with Paytrust and/or its predecessors shall be taken into account in determining whether such individual has completed one year of Eligibility Service (i.e., the fact that such an individual was eligible for all portions of the Former Paytrust Plan does not mean such person participates in all parts of the Plan unless such individual has already satisfied the requirements for the Plan, taking into account both their service with Paytrust and its predecessors and M&I) and for purposes of determining his/her vesting in the Plan. For calendar year 2002, the Hours of Service requirements set forth in Sections 3.03 (relating to eligibility for an allocation of Profit-Sharing Contributions) and 6.05 (relating to eligibility for an allocation of Employer Incentive Contributions) of the Plan shall be replaced with a requirement, for former employees of Paytrust, of 416 Hours of Service. For these latter purposes, the Plan shall only take into account service with M&I or its Affiliated Employers on or after July 26, 2002.

ARTICLE XXXIII

FORMER MVBI PLAN ACCOUNTS

33.01 In General. This Article sets forth the rules applicable to a Participant’s Former MVBI Plan Account and subaccounts described in Section 1.01(u).

Except as set forth in Section 33.02 below, a Participant’s Former MVBI Plan Account shall be subject to the same rules as applicable to a Participant’s Accounts generally under the rules of this Plan, e.g., a Participant’s Former MVBI Plan Employee Savings Contributions Account shall be subject to the same rules as applicable to Salary Redirection Accounts under this Plan, a Participant’s Former MVBI Matching Contributions Account shall be subject to the same rules as the Incentive Contributions Account under this Plan, a Participant’s Former MVBI Voluntary Contributions Account shall be subject to the same rules as the Voluntary Contributions Account under this Plan, and a Participant’s Former MVBI Rollover Contributions Account shall be subject to the same rules as applicable to Rollover Accounts under this Plan.

33.02 Special Rules.

Notwithstanding Section 33.01 above, the following special rules shall apply to a Participant’s Former MVBI Plan Account.

(a)	Except with respect to Participants who terminated before September 30, 2002, a Participant’s Former MVBI Plan Account shall at all times be fully vested. Any Participant who terminated prior to that date shall have his vesting in amounts attributable to participation in the Former MVBI Plan determined in accordance with the terms of that plan as previously in effect.

(b)	All Former MVBI Plan Accounts become fully vested (if not already vested) and distributable at age 65, even if the Participant is still in the employ of the Employer. Such amounts may be withdrawn in whole or in part at any time following attainment of such age.

(c)	A Participant’s Former MVBI Rollover Contributions Account may be fully or partially withdrawn at any time.

(d)	Individuals who had been employees of Mississippi Valley Bancshares, Inc. or any of its affiliates (“MVBI”) who became employees of M&I or its subsidiaries as a result of Marshall & Ilsley Corporation’s acquisition of MVBI shall be eligible to participate in the Plan effective as of January 1, 2003, and each such person’s employment with MVBI and/or its predecessors shall be taken into account in determining whether such individual has completed one year of Eligibility Service (i.e., the fact that such an individual was eligible for all portions of the Former MVBI Plan does not mean such person participates in all parts of the Plan unless such individual has already satisfied the requirements for the Plan, taking into account both their service with MVBI and/or its predecessors and M&I) and for purposes of determining his/her vesting in the Plan.

ARTICLE XXXIV

FORMER AFS ACCOUNTS

34.01 In General. This Article sets forth the rules applicable to a Participant’s Former AFS Plan Account and subaccounts described in Section 1.01(v).

Except as set forth in Section 34.02 below, a Participant’s Former AFS Plan Account shall be subject to the same rules as applicable to a Participant’s Accounts generally under the rules of this Plan, e.g., a Participant’s Former AFS Plan Deferral Contributions Account shall be subject to the same rules as applicable to Salary Redirection Accounts under this Plan, a Participant’s Former AFS Matching Contributions Account shall be subject to the same rules as the Incentive Contributions Account under this Plan, a Participant’s Former AFS Nonelective Contributions Account shall be subject to the same rules as the Employer Profit Sharing Contributions Account under this Plan, a Participant’s Former AFS Voluntary Contributions Account shall be subject to the same rules as the Voluntary Contributions Account under this Plan, and a Participant’s Former AFS Rollover Contributions Account shall be subject to the same rules as applicable to Rollover Accounts under this Plan.

34.02 Special Rules.

Notwithstanding Section 34.01 above, the following special rules shall apply to a Participant’s Former AFS Plan Account:

(a)	Except with respect to Participants who terminated before July 1, 2004, a Participant’s Former AFS Plan Account shall at all times be fully vested. Any Participant who terminated prior to that date shall have his vesting in amounts attributable to participation in the Former AFS Plan determined in accordance with the terms of that plan as previously in effect (including the vesting schedule and methodology).

(b)	All Former AFS Plan Accounts become fully vested (if not already vested) at age 65 (or if later, the fifth anniversary of the first day of the Plan Year in which the Participant first commenced participation in the Plan), even if the Participant is still in the employ of the Employer. Such amounts may be withdrawn in whole or in part at any time following attainment of age 65 and full vesting.

(c)	A Participant’s Former AFS Rollover Contributions Account may be fully or partially withdrawn at any time.

(d)	Individuals who had been employees of AFS who became employees of M&I and/or its subsidiaries as a result of M&I’s acquisition of AFS shall be eligible to participate in the Plan effective as of July 1, 2004, and each such person’s employment with AFS and/or its predecessors shall be taken into account in determining whether such individual has completed one year of Eligibility Service (i.e., the fact that such an individual was eligible for all portions of the Former AFS Plan does not mean such person participates in all parts of the Plan unless such individual has already satisfied the requirements for the Plan, taking into account both their service with AFS and/or its predecessors and M&I) and for purposes of determining his/her vesting in the Plan.

(e)	The adoption of the M&I Plan is intended to constitute a “good faith” amendment for the purposes of complying with EGTRRA 2001.

ARTICLE XXXV

FORMER MBI ACCOUNTS

35.01 In General. This Article sets forth the rules applicable to a Participant’s Former MBI Plan Account and subaccounts described in Section 1.01(w).

Except as set forth in Section 35.02 below, a Participant’s Former MBI Plan Account shall be subject to the same rules as applicable to a Participant’s Accounts generally under the rules of this Plan, e.g., a Participant’s Former MBI Plan Deferral Contributions Account shall be subject to the same rules as applicable to Salary Redirection Accounts under this Plan, a Participant’s Former MBI Matching Contributions Account shall be subject to the same rules as the Incentive Contributions Account under this Plan, a Participant’s Former MBI Nonelective Contributions Account shall be subject to the same rules as the Employer Profit Sharing Contributions Account under this Plan, a Participant’s Former MBI Voluntary Contributions Account shall be subject to the same rules as the Voluntary Contributions Account under this Plan, and a Participant’s Former MBI Rollover Contributions Account shall be subject to the same rules as applicable to Rollover Accounts under this Plan.

35.02 Special Rules.

Notwithstanding Section 35.01 above, the following special rules shall apply to a Participant’s Former MBI Plan Account:

(a)	Except with respect to Participants who terminated before July 22, 2005, a Participant’s Former MBI Plan Account shall at all times be fully vested. Any Participant who terminated prior to that date shall have his vesting in amounts attributable to participation in the Former MBI Plan determined in accordance with the terms of that plan as previously in effect (including the vesting schedule and methodology).

(b)	All Former MBI Plan Accounts become fully vested (if not already vested) at age 59 1/2 if the Participant is still in the employ of M&I.

(c)	Former MBI Plan Accounts (which are 100% vested) may be withdrawn in-service in whole or in part at any time following attainment of age 59 1/2.

(d)	A Participant’s Former MBI Rollover Contributions Account may be fully or partially withdrawn in-service at any time.

(e)	For purposes of vesting upon a disability with respect to amounts related to the Former MBI Plan, the definition of Total and Permanent Disability under the Former MBI Plan shall apply.

(f)	Forfeitures of amounts attributable to participation in the Former MBI Plan will occur as of the earlier of (1) the last day of the Plan Year in which the Participant incurs 5 consecutive 1-Year Breaks in Service (as defined in the Former MBI Plan) or (2) distribution of the entire vested portion of the Participant’s account.

(g)	Eligibility and vesting under the Plan for former employees of MBI is subject to the previous amendments to the Plan.

(h)	Notwithstanding anything herein to the contrary, any protected benefits or optional forms of benefit related to Former MBI Plan assets shall be protected and retained to the extent required under Code Section 411 and applicable regulations.

(i)	Former employees of MBI who became employees of M&I (and/or its Affiliates) on July 23, 2005 as a direct consequence of the acquisition of MBI shall be credited with their service with MBI prior to the date of acquisition for purposes of eligibility, allocations and vesting under the Plan. However, such employees shall not become Participants until August 1, 2005 (or such later date as such employee would have become a Participant in the Plan, taking into account the service credit provided in the preceding sentence) and for the purpose of satisfying the 1,000 Hours of Service requirement for allocations set forth in Sections 3.03 and 6.05 of the Plan, only service with M&I or its Affiliates will be taken into account, but the Hours of Service requirement shall be prorated for 2005 based on the employee’s hire date with M&I. Compensation paid by MBI and/or M&I and/or its Affiliates prior to August 1, 2005, shall not be recognized for any purposes of the Plan other than determination of Highly Compensated Employee and Key Employee status.

ARTICLE XXXVI

FORMER GHR ACCOUNTS

36.01 In General. This Article sets forth the rules applicable to a Participant’s Former GHR Plan Account and subaccounts described in Section 1.01(x).

Except as set forth in Section 36.02 below, a Participant’s Former GHR Plan Account shall be subject to the same rules as applicable to a Participant’s Accounts generally under the rules of this Plan, e.g., a Participant’s Former GHR Plan Deferral Contributions Account shall be subject to the same rules as applicable to Salary Redirection Accounts under this Plan, a Participant’s Former GHR Matching Contributions Account shall be subject to the same rules as the Incentive Contributions Account under this Plan, a Participant’s Former GHR Nonelective Contributions Account shall be subject to the same rules as the Employer Profit Sharing Contributions Account under this Plan, a Participant’s Former GHR Voluntary Contributions Account shall be subject to the same rules as the Voluntary Contributions Account under this Plan, and a Participant’s Former GHR Rollover Contributions Account shall be subject to the same rules as applicable to Rollover Accounts under this Plan.

36.02 Special Rules.

Notwithstanding Section 36.01 above, the following special rules shall apply to a Participant’s Former GHR Plan Account:

(a)	Except with respect to Participants who terminated before August 11, 2005, a Participant’s Former GHR Plan Account shall at all times be fully vested. Any Participant who terminated prior to that date shall have his vesting in amounts attributable to participation in the Former GHR Plan determined in accordance with the terms of that plan as previously in effect (including the vesting schedule and methodology).

(b)	All Former GHR Plan Accounts become fully vested (if not already vested) at age 59 1/2 if the Participant is still in the employ of M&I.

(c)	Former GHR Plan amounts may be withdrawn in-service in whole or in part at any time following attainment of age 59 1/2.

(d)	For purposes of vesting upon a disability with respect to amounts related to the Former GHR Plan, the definition of Total and Permanent Disability under the Former GHR Plan shall apply.

(e)	Forfeitures of amounts attributable to participation in the Former GHR Plan will occur as of the earlier of (1) the last day of the Plan Year in which the Participant incurs 5 consecutive 1-Year Breaks in Service (as defined in the Former GHR Plan) or (2) distribution of the entire vested portion of the Participant’s account.

(f)	Eligibility and vesting under the Plan for former employees of GHR is subject to the previous amendments to the Plan.

(g)	Distributions of assets related to the Former GHR Plan may only be made in the form of cash and/or M&I stock.

(h)	Notwithstanding anything herein to the contrary, any protected benefits or optional forms of benefit related to Former GHR Plan assets shall be protected and retained to the extent required under Code Section 411 and applicable regulations.

(i)	Former employees of GHR who became employees of M&I and/or its Affiliates on August 12, 2005 as a direct consequence of the acquisition of GHR shall be credited with their service with GHR prior to the date of acquisition for purposes of eligibility, allocations and vesting under the Plan. However, such employees shall not become Participants until September 1, 2005 (or such later date as such employee would have become a Participant in the Plan, taking into account the service credit provided in the preceding sentence) and for the purpose of satisfying the 1,000 Hours of Service requirement for allocations set forth in Sections 3.03 and 6.05 of the Plan, only service with M&I or its Affiliates will be taken into account, but the Hours of Service requirement shall be prorated for 2005 based on the Employee’s hire date with M&I Compensation paid by GHR and/or M&I and/or its Affiliates prior to September 1, 2005, shall not be recognized for any purposes of the Plan other than determination of Highly Compensated Employee and Key Employee status.

ARTICLE XXXVII

FORMER BRASFIELD ACCOUNTS

37.01 In General. This Article sets forth the rules applicable to a Participant’s Former Brasfield Plan Account and subaccounts described in Section 1.01(y).

Except as set forth in Section 37.02 below, a Participant’s Former Brasfield Plan Account shall be subject to the same rules as applicable to a Participant’s Accounts generally under the rules of this Plan, e.g., a Participant’s Former Brasfield Plan Deferral Contributions Account shall be subject to the same rules as applicable to Salary Redirection Accounts under this Plan, a Participant’s Former Brasfield Matching Contributions Account shall be subject to the same rules as the Incentive Contributions Account under this Plan, a Participant’s Former Brasfield Nonelective Contributions Account shall be subject to the same rules as the Employer Profit Sharing Contributions Account under this Plan, a Participant’s Former Brasfield Voluntary Contributions Account shall be subject to the same rules as the Voluntary Contributions Account under this Plan, and a Participant’s Former Brasfield Rollover Contributions Account shall be subject to the same rules as applicable to Rollover Accounts under this Plan.

37.02 Special Rules.

Notwithstanding Section 37.01 above, the following special rules shall apply to a Participant’s Former Brasfield Plan Account:

(a)	Except with respect to Participants who terminated before October 5, 2005, a Participant’s Former Brasfield Plan Account shall at all times be fully vested. Any Participant who terminated prior to that date shall have his vesting in amounts attributable to participation in the Former Brasfield Plan determined in accordance with the terms of that plan as previously in effect (including the vesting schedule and methodology).

(b)

All Former Brasfield Plan Accounts become fully vested (if not already vested) at the later of: (1) age 65 or (2) the 5th anniversary of the first day of the Plan Year in which participation in the Former Brasfield Plan commenced (so long as the Participant is still in the employ of M&I).

(c)	A Participant’s Former Brasfield Rollover Contributions Account may be fully or partially withdrawn in-service at any time.

(d)	For purposes of vesting upon a disability with respect to amounts related to the Former Brasfield Plan, the definition of Total and Permanent Disability under the Former Brasfield Plan shall apply.

(e)	Forfeitures of amounts attributable to participation in the Former Brasfield Plan will occur as of the earlier of (1) the last day of the Plan Year in which the Participant incurs 5 consecutive 1-Year Breaks in Service (as defined in the

Former Brasfield Plan) or (2) distribution of the entire vested portion of the Participant’s account.

(f)	Eligibility and vesting under the Plan for former employees of Brasfield is subject to the previous amendments to the Plan.

(g)	Notwithstanding anything herein to the contrary, any protected benefits or optional forms of benefit related to Former Brasfield Plan assets shall be protected and retained to the extent required under Code Section 411 and applicable regulations.

(h)	Former employees of Brasfield who became employees of M&I (and/or its Affiliates) on or about October 6, 2005 as a direct consequence of the acquisition of Brasfield shall be credited with their service with Brasfield prior to the date of acquisition for purposes of eligibility, allocations and vesting under the Plan. However, such employees shall not become Participants until January 1, 2006 (or such later date as such employee would have become a Participant in the Plan, taking into account the service credit provided in the preceding sentence). Compensation paid by Brasfield and/or M&I and/or its Affiliates prior to January 1, 2006, shall not be recognized for any purposes of the Plan other than determination of Highly Compensated Employee and Key Employee status.

ARTICLE XXXVIII

FORMER L2G ACCOUNTS

38.01 In General. This Article sets forth the rules applicable to a Participant’s Former L2G Plan Account and subaccounts described in Section 1.01(z).

Except as set forth in Section 38.02 below, a Participant’s Former L2G Plan Account shall be subject to the same rules as applicable to a Participant’s Accounts generally under the rules of this Plan, e.g., a Participant’s Former L2G Plan Deferral Contributions Account shall be subject to the same rules as applicable to Salary Redirection Accounts under this Plan, a Participant’s Former L2G Matching Contributions Account shall be subject to the same rules as the Incentive Contributions Account under this Plan, a Participant’s Former L2G Nonelective Contributions Account shall be subject to the same rules as the Employer Profit Sharing Contributions Account under this Plan, a Participant’s Former L2G Voluntary Contributions Account shall be subject to the same rules as the Voluntary Contributions Account under this Plan, and a Participant’s Former L2G Rollover Contributions Account shall be subject to the same rules as applicable to Rollover Accounts under this Plan.

38.02 Special Rules.

Notwithstanding Section 38.01 above, the following special rules shall apply to a Participant’s Former L2G Plan Account:

(a)	Former L2G Plan amounts may be withdrawn in whole or in part in-service at any time following attainment of age 59 1/2.

(b)	A Participant’s Former L2G Rollover Contributions Account may be fully or partially withdrawn in-service at any time.

(c)	For purposes of vesting upon a disability with respect to amounts related to the Former L2G Plan, the definition of Total and Permanent Disability under the Former L2G Plan shall apply.

(d)	Forfeitures of amounts attributable to participation in the Former L2G Plan will occur as of the earlier of (1) the last day of the Plan Year in which the Participant incurs 5 consecutive 1-Year Breaks in Service (as defined in the Former L2G Plan) or (2) distribution of the entire vested portion of the Participant’s account.

(e)	Eligibility and vesting under the Plan for former employees of L2G is subject to the previous amendments to the Plan.

(f)	Former employees of Link2Gov who became employees of M&I (and/or its Affiliates) on or about November 18, 2005 as a direct consequence of the acquisition of Link2Gov shall be credited with their service with Link2Gov prior to the date of acquisition for purposes of eligibility, allocations and vesting under the Plan. However, such employees shall not become Participants until

January 1, 2006 (or such later date as such employee would have become a Participant in the Plan, taking into account the service credit provided in the preceding sentence). Compensation paid by Link2Gov and/or M&I and/or its Affiliates prior to January 1, 2006, shall not be recognized for any purposes of the Plan other than determination of Highly Compensated Employee and Key Employee status.

ARTICLE XXXIX

FORMER ADMINISOURCE ACCOUNTS

39.01 In General. This Article sets forth the rules applicable to a Participant’s Former Adminisource Plan Account and subaccounts described in Section 1.01(aa).

Except as set forth in Section 39.02 below, a Participant’s Former Adminisource Plan Account shall be subject to the same rules as applicable to a Participant’s Accounts generally under the rules of this Plan, e.g., a Participant’s Former Adminisource Plan Deferral Contributions Account shall be subject to the same rules as applicable to Salary Redirection Accounts under this Plan, a Participant’s Former Adminisource Matching Contributions Account shall be subject to the same rules as the Incentive Contributions Account under this Plan, a Participant’s Former Adminisource Nonelective Contributions Account shall be subject to the same rules as the Employer Profit Sharing Contributions Account under this Plan, a Participant’s Former Adminisource Voluntary Contributions Account shall be subject to the same rules as the Voluntary Contributions Account under this Plan, and a Participant’s Former Adminisource Rollover Contributions Account shall be subject to the same rules as applicable to Rollover Accounts under this Plan.

39.02 Special Rules.

Notwithstanding Section 39.01 above, the following special rules shall apply to a Participant’s Former Adminisource Plan Account:

(a)	Except with respect to Participants who terminated before December 31, 2005, a Participant’s Former Adminisource Plan Account shall at all times be fully vested. Any Participant who terminated prior to that date shall have his vesting in amounts attributable to participation in the Former Adminisource Plan determined in accordance with the terms of that plan as previously in effect (including the vesting schedule and methodology).

(b)	All Former Adminisource Plan Accounts become fully vested (if not already vested) at age 65 if the Participant is still in the employ of M&I.

(c)

Vested amounts related to the Former Adminisource Plan Accounts may be withdrawn in whole or in part (in any amount not less than $500) in-service at any time following attainment of age 59 1/2. After-tax contributions (and earnings thereon) and rollover contributions (and earnings thereon) related to the Former Adminisource Plan may be withdrawn in-service at any time and in any amount.

(d)	For purposes of vesting upon a disability with respect to amounts related to the Former Adminisource Plan, the definition of Disability under the Former Adminisource Plan shall apply.

(e)	Forfeitures of amounts attributable to participation in the Former Adminisource Plan will occur as of the earlier of (1) the last day of the Plan Year in which the Participant incurs 5 consecutive 1-Year Breaks in Service (as defined in the Former Adminisource Plan) or (2) distribution of the entire vested portion of the Participant’s account.

(f)	Eligibility and vesting under the Plan for former employees of Adminisource is subject to the previous amendments to the Plan.

(g)	Notwithstanding anything herein to the contrary, any protected benefits or optional forms of benefit related to Former Adminisource Plan assets shall be protected and retained to the extent required under Code Section 411 and applicable regulations.

(h)	A Participant or Beneficiary may elect an acceleration of an installment form of distribution of Former Adminisource Plan amounts except to the extent distribution was taken in the form of an annuity which does not permit such acceleration.

(i)	Distributions of assets related to the Former Adminisource Plan may only be made in the form of cash and/or M&I stock.

(j)	Former employees of Adminisource who became employees of M&I (and/or its Affiliates) on January 3, 2006 as a direct consequence of the acquisition of Adminisource shall be credited with their service with Adminisource prior to the date of acquisition for purposes of eligibility, allocations and vesting under the Plan. However, such employees shall not become Participants until February 1, 2006 (or such later date as such employee would have become a Participant in the Plan, taking into account the service credit provided in the preceding sentence) and for the purpose of satisfying the 1,000 Hours of Service requirement for allocations set forth in Sections 3.03 and 6.05 of the Plan, only service with M&I or its Affiliates will be taken into account, but the Hours of Service requirement shall be prorated for 2006 based on the employee’s hire date with M&I. Compensation paid by Adminisource and/or M&I and/or its Affiliates prior to February 1, 2006, shall not be recognized for any purposes of the Plan other than determination of Highly Compensated Employee and Key Employee status.

ARTICLE XL

FORMER GOLD BANC ACCOUNTS

40.01 In General. This Article sets forth the rules applicable to a Participant’s Former Gold Banc Plan Account and subaccounts described in Section 1.01(bb).

Except as set forth in Section 40.02 below, a Participant’s Former Gold Banc Plan Account shall be subject to the same rules as applicable to a Participant’s Accounts generally under the rules of this Plan. A Participant’s Former Gold Banc Plan Account consists of one or more of the following subaccounts: Former Gold Banc Deferral Contributions Account (holding 401(k) contributions), Former Gold Banc Matching Contributions Account (holding matching contributions), Former Gold Banc Nonelective Contributions Account (holding nonelective contributions), Former Gold Banc Voluntary Contributions Account (holding participant voluntary after-tax contributions), Former Gold Banc Rollover Contributions Account (holding rollover contributions), and/or such other subaccounts as the Plan Administrator deems reasonable or necessary for the proper administration of the Plan.

40.02 Special Rules.

Notwithstanding Section 40.01 above, the following special rules shall apply to a former Gold Banc Plan Participant’s Account:

(a)	A Participant’s Former Gold Banc Plan Account shall become vested (to the extent not already vested) in accordance with the terms of the Former Gold Banc Plan as in effect on the closing date of the Former Gold Banc/M&I corporate transaction (including the vesting schedule, vesting methodology and hours of service, using actual hours of service). The Former Gold Banc Plan determined vesting based on 1,000 hours of service in a plan year and provided 10% vesting after one year of service, 20% after two years of service, 40% after three years of service, 60% after four years of service, 80% after five years of service and 100% after six years of service. Notwithstanding the foregoing, a Former Gold Banc Plan Participant who has separated from service from either Gold Banc or M&I as a result of the Gold Banc/M&I corporate transaction and remains employed for Gold Banc or Gold Banc and M&I through his/her release date (as hereinafter defined) shall become 100% fully vested in his/her Gold Banc Plan Matching Employer Contributions Account regardless of such Participant’s years of service (the “2006 Special Vesting Provision”). The term “release date” for this purpose means the date through which a Former Gold Banc Plan Participant was required to remain continuously employed in order to be entitled to certain severance and other benefits from Gold Banc, including, but not limited to, accelerated vesting under the Gold Banc Component of this M&I Plan. The 2006 Special Vesting Provision shall not apply if a Former Gold Banc Plan Participant: (i) voluntarily separates from service before his/her release date; (ii) is involuntarily terminated before his/her release date due to unsatisfactory job performance, or (iii) is a Highly Compensated Employee, as defined in Internal Revenue Code Section

414(q), if such an acceleration of vesting would result in the M&I Plan discriminating in favor of Highly Compensated Employees.

(b)	A Former Gold Banc Plan Participant’s Accounts shall become fully vested (if not already vested) at age 65, if the Participant is still in the employ of M&I and/or its Affiliated Employers.

(c)	Vested amounts related to the Former Gold Banc Plan Participant’s Accounts for matching and nonelective contributions may be withdrawn in whole or in part while employed by M&I or an Affiliated Employer at any time following attainment of age 65. Rollover contributions (and earnings thereon) related to the Former Gold Banc Plan Participant may be withdrawn while employed by M&I or an Affiliated Employer at any time and in any amount.

(d)	For purposes of vesting upon a disability with respect to amounts related to the Former Gold Banc Plan, the definition of Disability under the Former Gold Banc Plan shall apply.

(e)	Forfeitures of amounts attributable to participation in the Former Gold Banc Plan will occur as of the earlier of (1) the last day of the Plan Year in which the Participant incurs 5 consecutive 1-Year Breaks in Service (as defined in the Former Gold Banc Plan) or (2) the date upon which a distribution of the entire vested portion of the Former Gold Banc Plan Participant’s account is made to such Participant.

(f)	Notwithstanding anything herein to the contrary, any protected benefits or optional forms of benefits related to a Former Gold Banc Plan Participant’s Accounts shall be protected and retained to the extent required under Internal Revenue Code Section 411(d)(6) and applicable regulations thereunder.

(g)	Distributions of assets related to a Former Gold Banc Plan Participant’s Accounts may only be made at the election of the Former Gold Banc Plan Participant in the form of cash and/or M&I stock (to the extent that such Account is invested in M&I stock).

(h)	Former Gold Banc Plan Participants with more than one year of service for Gold Banc on April 1, 2006 shall immediately become Participants in the M&I Plan for all M&I Plan purposes on April 1, 2006. Former Gold Banc Plan Participants with less than one year of service for Gold Banc on April 1, 2006 shall become Participants in the M&I Plan on April 1, 2006 for all M&I Plan purposes, except for profit sharing contributions. Such Former Gold Banc Plan Participants shall become Participants in the M&I Plan for profit sharing purposes upon the completion of one year of Eligibility Service in accordance with Section 2.01 of the M&I Plan, counting service for both Gold Banc and M&I as Eligibility Service. Former Gold Banc Plan Participants shall be credited with their years of service under the Gold Banc Plan prior to April 1, 2006 for all M&I Plan purposes. For the 2006 Plan Year, the Compensation of the Former Gold Banc

Plan Participants shall only be recognized by the M&I Plan from the day after April 1, 2006 to December 31, 2006, for M&I Plan deferrals, employer matching contribution allocation purposes and, if applicable, profit sharing contribution (guaranteed and discretionary) allocation purposes. A former Gold Banc employee on April 1, 2006 who was not a participant in the Gold Banc Plan shall have his/her Gold Banc service recognized by the M&I Plan for the purpose of determining his/her eligibility to participate, vesting and allocations in the M&I Plan, including, but not limited to, his/her eligibility to participate in the profit sharing portion of the M&I Plan after completing one (1) year of Eligibility Service, counting service for both Gold Banc and M&I as Eligibility Service. Notwithstanding the above, for the purpose of satisfying the 1,000 Hours of Service requirement for allocation set forth in Section 3.03 of the Plan, only service with M&I or its Affiliates will be taken into account, but the Hours of Service requirement shall be prorated for 2006 based on the employee’s hire date with M&I. In addition, former Gold Banc employees do not need to meet the one year of service requirement in order to be eligible to receive the Employer Incentive Contribution for 2006 and 2007.

ARTICLE XLI

GOLD BANC ESOP TRANSFER ACCOUNTS

41.01 In General. This Article sets forth the rules applicable to a Participant’s Gold Banc ESOP Transfer Account.

Except as set forth in Section 41.02 below, a Participant’s Gold Banc ESOP Transfer Account shall be subject to the same rules as applicable to a Participant’s Accounts generally under the rules of this Plan.

41.02 Special Rules.

Notwithstanding Section 41.01 above, the following special rules shall apply to a Participant’s Gold Banc ESOP Transfer Account:

(a)

Amounts related to a Participant’s Gold Banc ESOP Transfer Account may be withdrawn in whole or in part while employed by M&I or an Affiliated Employer at any time following attainment of age 59 1/2. In addition, consistent with the requirements of Code Section 411(d)(6) and regulations and guidance thereunder, the M&I Plan will protect any other benefit or optional form of distribution available to the Participant under the Former Gold Banc ESOP to the extent of the Participant’s Gold Banc ESOP Transfer Account (including earnings or losses thereupon). A Participant shall not be required to obtain spousal consent to a distribution of his Gold Banc ESOP Transfer Account except to the extent such individual would have been required to obtain such consent under the Former Gold Banc Plan.

(b)	Any amounts held in the form of M&I Stock shall be held in the ESOP portion of a Participant’s Account as provided generally under the M&I Plan. Other amounts shall be held in the non-ESOP portion of a Participant’s Account. Such amounts shall be transferred between and among the various portions of the M&I Plan on the same basis as other amounts held in the M&I Plan.

(c)	If an individual whose account is transferred from the Former Gold Banc Plan would not otherwise be a Participant in the M&I Plan, he shall be treated as a Participant for the limited purpose of his transferred account.

ARTICLE XLII

VECTOR TRANSFER ACCOUNTS

42.01 In General. This Article sets forth the rules applicable to a Participant’s Vector Transfer Account.

Except as set forth in Section 42.02 below, a Participant’s Vector Transfer Account shall be subject to the same rules as applicable to a Participant’s Accounts generally under the rules of this Plan.

42.02 Special Rules.

Notwithstanding Section 42.01 above, the following special rules shall apply to a Participant’s Vector Transfer Account:

(a)

Amounts related to a Participant’s Vector Transfer Account may be withdrawn in whole or in part while employed by M&I or an Affiliated Employer at any time following attainment of age 59 1/2. In addition, consistent with the requirements of Code Section 411(d)(6) and regulations and guidance thereunder, the M&I Plan will protect any other benefit or optional form of distribution available to the Participant under the Former Vector Plan to the extent of the Participant’s Vector Transfer Account (including earnings or losses thereupon). A Participant shall not be required to obtain spousal consent to a distribution of his Vector Transfer Account except to the extent such individual would have been required to obtain such consent under the Former Vector Plan.

(b)	Amounts transferred to the Plan shall initially be held in the non-ESOP portion of a Participant’s Account. Subsequently, such amounts shall be transferred between and among the various portions of the M&I Plan on the same basis as other amounts held in the M&I Plan.

(c)	If an individual whose account is transferred from the Former Vector Plan would not otherwise be a Participant in the M&I Plan, he shall be treated as a Participant for the limited purpose of his transferred account.

(d)	Former employees of VECTORsgi (“Vector”) (which was acquired by Marshall & Ilsley Corporation effective November 22, 2004) who commence employment with M&I on or about November 22, 2004 immediately following their termination of employment with Vector shall be credited with their service with Vector prior to the date of acquisition for purposes of eligibility, allocations and vesting under the Plan.

(e)	Former employees of Vector who commence employment with M&I as described in Section 42.02(d) of the Plan shall be permitted to rollover loans held under the Former Vector Plan, so long as such individual rolls over the entire loan balance into the Plan. Such loans shall continue to be held outstanding in accordance with their terms. The portion of a Participant’s Account which serves as security for a loan is not capable of being withdrawn under the hardship withdrawal provisions of Article X or under the age 59 1/2 withdrawal rules of Section 9.01. In the event a Participant has terminated employment and elects to receive a distribution of his Account balance following such termination of employment, any unpaid loan amounts shall be offset against the amount of the distribution to which the Participant would otherwise be entitled.

ARTICLE XLIII

FORMER VICOR ACCOUNTS

43.01 In General. This Article sets forth the rules applicable to a Participant’s Former VICOR Plan Account and subaccounts described in Section 1.01(ee).

Except as set forth in Section 43.02 below, a Participant’s Former VICOR Plan Account shall be subject to the same rules as applicable to a Participant’s Accounts generally under the rules of this Plan, e.g., a Participant’s Former VICOR Plan Deferral Contributions Account shall be subject to the same rules as applicable to Salary Redirection Accounts under this Plan, a Participant’s Former VICOR Matching Contributions Account shall be subject to the same rules as the Incentive Contributions Account under this Plan, a Participant’s Former VICOR Nonelective Contributions Account shall be subject to the same rules as the Employer Profit Sharing Contributions Account under this Plan, a Participant’s Former VICOR Voluntary Contributions Account shall be subject to the same rules as the Voluntary Contributions Account under this Plan, and a Participant’s Former VICOR Rollover Contributions Account shall be subject to the same rules as applicable to Rollover Accounts under this Plan.

43.02 Special Rules.

Notwithstanding Section 43.01 above, the following special rules shall apply to a Participant’s Former VICOR Plan Account:

(a)	Any Participant’s Former VICOR Plan Account shall have his vesting in amounts attributable to participation in the Former VICOR Plan determined in accordance with the terms of that plan as previously in effect (including the vesting schedule and methodology).

(b)	All Former VICOR Plan Accounts become fully vested (if not already vested) at age 65 if the Participant is still in the employ of M&I.

(c)

Vested amounts related to the Former VICOR Plan Accounts may be withdrawn in whole or in part in-service at any time following attainment of age 59 1/2. After-tax contributions (and earnings thereon) and rollover contributions (and earnings thereon) related to the Former VICOR Plan may be withdrawn in-service at any time and in any amount.

(d)	For purposes of vesting upon a disability with respect to amounts related to the Former VICOR Plan, the definition of Disability under the Former VICOR Plan shall apply.

(e)	Forfeitures of amounts attributable to participation in the Former VICOR Plan will occur as of the earlier of (1) the last day of the Plan Year in which the Participant incurs 5 consecutive 1-Year Breaks in Service (as defined in the

Former VICOR Plan) or (2) distribution of the entire vested portion of the Participant’s Account.

(f)	The matching/profit sharing portion of the Account shall be available for withdrawal after the Participant has been credited with at least 60 months of participation or, to the extent earlier with respect to specific contributions (and the earnings thereon), after such specific contributions or allocations have been maintained in the Participant’s Account for 24 months.

(g)	Eligibility and vesting under the Plan for former employees of VICOR is subject to the previous amendments to the Plan.

(h)	Notwithstanding anything herein to the contrary, any protected benefits or optional forms of benefit related to Former VICOR Plan assets shall be protected and retained to the extent required under Code Section 411 and applicable regulations.

(i)	A Participant or Beneficiary may elect an acceleration of an installment form of distribution of Former VICOR Plan amounts.

(j)	Distributions of assets related to the Former VICOR Plan may only be made in the form of cash.

(k)	Former employees of VICOR who became employees of M&I (and/or its Affiliates) on or about September 2, 2006, as a direct consequence of the acquisition of VICOR shall be credited with their service with VICOR prior to the date of acquisition for purposes of eligibility, allocations and vesting under the Plan. However, such employees shall not become Participants until January 1, 2007 (or such later date as such employee would have become a Participant in the Plan, taking into account the service credit provided in the preceding sentence). Except as set forth in the following sentence, compensation paid by VICOR and/or M&I and/or its Affiliates prior to January 1, 2007, shall not be recognized for any purposes of the Plan other than determination of Highly Compensated Employee and Key Employee status. Notwithstanding the foregoing, compensation paid by VICOR and/or M&I and/or its Affiliates shall be counted to the extent paid on or after January 1, 2007 for purposes of profit sharing contributions (guaranteed and discretionary) in the M&I Plan.

ARTICLE XLIV

FORMER EXCEL BANC ESOP ACCOUNTS

44.01 In General. This Article sets forth the rules applicable to a Participant’s Former Excel Bank ESOP Account and subaccounts described in Section 1.01(ff).

Except as set forth in Section 44.02 below, a Participant’s Former Excel Bank ESOP Account shall be subject to the same rules as applicable to a Participant’s Accounts generally under the rules of this Plan, e.g., a Participant’s Former Excel Bank ESOP Employer Contributions Account shall be subject to the same rules as the Employer Profit Sharing Contributions Account under this Plan and a Participant’s Former Excel Bank ESOP Rollover Contributions Account shall be subject to the same rules as applicable to Rollover Accounts under this Plan.

44.02 Special Rules.

Notwithstanding Section 44.01 above, the following special rules shall apply to a Participant’s Former Excel Bank ESOP Account:

(a)	Any Participant’s Former Excel Bank ESOP Account shall have his vesting in amounts attributable to participation in the Excel Bank ESOP determined in accordance with the terms of that plan as previously in effect (including the vesting schedule and methodology).

(b)	All Former Excel Bank ESOP Accounts become fully vested (if not already vested) at age 65 if the Participant is still in the employ of M&I.

(c)	For purposes of vesting upon a disability with respect to amounts related to the Former Excel Bank ESOP, the definition of Disability under the Former Excel Bank ESOP shall apply.

(d)	Forfeitures arising due to the termination after June 30, 2007, of any former Excel Bank employees, which are attributable to participation in the Former Excel Bank ESOP will be used to reduce contributions to the Plan rather than shared solely among former participants in the Excel Bank ESOP.

(e)	Eligibility and vesting under the Plan for former employees of Excel Bank is subject to the previous amendments to the Plan. The better of the regular and the top-heavy vesting schedules in the Excel Bank ESOP shall apply to the Former Excel Bank ESOP Account if and when the Plan becomes top-heavy.

(f)	Notwithstanding anything herein to the contrary, any protected benefits or optional forms of benefit related to Former Excel Bank ESOP assets shall be protected and retained to the extent required under Code Section 411 and applicable regulations.

(g)	To the extent a terminated participant has begun receiving distribution of his Former Excel Bank ESOP Account, and is reemployed by the Employer or any Affiliate thereof, the distribution of such Former Excel Bank ESOP Account shall continue upon reemployment.

(h)	Former employees of Excel Bank who become employees of M&I (and/or its Affiliates) on July 1, 2007, as a direct consequence of the acquisition of Excel Bank shall be credited with their service with Excel Bank prior to July 1, 2007 for purposes of eligibility, allocations and vesting under the Plan. However, such employees shall not become Participants until July 1, 2007 (or such later date as such employee would have become a Participant in the Plan, taking into account the service credit provided in the preceding sentence). Except as set forth in the following sentence, compensation paid by Excel Bank and/or M&I and/or its Affiliates prior to July 1, 2007, shall not be recognized for any purposes of the Plan other than determination of Highly Compensated Employee and Key Employee status.

ARTICLE XLV

LOANS ROLLED INTO PLAN

45.01 In General. Loans are not available under this Plan, but it is recognized that loan balances may be outstanding in plans of employers which are acquired by M&I. This Article sets forth the rules applicable to Participant loan balances which may be rolled or transferred into this Plan.

45.02 Special Rules Provided in Plan Articles. Provisions applicable to certain acquired entities are contained in separate Articles in the Plan, each with respect to a particular acquired entity. Rules regarding loan balances from former plans are found in each Article.

45.03 Special Rules Where No Separate Article Exists. In the case of certain acquired entities for which no separate Article is present, the following special rules exist for loan balances from former plans:

(a)	Loan balances from former plans which are either transferred or rolled over into the Plan shall continue to be held outstanding in accordance with their terms.

(b)

The portion of a Participant’s Account which serves as security for a loan is not capable of being withdrawn under the hardship withdrawal provisions of Article X or under the age 59 1/2 withdrawal rules of Section 9.01.

(c)	In the event a Participant terminates employment and elects to receive a distribution of his Account balance following such termination of employment, any unpaid loan amounts shall be offset against the amount of the distribution to which the Participant would otherwise be entitled.

45.04 Loan Balances Subject to This Article. Outstanding loan balances subject to the special rules in this Article are as follows:

(a)	Former employees of UMB Bank, n.a. (“UMB”) who commence employment with M&I immediately following their termination of employment with UMB shall be permitted to rollover retirement plan loans held under the UMB defined contribution retirement plan to the Plan so long as such individual rolls over his entire balance in the UMB plan to the Plan.

(b)	Former employees of Printing for Systems, Inc. (Printing for Systems”) who commence employment with M&I on November 15, 2003 immediately following their termination of employment with Printing for Systems shall be permitted to rollover retirement plan loans held under the Printing for Systems defined contribution retirement plan to the Plan so long as such individual rolls over his entire balance in the Printing for Systems plan to the Plan.

(c)	Former employees of AmerUs Home Lending (“AmerUs”) who commence employment with M&I on January 1, 2004 immediately following their termination of employment with AmerUs shall be permitted to rollover retirement plan loans held under the AmerUs defined contribution retirement plan to the Plan so long as such individual rolls over his entire balance in the AmerUs plan to the Plan.

(d)	Former employees of Kirchman Corporation (“Kirchman”) who commence employment with M&I on May 28, 2004 immediately following their termination of employment with Kirchman shall be permitted to rollover retirement plan loans held under the Kirchman defined contribution retirement plan to the Plan so long as such individual rolls over his entire balance in the Kirchman plan to the Plan.

(e)	Former employees of NuEdge Systems (“NuEdge”) who commence employment with M&I on October 20, 2004 immediately following their termination of employment with NuEdge shall be permitted to rollover retirement plan loans held under the NuEdge defined contribution retirement plan to the Plan so long as such individual rolls over his entire balance in the NuEdge plan to the Plan.

(f)	Former employees of TREEV who commence employment with M&I on or about August 12, 2005 immediately following their termination of employment with TREEV shall be permitted to rollover retirement plan loans held under the TREEV defined contribution retirement plan to the Plan so long as such individual rolls over his entire balance in the TREEV plan to the Plan.

ARTICLE XLVI

MINIMUM DISTRIBUTION REQUIREMENTS

This Article sets forth revised rules regarding minimum distributions utilizing Model Plan Amendment 1 from Revenue Procedure 2002-29 (with minor changes as permitted by that Revenue Procedure) as set forth below. If another provision of the Plan calls for an earlier distribution or a larger payment on any given date, such provision shall supersede this Article XLVI.

46.01 General Rules.

(a)	Effective Date. The provisions of this Article will apply for purposes of determining required minimum distributions for calendar years beginning with the 2002 calendar year.

(b)	Coordination with Minimum Distribution Requirements Previously in Effect. Not applicable.

(c)	Precedence. The requirements of this Article will take precedence over any inconsistent provisions of the Plan.

(d)	Requirements of Treasury Regulations Incorporated. All distributions required under this Article will be determined and made in accordance with the Treasury regulations under section 401(a)(9) of the Internal Revenue Code.

(e)	TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Article, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to section 242(b)(2) of TEFRA.

46.02 Time and Manner of Distribution.

(a)	Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date.

(b)	Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(i)

If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, then, except as provided in Section 46.06, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

(ii)	If the Participant’s surviving spouse is not the Participant’s sole designated Beneficiary, then, except as provided in Section 46.06, distributions to the designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(iii)	If there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iv)	If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 46.02, other than Section 46.02(b)(i), will apply as if the surviving spouse were the Participant.

For purposes of this Section 46.02 and Section 46.04, unless Section 46.02(b)(iv) applies, distributions are considered to begin on the Participant’s required beginning date. If Section 46.02(b)(iv) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 46.02(b)(i). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s required beginning date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section 46.02(b)(i)), the date distributions are considered to begin is the date distributions actually commence.

(c)	Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Sections 46.03 and 46.04 of this Article. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of section 401(a)(9) of the Code and the Treasury regulations.

46.03 Required Minimum Distributions During Participant’s Lifetime.

(a)	Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(i)	the quotient obtained by dividing the Participant’s Account balance by the distribution period in the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(ii)	if the Participant’s sole designated Beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account balance by the number in the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

(b)	Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Section 46.03(b) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

46.04 Required Minimum Distributions After Participant’s Death.

(a)	Death On or After Date Distributions Begin.

(i)	Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated Beneficiary, determined as follows:

(1)	The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2)	If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(3)	If the Participant’s surviving spouse is not the Participant’s sole designated Beneficiary, the designated Beneficiary’s remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(ii)	No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(b)	Death Before Date Distributions Begin.

(i)	Participant Survived by Designated Beneficiary. Except as provided in Section 46.06, if the Participant dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the remaining life expectancy of the Participant’s designated Beneficiary, determined as provided in Section 46.04(a).

(ii)	No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iii)	Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 46.02(b)(i), this Section 46.04(b) will apply as if the surviving spouse were the Participant.

46.05 Definitions.

(a)	Designated Beneficiary. The individual who is designated as the Beneficiary under Section 1.05 of the Plan and is the designated Beneficiary under Section 401(a)(9) of the Internal Revenue Code and section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

(b)	Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 46.02(b). The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

(c)	Life Expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.

(d)	Participant’s Account balance. The Account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(e)	Required Beginning Date. The date specified in the Plan when distributions under code section 401(a)(9) are required to begin.

46.06 Additional Provisions.

Participants or Beneficiaries may elect on an individual basis whether the 5-year rule or the life expectancy rule in the Plan applies to distributions after the death of a Participant who has a designated Beneficiary.

Marshall & Ilsley Corporation

770 North Water Street

Milwaukee, WI 53202-3509

414 765-7700

micorp.com

SECRETARY’S CERTIFICATE

I, Gina M. McBride, do hereby certify that I am the duly appointed Secretary of the Board of Directors of Marshall & Ilsley Corporation (“Corporation”), a Wisconsin corporation, and as such Secretary, I have custody of the books, records and files of said Board of Directors and related committees.

I further certify that the following is a true and correct copy of a resolution adopted at a meeting of the Board of Directors of the Corporation held on April 26, 2011, at which meeting a quorum was present, and that said resolution is in full force and has not been amended, modified or revoked.

“WHEREAS, Marshall & Ilsley Corporation (the “Corporation”) entered into an Agreement and Plan of Merger dated as of December 17, 2010 (as it may be amended or supplemented from time to time, the “Merger Agreement”), by and between Bank of Montreal, a Schedule I Bank under the Bank Act (Canada) and the Corporation.

WHEREAS, in accordance with the Merger Agreement, the Corporation desires to amend the M&I Retirement Program (the “Plan”) to provide a 2011 profit-sharing contribution and a 2011 incentive contribution to the extent contemplated and permitted by the Merger Agreement;

WHEREAS, in accordance with the Merger Agreement, the Corporation is required to terminate the Plan and any other 401 (k) plans sponsored by the Corporation and its affiliates prior to the consummation of the transactions contemplated by the Merger Agreement;

NOW, THEREFORE, BE IT:

M&I Retirement Program

RESOLVED, that, subject to the consummation of the transactions contemplated by the Merger Agreement, the M&I Retirement Program is amended as follows effective as of the consummation of the transactions contemplated by the Merger Agreement (except where a different effective date is specifically set forth):

1.	A new Section 1.31 is added to the Retirement Program to read as follows effective as of January 1, 2011:

1.31	“Relevant Date” means the date immediately prior to the consummation of the transactions contemplated by the Agreement and Plan of Merger dated as of December 17,2010 (as it may be amended or supplemented from time to time, the “Merger Agreement”), by and between Bank of Montreal, a Schedule I Bank under the Bank Act (Canada) and Marshall & Ilsley Corporation.

2.	Section 1.14 is amended to add the following paragraph effective as of January 1, 2011:

Notwithstanding anything in the Plan to the contrary, for the Plan Year beginning on January 1, 2011, a Participant’s Gross Annual Pay will be limited to the amount of the Gross Annual Pay that the Participant has been paid during the period from January 1,2011 through the Relevant Date.

3.	Section 1.22 is amended to read as follows:

1.22 “Qualifying Employer Security” or “Employer Stock” means common stock of Marshall & Ilsley Corporation or, following the Relevant Date, common stock of Bank of Montreal.

4.	Section 3.01 is amended to add the following paragraph effective as of January 1, 2011:

For the Plan Year beginning on January 1, 2011, each Employer agrees to pay to the Trustee of the Trust an amount which, when combined with any allocable forfeitures, shall be equal to 6% of the Gross Annual Pay of the Participants who are its Employees and who are entitled to an allocation under Section 3.03 of the Plan.

5.	Section 3.03 is amended to add the following paragraph effective as of January 1, 2011:

For the Plan Year beginning on January 1,20 11, Employer contributions for any Plan Year shall be allocated as of the Relevant Date among those Participants who have completed a pro-rated 1,000 Hours of Service for such period and who remain in the Employer’s employ on such date by crediting each such Participant’s Profit-Sharing Employer Contribution Account in the ratio that each such Participant’s Gross Annual Pay for the period ending on the Relevant Date bears to the total Gross Annual Pay for all such Participants for that period. Each Employer’s contributions shall be allocated only among Participants who are its Employees. Notwithstanding the foregoing, any Employee who terminates prior to the Relevant Date (i) because of death or (ii) after attainment of Retirement Date shall be eligible to share in such allocation, without regard to whether he has completed a pro-rated 1,000 Hours of Service during such period or remains in the Employer’s employ on the Relevant Date. For purposes of this Section 3.03 and Section 6.01, a pro-rated 1,000 Hours of Service shall be equal to 1,000 times a fraction, with the numerator being the number of days in the period commencing on January 1, 2011 and ending with the Relevant Date and the denominator being 365.

6.	Section 6.01 is amended to add the following paragraph effective as of January 1, 2011:

For the period beginning on January 1,2011 and ending on the Relevant Date, the Employer shall make an Employer Incentive Contribution for each Participant for whom the Employer has made a Salary Redirection Contribution equal to 50% of the portion of the Participant’s Salary Redirection Contribution which does not exceed 6% of Gross Annual Pay. Participants who fail to complete a pro-rated 1000 Hours of Service during the period or who do not remain in the Employer’s employ on the

Relevant Date shall not share in the allocation of an Employer’s Incentive Contribution and the amount of Employer Incentive Contributions due the Plan pursuant to this Section 6.01 shall be reduced accordingly; provided, however, that the foregoing rule shall not apply to individuals who die or whose termination of employment occurs after Retirement Date.

7.	The following sentence is added at the end of Section 13.02:

Any Participant shall be permitted to transfer any unpaid Plan loan(s) to another tax-qualified retirement plan accepting such transfer in a direct rollover.

Termination of Retirement Plans

FURTHER RESOLVED that, subject to the consummation of the transactions contemplated by the Merger Agreement, all of the 401(k) plans sponsored by the Corporation and its affiliates, including the M&I Retirement Program, the Missouri State Bank & Trust Company Retirement Savings Plan and the North Star Financial Corporation 401(k) Plan (collectively the “Retirement Plans”) shall be terminated as of the date immediately prior to the consummation of such transactions;

FURTHER RESOLVED that, pending the distribution of account balances from the Retirement Plans, plan participants shall be permitted to originate and repay plan loans;

FURTHER RESOLVED that, any Retirement Plan participants entitled to receive a distribution shall be permitted to transfer any unpaid plan loan(s) to another tax-qualified retirement plan accepting such transfer in a direct rollover;

FURTHER RESOLVED, that the appropriate officers of the Corporation are hereby authorized and directed to take such actions, which they judge to be necessary or appropriate to effectuate the foregoing, including, but not limited to, amending the Retirement Plans before or after the date of termination, the execution of any documents necessary to terminate the Retirement Plans, seeking and obtaining the approval of the termination of the Retirement Plans and Trust by the Internal Revenue Service and any agency of the U.S. Government whose approval may be required by law, and the distribution of account balances to the plan participants;

General

FURTHER RESOLVED, that each of the officers and directors of the Corporation (or its successors) is, in accordance with the foregoing resolutions, authorized and directed, in the name and on behalf of the Corporation, to prepare, execute and deliver any and all certificates, agreements, amendments, instruments, reports, schedules, statements, consents, documents and information with respect to the actions contemplated by the foregoing resolutions, to make any filings pursuant to domestic and foreign laws and to take all other actions that he deems necessary, appropriate or advisable in order to comply with the applicable laws and regulations of any jurisdiction (domestic or foreign), or otherwise to effectuate and carry out the purposes of the foregoing resolutions and to permit the actions contemplated thereby to be lawfully consummated and to take or cause to be taken any and all such further actions and to incur all such fees and expenses, as in his or her judgment shall be necessary, appropriate or advisable to carry out and effectuate the purpose and intent of any and all of the resolutions contemplated herein;

FURTHER RESOLVED, that all actions previously taken by any officer, director, representative or agent of the Corporation, in the name and on behalf of the Corporation or any of its affiliates in connection with the actions contemplated by the foregoing resolutions be, and each of the same hereby is, adopted, ratified, confirmed and approved in all respects as the act and deed of the Corporation; and

FURTHER RESOLVED, that the appropriate officers of the Corporation are hereby authorized and directed to take all steps that they or legal counsel judge to be necessary or advisable to carry out the intent and purposes of these resolutions.”

IN WITNESS WHEREOF, the undersigned has hereunto set her hand and affixed the corporate seal of Marshall & Ilsley Corporation this 24th day of May 2011.

/s/ Gina M. McBride
Gina M. McBride Secretary

Action Regarding the

M&I Retirement Program

The undersigned, an authorized officer of the Corporate Benefits Department, Marshall & Ilsley Corporation (“M&I”) hereby takes the following action with respect to the M&I Retirement Program (the “Plan”):

WHEREAS, Section 28.06(d) of the Plan provides, in relevant part, that:

at least once per Plan Year (and at such times as they in their sole discretion determine), senior management (or its designee) may, in their sole discretion, declare that the portion of the Plan held in the M&I Fund related to the preceding Plan Year (and all other preceding periods) shall be thereafter treated as part of the ESOP Account portion of the Plan. Such amounts shall be treated as transferred to the ESOP Account portion of the Plan; and

WHEREAS, the undersigned, as an authorized officer of the Corporate Benefits Department of M&I, desires to declare that the portion of the Plan held in the M&I Fund (which holds stock of M&I) related to the preceding Plan Year (and all other preceding periods) shall be hereafter treated as part of the ESOP Account portion of the Plan;

NOW, THEREFORE, RESOLVED, that, effective as of the date hereof, the undersigned officer hereby declares that the portion of the Plan held in the M&I Fund related to the preceding Plan Year (and all other preceding periods) shall be hereafter treated as part of the ESOP Account portion of the Plan.

Dated this 5th day of July, 2011.

By:	/s/ Dennis R. Salentine
Dennis Salentine Vice President Director of Corporate Benefits

Action Regarding the

M&I Retirement Program

The undersigned, an authorized officer of the Corporate Benefits Department, Marshall & Ilsley Corporation (“M&I”) hereby takes the following action with respect to the M&I Retirement Program (the “Plan”):

WHEREAS, Section 28.06(d) of the Plan provides, in relevant part, that:

at least once per Plan Year (and at such times as they in their sole discretion determine), senior management (or its designee) may, in their sole discretion, declare that the portion of the Plan held in the M&I Fund related to the preceding Plan Year (and all other preceding periods) shall be thereafter treated as part of the ESOP Account portion of the Plan. Such amounts shall be treated as transferred to the ESOP Account portion of the Plan; and

WHEREAS, the undersigned, as an authorized officer of the Corporate Benefits Department of M&I, desires to declare that the portion of the Plan held in the M&I Fund (which holds stock of M&I) related to the preceding Plan Year (and all other preceding periods) shall be hereafter treated as part of the ESOP Account portion of the Plan;

NOW, THEREFORE, RESOLVED, that, effective as of the date hereof, the undersigned officer hereby declares that the portion of the Plan held in the M&I Fund related to the preceding Plan Year (and all other preceding periods) shall be hereafter treated as part of the ESOP Account portion of the Plan.

Dated this 3rd day of March, 2011.

By:	/s/ Dennis R. Salentine
Vice President Director of Corporate Benefits

770 North Water Street

Milwaukee, WI 53202-3509

414 765-7700

micorp.com

SECRETARY’S CERTIFICATE

I, Gina M. McBride, do hereby certify that I am the duly appointed Assistant Secretary of the Board of Directors of BMO Financial Corp., a Delaware corporation, and as such Assistant Secretary, I have custody of the books, records and files of said Board of Directors.

I further certify to the following thereby making Marshall & Ilsley Corporation’s documentation a part of BMO Financial Corp.:

(a)	Effective on July 5, 2011, Marshall & Ilsley Corporation, a Wisconsin corporation (“M&I”), merged with and into Mike Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of BFC (“Merger Sub”), with Merger Sub as the surviving entity (the “Initial Merger”);

(b)	Effective on July 5, 2011, following the Initial Merger, Merger Sub merged with and into BFC with BFC as the surviving entity (the “Second Merger”);

(c)	In connection with the Initial Merger, Articles of Merger were filed with the State of Wisconsin on July 5, 2011 and a Certificate of Merger was filed with the State of Delaware on July 5, 2011;

(d)	In connection with the Second Merger, a Certificate of Merger was filed with the State of Delaware on July 5, 2011; and

(e)	Effective on July 5, 2011, the Certificate of Merger filed with the State of Delaware in connection with the Second Merger amended the Certificate of Incorporation of BFC to change the name of BFC from “Harris Financial Corp.” to “BMO Financial Corp.”

I further certify that the following is a true and correct copy of a resolution adopted at a meeting of the Board of Directors of Marshall & Ilsley Corporation held on February 17, 2011, at which meeting a quorum was present, and that said resolution is in full force and has not been amended, modified or revoked.

“WHEREAS, Marshall & Ilsley Corporation (the “Corporation”) and certain of its affiliated corporations maintain the M&I Retirement Program (the “Plan”) for the benefit of eligible employees and their beneficiaries; and

WHEREAS, pursuant to the power reserved to it in Section 3.01 of the Plan, the Corporation desires to specify the amount of the discretionary retirement program contribution (“Profit Sharing”) to be made to the Plan for calendar year 2010 by each Employer sponsoring the Plan; and

WHEREAS, the Corporation has entered into an Agreement and Plan of Merger dated as of December 17, 2010 (as it may be amended or supplemented from time to time, the

“Merger Agreement”) with Bank of Montreal, a Schedule I Bank under the Bank Act (Canada); and

WHEREAS, the Corporation has determined that, subject to the consummation of the transactions contemplated by the Merger Agreement, each participating Employer shall contribute a discretionary Profit-Sharing Contribution for calendar year 2010 to the participants who are its employees and who are entitled to an allocation under Section 3.03 of the Plan; and

NOW, THEREFORE, BE IT RESOLVED, that the discretionary retirement program contribution to the Plan for the year 2010 shall be made as follows:

1.	Except as otherwise provided below, subject to the consummation of the transactions contemplated by the Merger Agreement, a 4% discretionary retirement program contribution based on each eligible Participant’s Gross Annual Pay shall be made to the Plan.

2.	The amount of contribution to be made by an Employer pursuant to paragraph (1) above shall be offset by forfeitures (if any) as provided by Plan Section 8.05(d) so that in no event will an eligible Participant receive a discretionary retirement program allocation under the Plan in excess of the applicable percentage specified for such Participant in paragraph (1) above or, if less, any limitation specified in the Plan.

FURTHER RESOLVED, that the appropriate officers of the Corporation are hereby authorized and directed to take all steps that they or legal counsel judge to be necessary or advisable to carry out the intent and purposes of these resolutions, including the making of any such further changes as they deem necessary for purposes of maintaining the Plan’s tax qualified status or for purposes of clarification or otherwise.”

IN WITNESS WHEREOF, the undersigned has hereunto set her hand and affixed the corporate seal of BMO Financial Corp. this 22nd day of August 2011.

/s/ Gina M. McBride
Gina M. McBride Assistant Secretary

Action Regarding the

M&I Retirement Program

The undersigned, an authorized officer of the Corporate Benefits Department, Marshall & Ilsley Corporation (“M&I”) hereby takes the following action with respect to the M&I Retirement Program (the “Plan”):

WHEREAS, Section 28.06(d) of the Plan provides, in relevant part, that:

at least once per Plan Year (and at such times as they in their sole discretion determine), senior management (or its designee) may, in their sole discretion, declare that the portion of the Plan held in the M&I Fund related to the preceding Plan Year (and all other preceding periods) shall be thereafter treated as part of the ESOP Account portion of the Plan. Such amounts shall be treated as transferred to the ESOP Account portion of the Plan; and

WHEREAS, the undersigned, as an authorized officer of the Corporate Benefits Department of M&I, desires to declare that the portion of the Plan held in the M&I Fund (which holds stock of M&I) related to the preceding Plan Year (and all other preceding periods) shall be hereafter treated as part of the ESOP Account portion of the Plan;

NOW, THEREFORE, RESOLVED, that, effective as of the date hereof, the undersigned officer hereby declares that the portion of the Plan held in the M&I Fund related to the preceding Plan Year (and all other preceding periods) shall be hereafter treated as part of the ESOP Account portion of the Plan.

Dated this 4th day of January, 2011.

By:	/s/ Dennis R. Salentine
Vice President Director of Corporate Benefits

Marshall & Ilsley Corporation

770 North Water Street

Milwaukee, WI 53202-3509

414 765-7700

micorp.com

SECRETARY’S CERTIFICATE

I, Gina M. McBride, do hereby certify that I am the duly appointed Secretary of the Board of Directors of Marshall & Ilsley Corporation (“Corporation”), a Wisconsin corporation, and as such Secretary, I have custody of the books, records and files of said Board of Directors and related committees.

I further certify that the following is a true and correct copy of a resolution adopted at a the regular meeting of the Board of Directors of the Corporation held on December 16,2010, at which meeting a quorum was present, and that said resolution is in full force and has not been amended, modified or revoked.

“WHEREAS, this Corporation sponsors the M&I Retirement Program (the “Plan”); and

WHEREAS, this Corporation has determined to amend the employer contribution rules under the Plan in order to eliminate the guaranteed 2% profit sharing contribution and the guaranteed company matching contribution;

NOW, THEREFORE, BE IT AND IT IS HEREBY RESOLVED, that the M&I Retirement Program is amended as of the dates set forth below:

1.	Effective January 1,2011, Section 4.02(a) is amended to read as follows:

(a)	Prior to 2002 the contributions made pursuant to this Article IV and the provisions of the Plan regarding the administration of these contributions, the investment of these contributions and distribution of these contributions have comprised a money purchase pension plan while the remainder of the M&I Retirement Program has consisted of a profit sharing plan. Effective January 1, 2002, the money purchase pension portion of the M&I Retirement Program is converted into a profit sharing plan and is merged into the profit sharing portion of the M&I Retirement Program. Contributions for each Plan Year commencing on or after January 1, 2002 and ending prior to January 1, 2011 shall continue to be made in the amounts and under the circumstances described in Section 4.01, however, such contributions shall be deposited in the Participant’s Profit Sharing Employer Contribution Account. Effective January 1,2011, the automatic contributions under this Article IV shall cease.

2.	Effective January 1,2011, the first sentence of Section 6.01 of the Plan shall be replaced with the following:

For each Plan Year commencing on or after January 1,2011, the Board of Directors of Marshall & Ilsley Corporation may establish an Employer Incentive Contribution formula that is based upon a Participant’s Salary Redirection Contributions. For each Participant for whom the Employer makes a Salary Redirection Contribution for a Plan Year, the Employer will make an Employer Incentive Contribution for that year based upon the formula, if any, established by the Board.

3.	Effective January 1, 2011, the first sentence of Section 6.05 of the Plan shall be replaced with the following:

The Employer Incentive Contributions shall be allocated and credited by the Trustee to each Participant’s Incentive Contributions Account based upon the formula, if any, determined by the Board of Directors of Marshall & Ilsley Corporation under Section 6.01 above and the Participants’ Salary Redirection Contributions made since that last Anniversary Date.”

IN WITNESS WHEREOF, the undersigned has hereunto set her hand and affixed the corporate seal of Marshall & Ilsley Corporation this 21st day of January 2011.

/s/ Gina M. McBride
Gina M. McBride Secretary

AMENDMENT TO M&I RETIREMENT PROGRAM

WHEREAS, Marshall & Ilsley Corporation sponsors the M&I Retirement Program (the “Plan”); and

WHEREAS, Marshall & Ilsley Corporation desires to amend the Plan to comply with the Heroes Earnings Assistance and Relief Tax Act of 2008;

NOW, THEREFORE, BE IT AND IT IS HEREBY RESOLVED, that the M&I Retirement Program is amended as of the dates set forth below:

1. Effective January 1, 2008, Section 1.14 is amended to add the following paragraph at the end thereof:

Notwithstanding anything in the Plan to the contrary, for purposes of determining the portion of a Participant’s Gross Annual Pay deferrable into the Plan as a Salary Redirection Contribution, “Gross Annual Pay” shall exclude any military differential pay (within the meaning of Code §3401(h)(2)) paid to Participants on and after January I, 2008.

2. Section 14.09, Reemployment Following Military Service, is amended and restated in its entirety to read as follows:

14.09 Compliance with Military Leave Requirements.

(a)	Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code; provided that any allocations of Employer Incentive Contributions and Profit-Sharing Contributions shall be made currently and shall not be dependent upon a Participant’s reemployment.

(b)	Notwithstanding any other provision of the Plan to the contrary, for years beginning after December 31, 2008, (i) a differential wage payment, as defined in Code Section 3401(h)(2), shall be treated as compensation for purposes of Code Section 415(c)(3) and Treasury Regulations Section 1.415(c)-2.

(c)	In the case of a death occurring on or after January 1, 2007, if a Participant dies while performing qualified military service as defined in Code Section 414(u), the Participant’s Beneficiary is entitled to any additional benefits (other than benefit accruals related to the period of qualified military service) provided under the Plan as if the Participant had resumed employment and then terminated employment on account of death. The Participant’s

1

qualified military service will be credited as service for vesting purposes, as though the Participant had resumed employment under the Uniformed Services Employment and Reemployment Rights Act immediately prior to the Participant’s death.

IN WITNESS WHEREOF, the undersigned has executed the foregoing document on behalf of Marshall & Ilsey Corporation this 16th day of December, 2010.

MARSHALL & ILSLEY CORPORATION

By:	/s/ Paul Renard
Senior Vice President, Director of Human Resources

2

Marshall & Ilsley Corporation 770 North Water Street Milwaukee, WI 53202-3509 414 765-8327 micorp.com

Finding With Respect to Blackout Period Notice

WHEREAS, Fidelity National Information Systems Inc. (FIS) has on July 1, 2010 issued a tender offer to repurchase it shares; and

WHEREAS, the M&I Retirement Program (the “Plan”) holds a substantial amount of FIS shares and participants have the right to direct Marshall & Ilsley Trust Company, the Plan Trustee, whether to tender the all or a portion of the FIS shares attributable to their accounts; and

WHEREAS, there is not sufficient time between the July 1, 2010 offer to purchase date and the July 30, 2010 date by which a Blackout Period (as defined in ERISA Section 101(i)(7)) must begin in order to implement participant instructions regarding tender to provide notice to participants 30 days in advance of the commencement of the Blackout Period;

NOW, THEREFORE, Marshall & Ilsley Trust Company, as a Plan fiduciary, hereby determines that the inability to provide a 30 day advance notice of a Blackout Period is due to circumstances beyond the reasonable control of the Plan Administrator.

Dated: July 2, 2010

Marshall & Ilsley Trust Company

By:	/s/ Paul Renard
Title: Senior Vice President

AMENDMENT TO M&I RETIREMENT PROGRAM

WHEREAS, Marshall & Ilsley Corporation sponsors the M&I Retirement Program (the “Plan”); and

WHEREAS, Marshall & Ilsley Corporation desires to amend the Plan (i) to permit participants to borrow money from their individual accounts and (ii) to make related changes and its Board of Directors has provided the undersigned with authority to adopt such an amendment to the Plan;

NOW, THEREFORE, the M&I Retirement Program is hereby amended in the following respects effective as of July 1,2010:

1. The title of Article X is changed from “Withdrawals” to “Withdrawals and Loans.”

2. The fourth paragraph from the end of Section 10.02 is revised to read as follows:

“Before a distribution can be made from this Plan by reason of financial hardship, it will be necessary that the participant have obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under this Plan and any and all other tax qualified plans and nonqualified retirement or deferred compensation plans maintained by the Employer or any of its Affiliated Employers.”

3. Existing Section 10.05 is deleted and replaced with the following Sections 10.05 and 10.06:

“10.05 Loans.

(a) A Participant who has not terminated employment with the Employer may elect to receive a Plan loan.

(b) The minimum Plan loan shall be $1,000 and the maximum loan shall be equal to the lesser of (i) $50,000 (less the highest outstanding loan balance under this Plan in combination with all other qualified retirement plans sponsored by the Employer and all Affiliated Employers during the preceding 12 months) or (ii) 50% of the Participant’s vested Account values.

(c) Plan loans shall provide for definite repayment schedules, shall bear a reasonable rate of interest and shall be repaid within five years, except in the instance of a loan used to acquire the principal residence of the borrowing Participant in which case the maximum term of the loan shall be 15 years.

1

(d) No distribution shall be made to any Participant (or his Beneficiary) unless and until all loans to such Participant have been repaid in full; to the extent that any loan is unpaid at the time a Participant’s Account is to be distributed, such unpaid amount shall be deducted from the amount otherwise payable from his Account.

(e) Each loan shall be considered an investment solely of the account of the Participant receiving the loan.

(f) Each loan to a Participant shall be secured by such Participant’s Account to the maximum extent permitted by law. Any outstanding loan or loans to a Participant shall, if not paid when due, be liquidated out of the Participant’s Account at the time distribution of such Account is otherwise being made pursuant to the provisions of this Plan and not before then.

(g) Loans shall be made pro rata from each of the Participant’s Accounts in the Plan.

(h) All loans shall be made in accordance with a written set of policies and procedures established by the Plan Administrator from time to time. Such policies and procedures shall describe, inter alia, the following:

(1) the person or persons (the “Loan Administrator”) authorized by the Plan Administrator to administer the loan program, identified by name or position;

(2) the loan application procedure;

(3) the basis for approving or denying loans;

(4) any limits on the types of loan permitted or number of loans permitted;

(5) the applicable interest rate or rates;

(6) the amount of any loan processing fee and any annual loan maintenance fee;

(7) default conditions including whether termination of employment shall or shall not constitute an event of default;

(8) leave of absence and military service suspension of repayment rules consistent with federal law and Code Section 72(p);

2

(9) consequences of an event of default; and

(11) whether a loan shall be repaid through payroll deduction and/or other methods, such as payment by check.

Such procedures shall ensure that all loans are available on a reasonably equivalent basis and in a manner which does not discriminate in favor of highly compensated employees.

10.06 Restriction on Loans and Withdrawals.

Notwithstanding any other provision of this Plan to the contrary, a Participant shall not be permitted to make a loan or withdrawal from any of his Accounts in this Plan without the consent of his spouse given in a writing signed by the spouse and witnessed by a Plan representative or notary public after the spouse has received an explanation in accordance with the procedures of Section 9.01 of the fact that if such loan or withdrawal is not made the Participant’s spouse would have had with respect to the loaned or withdrawn amounts the qualified joint and survivor annuity rights described in Section 9.01 upon the Participant’s distribution following termination of employment and the death benefit rights described in Section 9.02”

IN WITNESS WHEREOF, the undersigned has executed the foregoing document on behalf of Marshall & Ilsey Corporation this 29 day of June, 2010.

MARSHALL & ILSLEY CORPORATION

By:	/s/ Paul Renard
Senior Vice President, Director of Human Resources

3

ACTION OF

MARSHALL & ILSLEY CORPORATION

WITH RESPECT TO THE

M&I RETIREMENT PROGRAM

WHEREAS, Marshall & Ilsley Corporation (“M&I”) maintains the M&I Retirement Program (“Plan”) for the exclusive benefit of participating employees and their beneficiaries; and

WHEREAS, M&I and/or its affiliates are acquiring the assets of a book of business from U.S. Bancorp (“US Bank”) effective May 3, 2010; and

WHEREAS, pursuant to the terms of the agreements for such acquisition, M&I and/or its affiliates have agreed to credit service with US Bank for purposes of eligibility, allocations and vesting under the Plan; and

WHEREAS, the Board of Directors has delegated authority to make amendments and take actions of this kind to the undersigned;

NOW, THEREFORE, RESOLVED, that former employees of US Bank (who commence employment with M&I on May 3, 2010, immediately following their termination of employment with US Bank) shall be credited with their US Bank service for purposes of eligibility, allocations and vesting under the Plan. However, employees described in this resolution shall not become participants until May 3,2010 (or such later date as such employee would have become a participant in the Plan, taking into account the service credit provided in this resolution). Compensation paid by US Bank prior to May 3, 2010, shall not be recognized for any purposes of the Plan other than determination of highly compensated employee and key employee status.

FURTHER RESOLVED, that appropriate officers be, and they hereby are, authorized and directed to take such action and execute such documents as they deem advisable or necessary to implement the foregoing resolution.

Dated this 12th day of May, 2010.

MARSHALL & ILSLEY CORPORATION

By:	/s/ Paul Renard
Paul Renard Senior Vice President Human Resources

Marshall & Ilsley Corporation 770 North Water Street Milwaukee, WI 53202-3509 414 765-8327 micorp.com

Eligibility for enrollment in the M&I Health Plan, M&I Dental Plan, M&I Vision Plan, M&I Flexible Spending Accounts, M&I Life Insurance Plan, M&I Long Term Disability Income Plan, M&I Retirement Program, M&I Severance Pay Plan, and M&I Travel Accident Plan (which would otherwise occur effective as of the first day of the month following 30 days of employment) is hereby approved effective May 3, 2010 for M&I employees hired in connection with the purchase of the assets of a book of business from U.S. Bancorp (“US Bank”), which is effective May 3, 2010.

Former employees of US Bank (who commence employment with M&I on May 3,2010, immediately following their termination of employment with US Bank) shall be credited with their US Bank service for purposes of eligibility under the M&I Benefits Program, however the US Bank credited service will not be recognized for determining the employee’s eligibility and funding under the M&I Retiree Medical Program.

For purposes of the M&I Retirement Program, such an employee shall be a Participant with respect to matching and profit sharing contributions at the time he or she would have satisfied the requirements to participate in the Program taking into account his or her service with US Bank as if such service were with Marshall & Ilsley Corporation. However, for purposes of satisfying the 1,000 hours of service requirement for an allocation under the Program, only service with M&I affiliates will be taken into account, but the hours requirement shall be prorated for 2010 based on the employee’s hire date with M&I. Only compensation paid and contributions made at M&I affiliates are eligible for the matching and profit sharing contributions.

/s/ Dennis R. Salentine	5/3/10
Dennis R. Salentine	Date
Director Corporate Benefits

ACTION OF

MARSHALL & ILSLEY CORPORATION

WITH RESPECT TO THE

M&I RETIREMENT PROGRAM

WHEREAS, Marshall & Ilsley Corporation (“M&I”) maintains the M&I Retirement Program (“Plan”) for the exclusive benefit of participating employees and their beneficiaries; and

WHEREAS, M&I and/or its affiliates are acquiring the assets of a book of business from Citizens Bank effective January 1, 2008; and

WHEREAS, pursuant to the terms of the agreements for such acquisition, M&I and/or its affiliates have agreed to credit service with Citizens Bank for purposes of eligibility, allocations and vesting under the Plan; and

WHEREAS, the Board of Directors has delegated authority to make amendments and take actions of this kind to the undersigned;

NOW, THEREFORE, RESOLVED, that former employees of Citizens Bank (who commence employment with M&I on January 1, 2008, immediately following their termination of employment with Citizens Bank) shall be credited with their Citizens Bank service for purposes of eligibility, allocations and vesting under the Plan. However, employees described in this resolution shall not become participants until January 1, 2008 (or such later date as such employee would have become a participant in the Plan, taking into account the service credit provided in this resolution). Compensation paid by Citizens Bank prior to January 1, 2008, shall not be recognized for any purposes of the Plan other than determination of highly compensated employee and key employee status.

FURTHER RESOLVED, that appropriate officers be, and they hereby are, authorized and directed to take such action and execute such documents as they deem advisable or necessary to implement the foregoing resolution.

Dated this 12th day of May, 2010.

MARSHALL & ILSLEY CORPORATION

By:	/s/ Paul Renard
Paul Renard Senior Vice President Human Resources

Marshall & Ilsley Corporation 770 North Water Street Milwaukee, WI 53202-3509 414 765-8327 micorp.com

Eligibility for enrollment in the M&I Health Plan, M&I Dental Plan, M&I Vision Plan, M&I Flexible Spending Accounts, M&I Life Insurance Plan, M&I Long Term Disability Income Plan, M&I Retirement Program, M&I Severance Pay Plan, and M&I Travel Accident Plan (which would otherwise occur effective as of the first day of the month following date of hire) is hereby approved effective January I, 2008 for M&I employees hired in connection with the purchase of the assets of a book of business from Citizens Bank, which is effective January 1, 2008.

Former employees of Citizens Bank (who commence employment with M&I on January 1, 2008, immediately following their termination of employment with Citizens Bank) shall be credited with their Citizens Bank service for purposes of eligibility under the M&I Benefits Program, however the Citizens Bank credited service will not be recognized for determining employee’s eligibility and funding under the M&I Retiree Medical Program.

For purposes of the M&I Retirement Program, such an employee shall be a Participant with respect to matching and profit sharing contributions at the time he or she would have satisfied the requirements to participate in the Program taking into account his or her service with Citizens Bank as if such service were with Marshall & Ilsley Corporation. However, for purposes of satisfying the 1,000 hours of service requirement for an allocation under the Program, only service with M&I affiliates will be taken into account, but the hours requirement shall be prorated for 2008 based on the employee’s hire date with M&I. Only compensation paid and contributions made at M&I are eligible for the matching and profit sharing contributions.

/s/ Dennis R. Salentine	5/3/10
Dennis R. Salentine	Date
Director Corporate Benefits

Action Regarding the

M&I Retirement Program

The undersigned, an authorized officer of the Corporate Benefits Department, Marshall & Ilsley Corporation (“M&I”) hereby takes the following action with respect to the M&I Retirement Program (the “Plan”):

WHEREAS, Section 28.06(d) of the Plan provides, in relevant part, that:

at least once per Plan Year (and at such times as they in their sole discretion determine), senior management (or its designee) may, in their sole discretion, declare that the portion of the Plan held in the M&I Fund related to the preceding Plan Year (and all other preceding periods) shall be thereafter treated as part of the ESOP Account portion of the Plan. Such amounts shall be treated as transferred to the ESOP Account portion of the Plan; and

WHEREAS, the undersigned, as an authorized officer of the Corporate Benefits Department of M&I, desires to declare that the portion of the Plan held in the M&I Fund (which holds stock of M&I) related to the preceding Plan Year (and all other preceding periods) shall be hereafter treated as part of the ESOP Account portion of the Plan;

NOW, THEREFORE, RESOLVED, that, effective as of the date hereof, the undersigned officer hereby declares that the portion of the Plan held in the M&I Fund related to the preceding Plan Year (and all other preceding periods) shall be hereafter treated as part of the ESOP Account portion of the Plan.

Dated this 1st day of March, 2010.

By:	/s/ Dennis R. Salentine
Vice President Director of Corporate Benefits

AMENDMENT TO M&I RETIREMENT PROGRAM

WHEREAS, Marshall & Ilsley Corporation sponsors the M&I Retirement Program (the “Plan”); and

WHEREAS, Marshall & Ilsley Corporation desires to specify a limited portion of an individual’s regular compensation payable in employer stock which shall be taken into account under the Plan;

NOW, THEREFORE, the M&I Retirement Program is hereby amended by creating a new Section 1.04(c) to read as follows effective as of January 1, 2010:

“(c) ‘Annual Pay’ under paragraph (a) above does not include compensation payable under any long term incentive program in the form of stock or other equity awards because of the exclusion for fringe benefits, deferred compensation, etc. However, portions of regular compensation are now being paid in Employer Stock and such regular Employer Stock compensation shall be treated as ‘Annual Pay’ to the following extent:

(i) All such regular Employer Stock compensation payments for the month of January of 2010 shall be excluded from the definition of ‘Annual Pay’.

(ii) The portion of such regular Employer Stock compensation payments made for February 2010 and thereafter to be included as part of ‘Annual Pay’ shall be the portion of the Employer Stock compensation which equals the product of the individuals targeted annual incentive percentage that was in effect for 2009 under the corporation’s Short-term Incentive Plan, times the current cash base salary. Any Employer Stock compensation paid in excess of this amount shall be excluded from the definition of’ Annual Pay’.”

IN WITNESS WHEREOF, the undersigned has executed the foregoing document on behalf of Marshall & Ilsey Corporation this 20 day of February, 2010.

MARSHALL & ILSLEY CORPORATION

By:	/s/ Paul Renard
Senior Vice President, Director of Human Resources

1

Marshall & Ilsley Corporation 770 North Water Street Milwaukee, WI 53202-3509 414 765-7700 micorp.com

SECRETARY’S CERTIFICATE

I, Gina M. McBride, do hereby certify that I am the duly appointed Secretary of the Board of Directors of Marshall & Ilsley Corporation (“Corporation”), a Wisconsin corporation, and as such Secretary, I have custody of the books, records and files of said Board of Directors and related committees.

I further certify that the following is a true and correct copy of a resolution adopted at a the regular meeting of the Board of Directors of the Corporation held on February IS, 2010, at which meeting a quorum was present, and that said resolution is in full force and has not been amended, modified or revoked.

“WHEREAS, Marshall & Ilsley Corporation (the “Corporation”) and certain of its affiliated corporations maintain the M&I Retirement Program (the “Plan”) for the benefit of eligible employees and their beneficiaries; and

WHEREAS, pursuant to the power reserved to it in Section 3.01 of the Plan, the Corporation desires to specify the amount of the discretionary retirement program contribution (“Profit Sharing”) to be made to the Plan for calendar year 2009 by each Employer sponsoring the Plan.

NOW, THEREFORE, BE IT RESOLVED, that the discretionary retirement program contribution to the Plan for the year 2009 shall be made as follows:

1.	Except as otherwise provided below, a 2% discretionary retirement program contribution based on each eligible Participant’s Gross Annual Pay shall be made to the Plan.

2.	The amount of contribution to be made by an Employer pursuant to paragraph (1) above shall be offset by forfeitures (if any) as provided by Plan Section 8.05(d) so that in no event will an eligible Participant receive a discretionary retirement program allocation under the Plan in excess of the applicable percentage specified for such Participant in paragraph (1) above or, if less, any limitation specified in the Plan.

FURTHER RESOLVED, that the appropriate officers of the Company be, and each of them hereby is, authorized to take or cause to be taken any and all such actions and to execute or cause to be executed any and all agreements, documents, instruments and certificates, including any amendments thereto, in such form as such officer, in his discretion or upon the advice of counsel, may deem to be necessary or appropriate to carry out the provisions or essential intent of the foregoing resolutions, and any such actions shall constitute conclusive evidence of the authority of the official hereunder.”

IN WITNESS WHEREOF, the undersigned has hereunto set her hand and affixed the corporate seal of Marshall & Ilsley Corporation this 22nd day of April 2010.

/s/ Gina M. McBride
Gina M. McBride Secretary

AMENDMENT TO M&I RETIREMENT PROGRAM

WHEREAS, Marshall & Ilsley Corporation sponsors the M&l Retirement Program (the “Plan”); and

WHEREAS, certain amendments to the Plan are necessary or desirable in light of changes in law and the Board of Directors of Marshall & Ilsley Corporation has provided the undersigned with authority to adopt such amendments to the Plan;

NOW, THEREFORE, the M&I Retirement Program is hereby amended in the following respects:

1. The phrase “(after 2006, one hundred and eighty days”) is added to follow the phrase “ninety days” in the first sentence of the sixth paragraph of Section 9.01 effective as of January 1, 2007.

2. Section 9.01(c) is amended to read as follows effective as of January 1, 2008:

“(c) Entirely in the form of a single-premium nontransferable annuity contract, the single premium for which shall equal the Participant’s Account values, which will provide an immediate annuity in the form of monthly payments to the Participant during his lifetime, or during his lifetime with payments guaranteed for a period certain, or monthly payments to the Participant for his lifetime and continuing thereafter for the life of a joint annuitant (including for purposes of clarification after 2007 an annuity identical to the Qualified Joint and Survivor Annuity except with a 75% survivor annuity to the spouse), as elected by the Participant.”

3. Section 9.03 is revised to read as follows effective as of January 1,2007:

“9.03 Termination of Employment Before Retirement. In the event a Participant terminates employment with the Affiliated Employers other than by reason of his retirement after Normal Retirement Date or death, distribution of the Participant’s Vested Account values shall be accomplished from or after his Normal Retirement Date but in all events no later than sixty days after the close of the Plan Year in which his Normal Retirement occurs except that an individual may elect in writing to defer commencement of his distribution to a date which is no later than April I of the calendar year following the calendar year in which he attains age 70Y2. Earlier distribution in any of the settlement modes authorized by Section 9.01 may be made on the date the Participant elects in writing (or as soon as administratively practicable thereafter). No such election by the Participant shall be valid unless he has received the explanation described in the sixth

1

and seventh paragraphs of Section 9.01 and has had the same time period to consider such election as described in the seventh paragraph of Section 9.01. Such explanation shall inform the Participant of his right to defer receipt of distribution and, after 2006, shall advise the Participant of the consequences of failing to defer. The Plan Administrator shall, without regard to whether or not such Participant has so elected, make, as soon as administratively practicable following his termination of employment, an early distribution to him of his entire vested Account balance if his Account balance does not exceed $5,000 (or such other sum as may be permitted from time to time by applicable governmental regulations). For purposes of this Section 9.03, the amount distributed shall be based on the value of the Participant’s Account determined as of the Valuation Date preceding the date of distribution. For purposes of determining whether the $5,000 threshold is met, the amount distributed shall be based on the value of the Participant’s Account determined as of the Valuation Date preceding the date of distribution.”

4. Section 16.05 is revised to read as follows effective as of January 1, 2007:

“16.05 Statement to Participants. The Plan Administrator shall cause to be furnished to each Participant, no less frequently than 45 days after the end of each calendar quarter, a statement showing the value of each of his Accounts. Such statement shall indicate, on the basis of the latest available information, the value of the Participant’s Accounts, the Participant’s vested percentage in such Accounts and, if, the Participant is not fully vested, the date upon which the Participant will become fully vested. Such quarterly statements shall include: (1) an explanation of any limitations or restrictions on the right to direct investments, (2) an explanation of the importance of a well balanced and diversified portfolio, including a statement of the risk that a portfolio may not be adequately diversified if more than 20% of the portfolio consists of the security of one entity, (3) a notice directing the Participant to the internet website of the Department of Labor for sources of information on investing and diversification and (4) such other information as may be required by the Department of Labor. Such quarterly statement shall also describe the value of each investment to which assets in the Participant’s Account have been allocated as of the most recent Valuation Date prior to issuance of the statement. “

5. The second paragraph of Section 18J) 2(a) is deleted and replaced with the following effective as of January 1, 2007:

2

“For purposes of the direct rollover provisions in this Article XVIII, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be paid only to an individual retirement account or annuity described in Section 408( a) or (b) of the Code or to a qualified plan (before 2007 a qualified defined contribution plan) described in Section 401(a) or, after 2006, an annuity contract described in Section 403(b) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is so includible in gross income and the portion of such distribution which is not so includible.”

6. Section 18.02(b) is deleted and replaced with the following effective as of January 1, 2008:

“(b) Eligible retirement plan. An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, after 2007 a Roth IRA described in Section 408A of the Code (to the extent the member satisfies the income and other requirements specified therein), an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee’s eligible rollover distribution. For purposes of the direct rollover provisions in this Article XVIII, an eligible retirement plan shall also mean an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 4S7(b) of the Code which is maintained by a state, political subdivision of a state, or an agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan.”

7. Section I8.02(c) is deleted and replaced with the following effective as of January 1, 2007:

“(c) Distributee: A distributee includes an employee or former employee. In addition, the employee’s or former employee’s surviving spouse and the employee’s or former employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributes with regard to the interest of the spouse or former spouse. After 2006 eligible rollover distributions may be made to the individual retirement account or annuity of an employee’s Plan beneficiary who is not a spouse so long as the

3

transferee account or annuity is treated as an inherited account or annuity.”

8. Sections 28.05 and 28.06 are revised to read as follows effective as of January 1, 2007:

“28.05 ESOP Account Investment.

(a) As required by Internal Revenue Code Section 4975(e)(7), the assets of the ESOP portion of the Plan (i.e., all ESOP Accounts) are intended to be invested primarily in Employer Stock by means of investment in the M&I Fund described in Section 16.02.

(b) Notwithstanding paragraph (a) above, all Participants shall have the ability to direct the investment of their ESOP Account in any of the investment funds available under the Plan pursuant to Section 16.02 in accordance with rules and procedures established by the Investment Committee pursuant to Section 16.02.

(c) The election by a Participant to diversify his ESOP Account shall result in amounts being transferred to the non-ESOP Account portion of the Plan. Such diversified amounts shall thereafter be treated in the same manner as other Employer contributions for purposes of the maximum portion of such amounts that may be invested in the M&I Fund.

28.06 Diversification of lnvestments for Qualified Participants. Each Participant or former Employee having an ESOP Account who has attained age 55 may, to the extent not otherwise permitted under the Plan, direct the investment of all or any portion of his ESOP Account. Because of the creation of Section 28.05(b), this Section 28.06 has become moot after 2006.”

9. A new Section 46.07 is added effective January 1, 2009 to read as follows:

“46.07 2009 RMD Election. Notwithstanding anything in Section 9.01 or the foregoing provisions of this Article XLVI to the contrary, a Participant or beneficiary who would have been required to receive required minimum distributions for 2009 but for the enactment of Section 401 (a)(9)(H) of the Code (“2009 RMDs”), and who would have satisfied that requirement by receiving distributions that are (1) equal to the 200<) RMDs or (2) one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the

4

Participant and the Participant’s designated beneficiary, or for a period of at least 10 years (“Extended 2009 RMDs”), will not receive those distributions for 2009 unless the Participant or beneficiary elects to receive such distributions. Participants and beneficiaries eligible to make the election described in the preceding sentence will be given the opportunity to elect to receive the distributions described in the preceding sentence. In addition, notwithstanding anything in Section 18.02( a) to the contrary, and solely for purposes of applying the direct rollover provisions of Sections 18.01 and 18.02,2009 RMDs and Extended 2009 RMDs will be treated as eligible rollover distributions.”

IN WITNESS WHEREOF, the undersigned has executed the foregoing document on behalf of Marshall & Ilsey Corporation this 21 day of December, 2009.

MARSHALL & ILSLEY CORPORATION

By:	/s/ Paul Renard
Senior Vice President, Director of Human Resources

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Marshall & Ilsley Corporation 770 North Water Street Milwaukee, WI 53202-3509 414 765-7700 micorp.com

SECRETARY’S CERTIFICATE

I, Gina M. McBride, do hereby certify that I am the duly appointed Secretary of the Board of Directors of Marshall & Ilsley Corporation (“Corporation”), a Wisconsin corporation, and as such Secretary, I have custody of the books, records and files of said Board of Directors and related committees.

I further certify that the following is a true and correct copy of a resolution adopted at a the regular meeting of the Board of Directors of the Corporation held on October 15,2009, at which meeting a quorum was present, and that said resolution is in full force and has not been amended, modified or revoked.

“WHEREAS, this Corporation sponsors the M&I Retirement Program (the “Plan”); and

WHEREAS, Section 16.02(g) of the Plan provides for the continued maintenance of a fund invested in the common stock of Metavante Technologies, Inc. (“Metavante”) which the Plan had acquired as a result of the corporate reorganization/separation transaction pursuant to which this Corporation and Metavante ceased to be affiliated; and

WHEREAS, the common stock of Metavante held by the Plan has been exchanged for the common stock of Fidelity National Information Systems, Inc. (“Fidelity”) as a result of a corporate transaction; and

WHEREAS, pursuant to Section 16.02(g) of the Plan, Fidelity stock is to be held in a separate fund otherwise subject to the same rules which have applied to the Metavante stock fund; and

WHEREAS, this Corporation has determined to eliminate any investment of Plan assets in Fidelity common stock at the end of calendar year 2010;

WHEREAS, this Corporation would also like to clarify the M&I stock fund investment option available to an employee directing disposition from the Metavante stock fund or the Fidelity stock fund;

NOW, THEREFORE, BE IT AND IT IS HEREBY RESOLVED, that the M&I Retirement Program is amended in the following respects:

1. Section 16.02(g)(ii)(l) is amended by adding the following sentence immediately after the second sentence thereof:

“At the time a Participant directs such disposition he may direct that the proceeds of such disposition be entirely invested in the M&I Fund notwithstanding the 30% limitation otherwise set forth in paragraph (d) above.”

2. Section 16.02(g) is amended by adding the following subparagraph (vi) at the end thereof:

“(vi)	Pursuant to subparagraph (ii)(6) above, Fidelity National Information Systems, Inc. (“Fidelity”) stock acquired by the Plan in exchange for Metavante stock is to be held in a separate fund subject to the same rules set forth in this Section 16.02(g) to which the Metavante stock has been subject. Notwithstanding the foregoing, this Plan shall not maintain a fund holding Fidelity stock after December 31,2010 and the Plan Trustee is hereby directed and empowered to exercise its discretion to commence sales of Fidelity stock beginning such number of days or weeks in advance of December 31, 2010 as it determines to be advisable with the intent that the Plan’s liquidation of its Fidelity stock holdings shall be made on an orderly basis and shall not adversely affect the price of such stock. The proceeds of the sale of the Fidelity stock shall be held in liquid assets until the sale of all Fidelity stock has been completed and the Fidelity stock fund in its entirety is eliminated. The assets of a Participant’s Account held in the Fidelity stock fund at the time of its elimination shall be invested in the other Investment Funds offered under the Plan in the same manner as new contributions made on behalf of the Participant under the Plan, unless prior to the date of elimination of the Fidelity stock fund the Participant has filed an investment direction specifying a different allocation among the available Investment Funds in accordance with the procedures established by the Investment Committee.””

IN WITNESS WHEREOF, the undersigned has hereunto set her hand and affixed the corporate seal of Marshall & Ilsley Corporation this 14th day of December 2009.

/s/ Gina M. McBride
Gina M. McBride Secretary

MARSHALL & ILSLEY CORPORATION

ACTION WITH RESPECT TO RETIREMENT PLAN

WHEREAS, Marshall & Ilsley Corporation (the “Company”) maintains the M&I Retirement Program (the “Plan”) for the exclusive benefit of its participating employees and their beneficiaries; and

WHEREAS, the board of directors of the Company has authorized Paul Renard, in his role as Senior Vice President and Director of Human Resources, to approve certain amendments to the Plan on its behalf, including amendments of the type described below; and

WHEREAS, on behalf of the Company, the undersigned desires to amend the Plan to exclude the value of 2009 Recognition Award issued to participants from the definition of “Gross Annual Pay”;

NOW, THEREFORE, RESOLVED, that, effective November 1,2009, Section 1.14 of the Plan be, and it hereby is, amended by adding the following to the end thereof:

“Notwithstanding anything in the Plan to the contrary, for purposes of determining the amount of any Employer Incentive Contributions on any Salary Redirection Contributions and the amount of any allocations of Profit-Sharing Contributions, “Gross Annual Pay” shall exclude the value of the 2009 Recognition Award delivered to Participants on and after November 1,2009.

FURTHER RESOLVED, that, effective November 1,2009, Section 1.14 of the Plan be, and it hereby is, amended by adding the following to the end thereof:

“Notwithstanding anything in the Plan to the contrary, for purposes of determining the portion of Participants’ Gross Annual Pay deferrable into the Plan as a Salary Redirection Contribution, “Gross Annual Pay” shall exclude the value of the 2009 Recognition Award delivered to Participants on and after November 1, 2009.

FURTHER RESOLVED, that appropriate officers be, and they hereby are, authorized and direct to take such actions and execute such documents as they deem advisable or necessary to implement the foregoing resolution.

IN WITNESS WHEREOF, the undersigned has executed the forgoing document on behalf of Marshall & Ilsley Corporation this 1st day of November, 2009.

MARSHALL & ILSLEY CORPORATION

By:	/s/ Paul Renard
Senior Vice President, Director of Human Resources

AMENDMENT TO

M&I RETIREMENT PROGRAM

WHEREAS, Marshall & Ilsley Corporation sponsors the M&I Retirement Program (the “Plan”); and

WHEREAS, Marshall & Ilsley Corporation has determined to further amend the Plan for purposes of clarification in light of revised regulations under Code Section 415;

WHEREAS, the Board of Directors of Marshall & Ilsley Corporation has previously provided the undersigned with the authority to make such amendments necessary or desirable for purposes of clarification or compliance with tax qualification requirements;

NOW, THEREFORE, the M&I Retirement Program is amended in the following respects effective as of January 1, 2008:

1.	Section 7.03(b) is amended by inserting the following clause at the end thereof:

“; provided, however, that any necessary corrections as described in Section 7.04 shall be made in this Plan first.”

2.	Section 7.03(c) is amended by adding the following at the end thereof:

“For purposes of determining “Section 415 Compensation,” payments made by the later of 2 112 months after termination of employment or the end of the Limitation Year that includes the date of termination of employment are included in Section 415 Compensation in the Limitation Year in which paid if:

(1)	absent the termination of employment, such payments would have been paid to the employee while the employee continued in employment with the employer and are regular compensation for services during the employee’s regular working hours, compensation for services outside the employee’s regular working hours (such as overtime or shift differential), commissions, bonuses or other similar compensation; or

(2)	such amounts are payments for unused accrued bona fide sick, vacation or other leave, but only if the employee would have been able to use the leave if employment had continued and such amounts would have been treated as compensation for purposes of Code Section 415 if they were paid prior to the employee’s termination from employment.”

IN WITNESS WHEREOF, the undersigned has executed this amendment on behalf of Marshall & Ilsley Corporation, this 14 day of September, 2009.

MARSHALL & ILSLEY CORPORATION

By:	/s/ Paul Renard
Title:	SVP Director of Human Resources

Action Regarding the

M&I Retirement Program

The undersigned, an authorized officer of the Corporate Benefits Department, Marshall & Ilsley Corporation (“M&I”) hereby takes the following action with respect to the M&I Retirement Program (the “Plan”):

WHEREAS, Section 28.06(d) of the Plan provides, in relevant part, that:

at least once per Plan Year (and at such times as they in their sole discretion determine), senior management (or its designee) may, in their sole discretion, declare that the portion of the Plan held in the M&I Fund related to the preceding Plan Year (and all other preceding periods) shall be thereafter treated as part of the ESOP Account portion of the Plan. Such amounts shall be treated as transferred to the ESOP Account portion of the Plan; and

WHEREAS, the undersigned, as an authorized officer of the Corporate Benefits Department of M&I, desires to declare that the portion of the Plan held in the M&I Fund (which holds stock of M&I) related to the preceding Plan Year (and all other preceding periods) shall be hereafter treated as part of the ESOP Account portion of the Plan;

NOW, THEREFORE, RESOLVED, that, effective as of the date hereof, the undersigned officer hereby declares that the portion of the Plan held in the M&I Fund related to the preceding Plan Year (and all other preceding periods) shall be hereafter treated as part of the ESOP Account portion of the Plan.

Dated this 27th day of February, 2009.

By:	/s/ Dennis R. Salentine
Vice President
Director of Corporate Benefits

RESOLUTIONS FOR THE

BOARD OF DIRECTORS OF

MARSHALL & ILSLEY CORPORATION

WHEREAS, this corporation sponsors the M&I Retirement Program; and

WHEREAS, this corporation also sponsors the First Indiana Corporation 40l(k) Plan and desires to merge that plan into the M&I Retirement Program effective March 2, 2009;

NOW, THEREFORE, BE IT AND IT IS HEREBY RESOLVED that the First Indiana Corporation 40l(k) Plan shall be merged with the M&I Retirement Program effective as of March 2, 2009.

FURTHER RESOLVED, that the M&I Retirement Program is amended in the following respects effective as of March 2,2009:

1. The following new paragraph (gg) is added to Section 1.01 of the Plan to read as follows:

(gg) “Former First Indiana Plan Account” means the record of a Participant’s interest in the Plan attributable to his account in the former First Indiana Corporation 40l(k) Plan (the “Former First Indiana Plan”) which was merged into this Plan. A Participant’s Former First Indiana Plan Account consists of one or more of the following subaccounts: Former First Indiana Pre-Tax Contribution Account (holding pre-tax 40l(k) contributions), Former First Indiana Roth Account (holding after-tax Roth 40l(k) contributions), Former First Indiana Matching Account (holding matching contributions), Former First Indiana Qualified Nonelective Contributions Account (holding qualified nonelective contributions), Former First Indiana Qualified Matching Contributions Account (holding qualified matching contributions), Former First Indiana Rollover Contributions Account (holding rollover contributions), Former First Indiana Roth Rollover Account (holding eligible Roth rollovers), Former First Indiana Profit Sharing Account (holding profit sharing contributions) and/or such other sub accounts as the Plan Administrator deems reasonable or necessary for the proper administration of the Plan.

2. A new Article XLVII is created to read as follows:

ARTICLE XLVII

FORMER FIRST INDIANA ACCOUNTS

67.01 In General. This Article sets forth the rules applicable to a Participant’s Former First Indiana Plan Account and sub accounts described in Section 1.01 (gg).

Except as set forth in Section 67.02 below, a Participant’s Former First Indiana Plan Account shall be subject to the same rules as applicable to a Participant’s comparable Accounts generally under the rules of this Plan, e.g., a Participant’s Former First Indiana Pre-Tax Contribution Account shall be subject to the same rules as applicable to Salary Redirection Accounts under this Plan, a Participant’s Former First Indiana Roth Contribution Account shall be subject to the same rules as the account holding Roth Contributions in this Plan, a

Participant’s Former First Indiana Matching Account shall be subject to the same rules as the Incentive Contributions Account under this Plan, a Participant’s Former First Indiana Profit Sharing Account shall be subject to the same rules as the Employer Profit Sharing Contributions Account under this Plan, and a Participant’s Former First Indiana Rollover Contributions Account shall be subject to the same rules as applicable to Rollover Accounts under this Plan.

67.02 Special Rules.

Notwithstanding Section 67.01 above, the following special rules shall apply to a Participant’s Former First Indiana Plan Account:

(a) Loans are not available under this Plan. However, loans which were outstanding under the Former First Indiana Plan at the time of the merger of that plan into this Plan shall continue to be held outstanding in accordance with their terms. The portion of a Participant’s Account which serves as security for a loan is not capable of being withdrawn under the hardship withdrawal provisions of Article X or under the age 59½ withdrawal rules of Section 9.01. In the event a Participant has terminated employment and elects to receive a distribution of his Account balance following such termination of employment, any unpaid loan amounts shall be offset against the amount of the distribution to which the Participant would otherwise be entitled.

(b) For purposes of vesting upon a disability with respect to Former First Indiana Accounts, the definition of Disability under the Former First Indiana Plan shall apply.

(c) All vested Former First Indiana Plan Accounts may be withdrawn in-service in whole or in part at any time following attainment of age 59½.

(c) Except with respect to Participants who terminated before December 31, 2007, a Participant’s Former First Indiana Plan Account shall at all times be fully vested. Any Participant who terminated prior to December 31, 2007 shall have his vesting in amounts attributable to participation in the Former First Indiana Plan determined in accordance with the terms of that plan as previously in effect (including the vesting schedule and break in service, forfeiture and repayment methodology).

(d) The Former First Indiana Accounts available for hardship distribution pursuant to Article X include all of the Former First Indiana Accounts.

(e) A Participant’s Former First Indiana Rollover Contributions and Roth Rollover Accounts may be fully or partially withdrawn at any time.

(f) Individuals who had been employees of First Indiana who became employees of M&I and/or its subsidiaries as a result of M&I’ s acquisition of First Indiana became eligible to participate in the Plan effective as of January 1, 2008, and each such person’s employment with First Indiana and/or its predecessors shall be taken into account in determining whether such individual has completed applicable service requirements under the Plan (i.e., the fact that such an individual was eligible for all portions of the Former First Indiana Plan does not mean such person participates in all parts of the Plan unless such individual has already satisfied the requirements for the Plan, taking into account both service with First Indiana and/or its predecessors and M&I).

FURTHER RESOLVED, that the appropriate officers of this corporation be and they hereby are authorized and directed to take any and all such further actions as they deem necessary or desirable in order to implement the foregoing resolutions.

Dated this 19th day of February, 2009

MARSHALL & ILSLEY CORPORATION

By:	/s/ Paul Renard
Senior Vice President
Director, Human Resources

MARSHALL & ILSLEY CORPORATION

ACTION WITH RESPECT TO RETIREMENT PLAN

WHEREAS, Marshall & Ilsley Corporation (the “Corporation”) and certain of its affiliated corporations maintain the M&I Retirement Program (the “Plan”) for the benefit of eligible employees and their beneficiaries; and

WHEREAS, pursuant to the power reserved to it in Section 3.01 of the Plan, the Corporation desires to specify the amount of the discretionary retirement program contribution (“Profit Sharing”) to be made to the Plan for calendar year 2008 by each Employer sponsoring the Plan.

NOW, THEREFORE, BE IT RESOLVED, that the discretionary retirement program contribution to the Plan for the year 2008 shall be made as follows:

1.	Except as otherwise provided below, a 4% discretionary retirement program contribution (which, when compiled with the 2% guaranteed portion, will result in a 6% total employer contribution) based on each eligible Participant’s Gross Annual Pay shall be made to the Plan.

2.	The amount of contribution to be made by an Employer pursuant to paragraph (1) above shall be offset by forfeitures (if any) as provided by Plan Section 8.05( d) so that in no event will an eligible Participant receive a discretionary retirement program allocation under the Plan in excess of the applicable percentage specified for such Participant in paragraph (1) above or, if less, any limitation specified in the Plan.

FURTHER RESOLVED, that the appropriate officers of the Company be, and each of them hereby is, authorized to take or cause to be taken any and all such actions and to execute or cause to be executed any and all agreements, documents, instruments and certificates, including any amendments thereto, in such form as such officer, in his discretion or upon the advice of counsel, may deem to be necessary or appropriate to carry out the provisions or essential intent of the foregoing resolutions, and any such actions shall constitute conclusive evidence of the authority of the official hereunder.

M&I RETIREMENT PROGRAM

AMENDMENT

WHEREAS, Marshall & Ilsley Corporation and certain of its affiliates maintain the M&I Retirement Program (the “Plan”); and

WHEREAS, Marshall & Ilsley Corporation has determined that its new subsidiary TCHMI LLC shall participate as a sponsor of the Plan beginning January 1, 2009 and wishes to make certain amendments to the Plan in connection with the participation of TCHMI;

NOW, THEREFORE, Marshall & Ilsley Corporation, hereby amends the M&I Retirement Program in the following respects effective as of January 1, 2009:

1.	A new Article XLVII is added to the Plan to read as follows:

Article XLVII

PARTICIPATION BY TCHMI LLC

47.01. In General. TCHMI LLC shall become a participating Employer effective January 1, 2009.

47.02. Service. For purposes of determining Eligibility Service and Vesting Service for any individual who transfers directly from the employment of Taplin, Canida & Habacht, Inc. to the employment of TCHMI LLC, employment with Taplin, Canida & Habacht, Inc. prior to the date of such transfer shall be treated the same as if it had been employment with Marshall & Ilsley Corporation. However, no employee of TCHMI LLC shall be eligible to participate before January 1, 2009.

47.03. Not Part of ESOP. Notwithstanding any other provision of this Plan to the contrary, contributions on behalf of, and the Accounts of, Participants who are employees of TCHMI LLC shall not be treated as part of the ESOP described in Article XXVIII hereof. A TCHMI LLC Participant shall have the same rights to direct the investment of his or her Accounts in M&I stock as any other Participant; provided, however, that M&I stock acquired for the Account of a TCHMI LLC Participant shall not be treated as part of the ESOP.

47.04. Transfers.

(a) Should a Participant who has been an employee of one of the other Employers which sponsors the Plan transfer to employment with TCHMI LLC, new Accounts shall be established for such individual with respect to his participation in the TCHMI portion of the Plan which shall be treated the same as Accounts of other TCHMI participants, i.e., not part of the ESOP. Such a transferee’s original Accounts shall continue to be part of the ESOP to the same extent as if he had not transferred.

(b) Should a Participant transfer from TCHMI LLC to one of the other Employers which sponsors the Plan, new Accounts shall be established for such individual with respect to his participation in the ESOP portion of the Plan. His Accounts established prior to the transfer shall continue to be held separately the same as though he had not transferred and such separate Accounts shall not be part of the ESOP.

IN WITNESS WHEREOF, Marshall & Ilsley Corporation has caused this instrument of Amendment to be executed by the undersigned duly authorized officer this 23rd day of December, 2008.

MARSHALL & ILSLEY CORPORATION

By:	/s/ Paul Renard
Title:	SVP, DIRECTOR OF CORP. HR

Adoption by TCHMI LLC

TCHMI LLC hereby adopts the M&I Retirement Program as a participating sponsor thereof effective January 1, 2009.

Dated: December 30, 2008	TCHMI LLC

	By:	/s/ Alan Habacht
	Title:	Executive Vice President

2

ACTION OF

MARSHALL & ILSLEY CORPORATION

WITH RESPECT TO THE

M&I RETIREMENT PROGRAM

WHEREAS, Marshall & Ilsley Corporation (“M&I”) maintains the M&I Retirement Program (“Plan”) for the exclusive benefit of participating employees and their beneficiaries; and

WHEREAS, M&I and/or its affiliates are acquiring a substantial portion of the item processing business of Fidelity National Information Services (“Fidelity”) effective October 1, 2008; and

WHEREAS, pursuant to the terms of the agreements for such acquisition, M&I and/or its affiliates have agreed to credit service with Fidelity for purposes of eligibility, allocations and vesting under the Plan; and

WHEREAS, the Board of Directors has delegated authority to make amendments and take actions of this kind to the underSigned;

NOW, THEREFORE, RESOLVED, that former employees of Fidelity (who commence employment with M&I on October 1, 2008, immediately following their termination of employment with Fidelity) shall be credited with their Fidelity service for purposes of eligibility, allocations and vesting under the Plan. Employees described in this resolution shall not become participants until October 1, 2008 (or such later date as such employee would have become a participant in the Plan, taking into account the service credit provided in this resolution). However, for purposes of satisfying the 1000 hours of service requirement for an allocation under the Plan, only service with M&I will be taken into account, but the hours requirement shall be prorated for 2008 based on the employee’s hire date with M&I. Compensation paid by Fidelity prior to October 1, 2008, shall not be recognized for any purposes of the Plan other than determination of highly compensated employee and key employee status.

FURTHER RESOLVED, that appropriate officers be, and they hereby are, authorized and directed to take such action and execute such documents as they deem advisable or necessary to implement the foregoing resolution.

Dated this 1st day of October, 2008.

MARSHALL & ILSLEY CORPORATION

By:	/s/ Paul Renard
Senior Vice President Human Resources

Action Regarding the

M&I Retirement Program

The undersigned, an authorized officer of the Corporate Benefits Department, Marshall & Ilsley Corporation (“M&I”) hereby takes the following action with respect to the M&I Retirement Program (the “Plan”):

WHEREAS, Section 28.06(d) of the Plan provides, in relevant part, that:

at least once per Plan Year (and at such times as they in their sole discretion determine), senior management (or its designee) may, in their sole discretion, declare that the portion of the Plan held in the M&I Fund related to the preceding Plan Year (and all other preceding periods) shall be thereafter treated as part of the ESOP Account portion of the Plan. Such amounts shall be treated as transferred to the ESOP Account portion of the Plan; and

WHEREAS, the undersigned, as an authorized officer of the Corporate Benefits Department of M&I, desires to declare that the portion of the Plan held in the M&I Fund (which holds stock of M&I) related to the preceding Plan Year (and all other preceding periods) shall be hereafter treated as part of the ESOP Account portion of the Plan;

NOW, THEREFORE, RESOLVED, that, effective as of the date hereof, the undersigned officer hereby declares that the portion of the Plan held in the M&I Fund related to the preceding Plan Year (and all other preceding periods) shall be hereafter treated as part of the ESOP Account portion of the Plan.

Dated this 3rd day of March, 2008.

By:	/s/ Dennis R. Salentine
Vice President
Director Corporate Benefits

MARSHALL & ILSLEY CORPORATION

ACTION WITH RESPECT TO RETIREMENT PLAN

WHEREAS, Marshall & Ilsley Corporation (the “Company”) maintains the M&I Retirement Program (the “Plan”) for the exclusive benefit of its participating employees and their beneficiaries; and

WHEREAS, the board of directors of the Company has authorized Paul Renard, in his role as Senior Vice President and Director of Human Resources, to approve certain amendments to the Plan on its behalf, including amendments of the type described below; and

WHEREAS, on behalf of the Company, the undersigned desires to amend the Plan to exclude the value of the Dedication Incentive issued to participants from the definition of “Gross Annual Pay”;

NOW, THEREFORE, RESOLVED, that, effective January 25, 2008, Section 1.14 of the Plan be, and it hereby is, amended by adding the following to the end thereof:

“Notwithstanding anything in the Plan to the contrary, for purposes of determining the amount of any Employer Incentive Contributions on any Salary Redirection Contributions and the amount of any allocations of Profit-Sharing Contributions, “Gross Annual Pay” shall exclude the value of the Dedication Incentive delivered to Participants on and after January 25, 2007.

FURTHER RESOLVED, that, effective January 25,2008, Section 1.14 of the Plan be, and it hereby is, amended by adding the following to the end thereof:

“Notwithstanding anything in the Plan to the contrary, for purposes of determining the portion of a Participant’s Gross Annual Pay deferrable into the Plan as a Salary Redirection Contribution, “Gross Annual Pay” shall exclude the value of the Dedication Incentive delivered to Participants on and after January 25, 2008.

FURTHER RESOLVED, that appropriate officers be, and they hereby are, authorized and directed to take such actions and execute such documents as they deem advisable or necessary to implement the foregoing resolution.

IN WITNESS WHEREOF, the undersigned has executed the foregoing document on behalf of Marshall & Ilsley Corporation this 25th day of January, 2008.

MARSHALL & ILSLEY CORPORATION

By:	/s/ Paul Renard
Senior Vice President, Director of Human Resources

MARSHALL & ILSLEY CORPORATION AND/OR ITS AFFILlATE(S)

ACTION WITH RESPECT TO RETIREMENT PLANS

WHEREAS, in connection with Marshall & Ilsley Corporation’s (“M&I”) (and/or its affiliates’) acquisition of First Indiana Corporation(“FI”), M&I or one of its affiliates (as determined by the terms of such acquisition, each of M&I and each of its affiliates hereinafter included in the term “M&I Affiliate”) will serve as sponsor of the FIRST INDIANA CORPORATION 401 (k) PLAN (the “FI Plan”); and

WHEREAS, M&I desires to amend the FI Plan to provide that all employees of FI who were actively employed with FI on the date of closing of the acquisition shall be fully vested in their account balances under the FI Plan; and

WHEREAS, M&I Affiliate desires to discontinue deferrals into the FI Plan effective upon closing of the acquisition; and

NOW, THEREFORE, M&I hereby takes the following actions:

1.	M&I Affiliate accepts sponsorship of the FI Plan, effective as of the closing of the acquisition of FI.

2.	All persons in the employ of FI immediately preceding the closing of the acquisition shall become fully vested in their account balances in the FI Plan. Any other Participant in the FI Plan shall become vested (to the extent not already vested) in the portion of his or her account balance attributable to participation in the FI Plan in accordance with the vesting schedule and methodology applicable to that plan prior to the full vesting date described above.

3.	No participant in the FI Plan shall be permitted to request a loan from that plan after the closing of the acquisition.

4.	No employee of FI or M&I or the affiliates of either shall be eligible to make an elective deferral into the FI Plan effective after closing of the transaction.

FURTHER RESOLVED, that appropriate officers be, and they hereby are, authorized and directed to take such actions and execute such documents as they deem advisable or necessary to implement the foregoing resolution.

Dated this 2 day of January, 2008.

ON BEHALF OF MARSHALL & ILSLEY CORPORATION AND ITS AFFILIATES

By:	/s/ Paul Renard
Senior Vice President, Human Resources

ACTION OF

MARSHALL & ILSLEY CORPORATION

WITH RESPECT TO THE

M&I RETIREMENT PROGRAM

WHEREAS, Marshall & Ilsley Corporation (“M&I”) maintains the M&I Retirement Program (“Plan”) for the exclusive benefit of participating employees and their beneficiaries; and

WHEREAS, M&I and/or its affiliates acquired First Indiana Corporation (“FI”) effective on or about January 1, 2008; and

WHEREAS, pursuant to the terms of the agreements for such acquisition, M&I and/or its affiliates, and FI agree that certain service with FI prior to the date of acquisition will be counted for purposes of eligibility and vesting under the Plan; and

WHEREAS, the Board of Directors has delegated authority to make amendments and take actions of this kind to the undersigned;

NOW, THEREFORE, RESOLVED, that former employees of FI (who became employees of M&I (and/or its affiliates) on or about January 1, 2008, as a direct consequence of the acquisition of FI shall be credited with their service with FI prior to the date of acquisition for purposes of eligibility and vesting under the Plan. However, employees described in this resolution shall not become participants until the closing of the acquisition (or such later date as such employee would have become a participant in the Plan, taking into account the service credit provided in this resolution). Except as set forth in the following sentence, compensation paid by FI and/or M&I and/or its affiliates prior to January 1, 2008, shall not be recognized for any purposes of the Plan other than determination of highly compensated employee and key employee status.

FURTHER RESOLVED, that appropriate officers be, and they hereby are, authorized and directed to take such action and execute such documents as they deem advisable or necessary to implement the foregoing resolution.

Dated this 2 day of January, 2008.

MARSHALL & ILSLEY CORPORATION

By:	/s/ Paul Renard
Senior Vice President, Human Resources

Marshall & Ilsley Corporation 770 North Water Street Milwaukee, WI 53202-3509 414 765-7700 micorp.com

SECRETARY’S CERTIFICATE

I, Gina M. McBride, do hereby certify that I am the duly appointed Secretary of the Board of Directors of Marshall & Ilsley Corporation (“Corporation”), a Wisconsin corporation, and as such Secretary, I have custody of the books, records and files of said Board of Directors.

I further certify that the following is a true and correct copy of a resolution adopted at a regular meeting of the Board of Directors of the Corporation held on December 20,2007 at which meeting a quorum was present, and that said resolutions are in full force and have not been amended, modified or revoked.

Resolution #1

“WHEREAS, this Corporation sponsors the M&I Retirement Program (the “Plan”); and

WHEREAS, the Plan document currently mandates that employer matching contributions shall be initially invested in the M&I Fund (a fund comprised primarily of Marshall & Ilsley Corporation common stock); and

WHEREAS, the M&I Retirement Investment Committee continues to be conscious of the concentration of M&I stock held within the plan and has recommended to this Board that it amend the Plan to eliminate the requirement that employer matching contributions be initially invested in the M&I Fund;

NOW, THEREFORE, BE IT AND IT IS HEREBY RESOLVED, that the M&I Retirement Program is hereby amended effective January 1,2008 to eliminate the requirement that employer matching contributions shall be initially invested in the M&I Fund and, instead, to provide that such contributions shall be invested in accordance with the same rules applicable to other contributions made to the Plan, i.e., such contributions shall be invested as directed by Participants subject to limitations established by the M&I Retirement Investment Committee in its discretion.

FURTHER RESOLVED, that the appropriate officers of this Corporation be, and they hereby are, authorized and directed to take any and all such further actions as they deem necessary or desirable in order to implement the foregoing resolutions, including the making of any such further changes as they deem necessary for purposes of maintaining the Plan’s tax qualified status or for purposes of clarification or otherwise.”

Resolution #2

“WHEREAS, this Corporation sponsors the M&I Retirement Program (the “Plan”); and

WHEREAS, this Corporation wishes to amend the Plan to provide that matching contributions shall no longer be based on the performance of this corporation but shall be fixed at the rate of 50% for years after 2006 and to provide that profit sharing contributions made for years after 2006 shall vest on a 5 year pro rata schedule rather than on a 5 year cliff basis;

NOW, THEREFORE, BE IT AND IT IS HEREBY RESOLVED, that the M&I Retirement Program is hereby amended as follows:

I.	Matching contributions for years beginning after 2006 for each eligible participant shall be equal to 50% of the portion of the participant’s pre-tax contributions which does not exceed 6% of the participant’s annual pay.

2.	Profit sharing contributions made for plan years beginning after 2006 shall vest in accordance with the following schedule:

Years of Vesting Service	Portion of Participant’s Account Vested in Participant
Less than 2	0%
At least 2 but less than 3	20%
At least 3 but less than 4	40%
At least 4 but less than 5	60%
5 or more	100%

FURTHER RESOLVED, that the appropriate officers of this Corporation be, and they hereby are, authorized and directed to take any and all such further actions as they deem necessary or desirable in order to implement the foregoing resolutions, including the making of any such further changes as they deem necessary for purposes of maintaining the Plan’s tax qualified status or for purposes of clarification or otherwise.”

Proposed Resolution #3

“WHEREAS, this Corporation sponsors the M&I Retirement Program (the “Plan”); and

WHEREAS, this Corporation wishes to amend and restate the Plan to incorporate all prior amendments, including those made today, and to make certain changes for purposes of coordination with prior amendments;

NOW, THEREFORE, BE IT AND IT IS HEREBY RESOLVED, that the M&I Retirement Program is hereby amended and restated in the form attached hereto.

FURTHER RESOLVED, that the appropriate officers of this Corporation be, and they hereby are, authorized and directed to take any and all such further actions as they deem necessary or desirable in order to implement the foregoing resolutions, including the making of any such further changes as they deem necessary for purposes of maintaining the Plan’s tax qualified status or for purposes of clarification or otherwise.”

IN WITNESS WHEREOF, the undersigned has hereunto set her hand and affixed the corporate seal of Marshall & Ilsley Corporation this 12th day of February 2008.

/s/ Gina M. McBride
Gina M. McBride Secretary

RESOLUTIONS FOR THE

BOARD OF DIRECTORS OF

MARSHALL & ILSLEY CORPORATION

WHEREAS, this Corporation sponsors the M&I Retirement Program (the “Plan”); and

WHEREAS, the Plan document currently mandates that employer matching contributions shall be initially invested in the M&I Fund (a fund comprised primarily of Marshall & Ilsley Corporation common stock); and

WHEREAS, the M&I Retirement Investment Committee has expressed concern that some participants have too large a percentage of their Plan accounts invested in the M&I Fund and has recommended to this Board that it amend the Plan to eliminate the requirement that employer matching contributions be initially invested in the M&I Fund;

NOW, THEREFORE, BE IT AND IT IS HEREBY RESOLVED, that the M&I Retirement Program is hereby amended effective January 1, 2008 to eliminate the requirement that employer matching contributions shall be initially invested in the M&I Fund and, instead, to provide that such contributions shall be invested in accordance with the same rules applicable to other contributions made to the Plan, i.e., such contributions shall be invested as directed by Participants subject to limitations established by the M&I Retirement Investment Committee in its discretion.

FURTHER RESOLVED, that the appropriate officers of this Corporation be, and they hereby are, authorized and directed to take any and all such further actions as they deem necessary or desirable in order to implement the foregoing resolutions, including the making of any such further changes as they deem necessary for purposes of maintaining the Plan’s tax qualified status or for purposes of clarification or otherwise.

RESOLUTIONS FOR THE

BOARD OF DIRECTORS OF

MARSHALL & ILSLEY CORPORATION

WHEREAS, this Corporation sponsors the M&I Retirement Program (the “Plan”); and

WHEREAS, this Corporation wishes to amend the Plan to provide that matching contributions shall no longer be based on the performance of this corporation but shall be fixed at the rate of 50% for years after 2006 and to provide that profit sharing contributions made for years after 2006 shall vest on a 5 year pro rata schedule rather than on a 5 year cliff basis;

NOW, THEREFORE, BE IT AND IT IS HEREBY RESOLVED, that the M&I Retirement Program is hereby amended as follows:

1. Matching contributions for years beginning after 2006 for each eligible participant shall be equal to 50% of the portion of the participant’s pre-tax contributions which does not exceed 6% of the participant’s annual pay.

2. Profit sharing contributions made for plan years beginning after 2006 shall vest in accordance with the following schedule:

Years of Vesting Service	Portion of Participant’s Account Vested in Participant
Less than 2	0%
At least 2 but less than 3	20%
At least 3 but less than 4	40%
At least 4 but less than 5	60%
5 or more	100%

FURTHER RESOLVED, that the appropriate officers of this Corporation be, and they hereby are, authorized and directed to take any and all such further actions as they deem necessary or desirable in order to implement the foregoing resolutions, including the making of any such further changes as they deem necessary for purposes of maintaining the Plan’s tax qualified status or for purposes of clarification or otherwise.

RESOLUTIONS FOR THE

BOARD OF DIRECTORS OF

MARSHALL & ILSLEY CORPORATION

WHEREAS, this Corporation sponsors the M&I Retirement Program (the “Plan”); and

WHEREAS, this Corporation wishes to amend and restate the Plan to incorporate all prior amendments, including those made today, and to make certain changes for purposes of coordination with prior amendments;

NOW, THEREFORE, BE IT AND IT IS HEREBY RESOLVED, that the M&I Retirement Program is hereby amended and restated in the form attached hereto.

FURTHER RESOLVED, that the appropriate officers of this Corporation be, and they hereby are, authorized and directed to take any and all such further actions as they deem necessary or desirable in order to implement the foregoing resolutions, including the making of any such further changes as they deem necessary for purposes of maintaining the Plan’s tax qualified status or for purposes of clarification or otherwise.

MARSHALL & ILSLEY CORPORATION

ACTION WITH RESPECT TO RETIREMENT PLANS

WHEREAS, in connection with Marshall & Ilsley Corporation or its affiliate’s (collectively, “M&I”) acquisition of Excel Bank Corporation and its affiliates (collectively, “Excel Bank”), M&I has succeeded to sponsorship of the Excel Bank 401(k) Profit Sharing Plan (the “Excel Bank 401(k) Plan”); and

WHEREAS, M&I desires to merge the Excel Bank 401 (k) Plan into the M&I Retirement Program (“M&I Plan”) effective September 4, 2007 and to specify the terms and conditions which will be applicable to the accounts previously held in the Excel Bank 401(k) Plan which will be held in the M&I Plan;

NOW, THEREFORE, pursuant to authority granted by the Board of Directors, M&I hereby takes the following actions:

1. The Excel Bank 401(k) Plan shall be merged in the M&I Plan effective September 4, 2007.

2. The M&I Plan is hereby amended in the following respects effective September 4,2007:

a. A new paragraph (ag) is added to Section 1.01 to read as follows:

“Former Excel Bank 401(k) Account” means the record of a Participant’s interest in the Plan attributable to his account in the former Excel Bank 401(k) Plan (the “Former Excel Bank 401(k) Plan”) which was merged into this Plan. A Participant’s Former Excel Bank 401(k) Plan Account consists of one or more of the following subaccounts: Former Excel Bank Deferral Contributions Account (holding 401(k) contributions), Former Excel Bank Matching Contributions Account (holding matching contributions), Former Excel Bank Nonelective Contributions Account (holding nonelective contributions), Former Excel Bank Voluntary Contributions Account (holding participant voluntary after-tax contributions), Former Excel Bank Rollover Contributions Account (holding rollover contributions), and/or such other sub accounts as the Plan Administrator deems reasonable or necessary for the proper administration of the Plan.

b. A new Article XXXXV is created to read as follows:

ARTICLE XXXXV

FORMER EXCEL BANK 401(k) PLAN ACCOUNTS

45.01 In General. This Article sets forth the rules applicable to a Participant’s Former Excel Bank 401(k) Plan Account and subaccounts described in Section 1.01(ag).

Except as set forth in Section 45.02 below, a Participant’s Former Excel Bank 401(k) Plan Account shall be subject to the same rules as applicable to a Participant’s Accounts generally under the rules of this Plan, e.g., a Participant’s Former Excel Bank 401(k) Plan Deferral Contributions Account shall be subject to the same rules as applicable to Salary Redirection Accounts under this Plan, a Participant’s Former Excel Bank 401(k) Plan Matching Contributions Account shall be subject to the same rules as the Incentive Contributions Account under this Plan, a Participant’s Former Excel Bank 401(k) Plan Nonelective Contributions Account shall be subject to the same rules as the Employer Profit Sharing Contributions Account under this Plan, a Participant’s Former Excel Bank 401(k) Plan Voluntary Contributions Account shall be subject to the same rules as the Voluntary Contributions Account under this Plan, and a Participant’s Former Excel Bank 401 (k) Plan Rollover Contributions Account shall be subject to the same rules as applicable to Rollover Accounts under this Plan.

45.02 Special Rules.

Notwithstanding Section 45.01 above, the following special rules shall apply to a Participant’s Former Excel Bank 401(k) Account:

a.	A Participant who has not terminated shall be permitted to take a distribution of all or any portion of his Excel Bank 401(k) Plan Account at or after reaching age 59½.

b.	A Participant may take a withdrawal of all or any portion of his Rollover Account (and earnings thereon) at any time.

c.	Notwithstanding anything herein to the contrary, any protected benefits or optional forms of benefit related to Former Excel Bank 401(k) Plan assets shall be protected and retained to the extent required under Code Section 411 and applicable regulations.

FURTHER RESOLVED, that appropriate officers be, and they hereby are, authorized and directed to take such actions and execute such documents as they deem advisable or necessary to implement the foregoing resolution.

Dated this 29th day of August, 2007.

/s/ Paul Renard
Senior Vice President Director Human Resources

MARSHALL & ILSLEY CORPORATION

ACTION WITH RESPECT TO RETIREMENT PLANS

WHEREAS, in connection with Marshall & Ilsley Corporation or its affiliate’s (collectively, “M&I”) acquisition of Excel Bank Corporation and its affiliates (collectively, “Excel Bank”), M&I has succeeded to sponsorship of the Excel Bank Employee Stock Ownership Plan (the “Excel Bank ESOP”); and

WHEREAS, M&I desires to merge the Excel Bank ESOP into the M&I Retirement Program (“M&I Plan”) effective August 1, 2007 and to specify the terms and conditions which will be applicable to the accounts previously held in the Excel Bank ESOP which will be held in the M&I Plan;

NOW, THEREFORE, pursuant to authority granted by the Board of Directors, M&I hereby takes the following actions:

1.	All former Excel Bank employees shall be vested (to the extent not already vested) in the portion of his or her account balance attributable to participation in the Excel Bank ESOP in accordance with the vesting schedule and methodology (i.e., the elapsed time method as described in the prior Excel Bank ESOP document) applicable to that plan prior to the full vesting date described above. (Specifically, that plan provided 100% vesting after 3 years.)

2.	The Excel Bank ESOP shall be merged in the M&I Plan effective August 1,2007 and no further contributions shall be made with respect to the Excel Bank ESOP for the 2007 Plan Year.

3.	The M&I Plan is hereby amended in the following respects effective August 1, 2007:

a. A new paragraph (at) is added to Section 1.01 to read as follows:

“Former Excel Bank ESOP Account” means the record of a Participant’s interest in the Plan attributable to his account in the former Excel Bank Employee Stock Ownership Plan (the “Former Excel Bank ESOP”) which was merged into this Plan. A Participant’s Former Excel Bank ESOP Account consists of one or more of the following subaccounts: Former Excel Bank ESOP Employer Contributions Account (holding nonelective contributions), Former Excel Bank ESOP Rollover Contributions Account (holding rollover contributions), and/or such other sub accounts as the Plan Administrator deems reasonable or necessary for the proper administration of the Plan.

b. A new Article XXXXIV is created to read as follows:

ARTICLE XXXXIV

FORMER EXCEL BANK ESOP ACCOUNTS

44.01 In General. This Article sets forth the rules applicable to a Participant’s Former Excel Bank ESOP Account and sub accounts described in Section 1.01(af) .

Except as set forth in Section 44.02 below, a Participant’s Former Excel Bank ESOP Account shall be subject to the same rules as applicable to a Participant’s Accounts generally under the rules of this Plan, e.g., a Participant’s Former Excel Bank ESOP Employer Contributions Account shall be subject to the same rules as the Employer Profit Sharing Contributions Account under this Plan and a Participant’s Former Excel Bank ESOP Rollover Contributions Account shall be subject to the same rules as applicable to Rollover Accounts under this Plan.

44.02 Special Rules.

Notwithstanding Section 44.01 above, the following special rules shall apply to a Participant’s Former Excel Bank ESOP Account:

a.	Any Participant’s Former Excel Bank ESOP Account shall have his vesting in amounts attributable to participation in the Excel Bank ESOP determined in accordance with the terms of that plan as previously in effect (including the vesting schedule and methodology).

b.	All Former Excel Bank ESOP Accounts become fully vested (if not already vested) at age 65 if the Participant is still in the employ of M&I.

c.	For purposes of vesting upon a disability with respect to amounts related to the Former Excel Bank ESOP, the definition of Disability under the Former Excel Bank ESOP shall apply.

d.	Forfeitures arising due to the termination after June 30, 2007, of any former Excel Bank employees, which are attributable to participation in the Former Excel Bank ESOP will be used to reduce contributions to the Plan rather than shared solely among former participants in the Excel Bank ESOP.

e.	Eligibility and vesting under the Plan for former employees of Excel Bank is subject to the previous amendments to the Plan. The better of the regular and the top-heavy vesting schedules in the Excel Bank ESOP shall apply to the Former Excel Bank ESOP Account if and when the Plan becomes top-heavy.

f.	Notwithstanding anything herein to the contrary, any protected benefits or optional forms of benefit related to Former Excel Bank ESOP assets shall be protected and retained to the extent required under Code Section 411 and applicable regulations.

g.	To the extent a terminated participant has begun receiving distribution of his Former Excel Bank ESOP Account, and is reemployed by the Employer or any affiliate thereof, the distribution of such Former Excel Bank ESOP Account shall continue upon reemployment.

FURTHER RESOLVED, that appropriate officers be, and they hereby are, authorized and directed to take such actions and execute such documents as they deem advisable or necessary to implement the foregoing resolution.

Dated this 30th day of July, 2007.

/s/ Paul Renard
Senior Vice President Director Human Resources

Marshall & Ilsley Corporation 770 North Water Street Milwaukee, WI 53202-3509 414 765-8327 micorp.com

Eligibility for enrollment in the M&I Vision Plan, M&I Life Insurance Plan, M&I Retirement Program, M&I Long-Term Disability Income Plan, M&I Pre-Tax Transportation Plan, and M&I Travel Accident Plan (which would otherwise occur effective as of the January 1 following the effective date of the acquisition) is hereby approved effective July 1, 2007 for M&I employees hired in connection with the purchase of the assets of Excel Bank Corporation which were effective July 1, 2007. Eligibility for enrollment in the M&I Severance Plan is July 1, 2008. For purposes of the M&I Retirement Program, such an employee shall be a Participant with respect to matching and profit sharing contributions at the time he or she would have satisfied the requirements to participate in the Program taking into account his or her service with Excel Bank Corporation as if such service were with Marshall & Ilsley Corporation. However, for purposes of satisfying the 1000 hours of service requirement for an allocation under the Program, only service with M&I affiliates will be taken into account, but the hours requirement shall be prorated for 2007 based on the employee’s hire date with M&I.

/s/ Dennis R. Salentine	6/28/07
Dennis R. Salentine	Date
Director of Corporate Benefits

MARSHALL & ILSLEY CORPORATION AND/OR ITS AFFILIATE(S)

ACTION WITH RESPECT TO RETIREMENT PLANS

WHEREAS, in connection with Marshall & Ilsley Corporation’s (“M&I”) (and/or its affiliates’) acquisition of Excel Bank Corporation and its affiliates (collectively, “Excel Bank”), M&I or one of its affiliates (as determined by the terms of such acquisition, each of M&I and each of its affiliates hereinafter included in the term “M&I Affiliate”) will serve as sponsor of the Excel Bank Employee Stock Ownership Plan and the Excel Bank 401 (k) Profit Sharing Plan (the “Excel Bank Plans”); and

WHEREAS, M&I Affiliate desires to discontinue deferrals into the Excel Bank Plans effective after July 1, 2007; and

WHEREAS, immediately upon such succession of sponsorship, M&I Affiliate desires to change the allocation requirements for any residual allocations under the Excel Bank Plans, and to provide full vesting for certain former Excel Bank employees who terminate employment with M&I Affiliate(s) in connection with certain “reductions in force”;

NOW, THEREFORE, M&I hereby takes the following actions:

1.	M&I Affiliate reconfirms that it is sponsor of the Excel Bank Plans, effective July 1, 2007.

2.	No participant in the Excel Bank Plans shall be permitted to request a loan from those plans on or after July 1, 2007.

3.	No employee of Excel Bank or M&I or the affiliates of either shall be eligible to make an elective deferral into the Excel Bank Plans effective after July 1, 2007 and all subsequent periods.

4.	Former Excel Bank employees who terminate employment with M&I Affiliate (including Excel Bank) on or after July 1, 2007 due to a “reduction in force” (as determined in the sole discretion of the M&I Human Resources Department) be fully vested in their distributions from the Excel Bank Plans.

FURTHER RESOLVED, that appropriate officers be, and they hereby are, authorized and directed to take such actions and execute such documents as they deem advisable or necessary to implement the foregoing resolution.

Dated this 29th day of June, 2007.

ON BEHALF OF MARSHALL & ILSLEY CORPORATION AND ITS AFFILIATES

By:	/s/ Paul Renard
Senior Vice President, Human Resources

ACTION OF

MARSHALL & ILSLEY CORPORATION

WITH RESPECT TO THE

M&I RETIREMENT PROGRAM

WHEREAS, Marshall & Ilsley Corporation (“M&I”) maintains the M&I Retirement Program (“Plan”) for the exclusive benefit of participating employees and their beneficiaries; and

WHEREAS, M&I and/or its affiliates are acquiring Excel Bank Corporation and its affiliates (collectively, “Excel Bank”) effective July 1, 2007; and

WHEREAS, pursuant to the terms of the agreements for such acquisition, M&I and/or its affiliates, and Excel Bank agree that certain service with Excel Bank prior to the date of acquisition will be counted for purposes of eligibility, allocations and vesting under the Plan; and

WHEREAS, the Board of Directors has delegated authority to make amendments and take actions of this kind to the undersigned;

NOW, THEREFORE, RESOLVED, that former employees of Excel Bank (who become employees of M&I (and/or its affiliates) on or about July 1,2007, as a direct consequence of the acquisition of Excel Bank shall be credited with their service with Excel Bank prior to the date of acquisition for purposes of eligibility, allocations and vesting under the Plan.

However, employees described in this resolution shall not become participants until July 1, 2007 (or such later date as such employee would have become a participant in the Plan, taking into account the service credit provided in this resolution). Except as set forth in the following sentence, compensation paid by Excel Bank and/or M&I and/or its affiliates prior to July 1, 2007, shall not be recognized for any purposes of the Plan other than determination of highly compensated employee and key employee status.

FURTHER RESOLVED, that appropriate officers be, and they hereby are, authorized and directed to take such action and execute such documents as they deem advisable or necessary to implement the foregoing resolution.

Dated this 29th day of June, 2007.

MARSHALL & ILSLEY CORPORATION

By:	/s/ Paul Renard
Senior Vice President Director, Human Resources

ACTION OF

MARSHALL & ILSLEY CORPORATION

WITH RESPECT TO THE

M&I RETIREMENT PROGRAM

WHEREAS, Marshall & Ilsley Corporation (“M&I”) maintains the M&I Retirement Program (“Plan”) for the exclusive benefit of participating employees and their beneficiaries; and

WHEREAS, M&I and/or its affiliates are acquiring North Star Financial Corporation and its affiliates (collectively, “North Star”) effective April 20, 2007; and

WHEREAS, pursuant to the terms of the agreements for such acquisition, M&I and/or its affiliates, and North Star agree that certain service with North Star prior to the date of acquisition will be counted for purposes of eligibility, allocations and vesting under the Plan; and

WHEREAS, the Board of Directors has delegated authority to make amendments and take actions of this kind to the undersigned;

NOW, THEREFORE, RESOLVED, that former employees of North Star(who become employees of M&I (and/or its affiliates) on or about April 21, 2007, as a direct consequence of the acquisition of North Star shall be credited with their service with North Star prior to the date of acquisition for purposes of eligibility, allocations and vesting under the Plan. However, employees described in this resolution shall not become participants until April 21, 2007 (or such later date as such employee would have become a participant in the Plan, taking into account the service credit provided in this resolution). Except as set forth in the following sentence, compensation paid by North Star and/or M&I and/or its affiliates prior to April 21, 2007, shall not be recognized for any purposes of the Plan other than determination of highly compensated employee and key employee status. Notwithstanding the foregoing, compensation paid by North Star and/or M&I and or its affiliates shall be counted to the extent paid on or after April 21, 2007, for purposes of profit sharing contributions (guaranteed and discretionary) in the M&I Plan.

FURTHER RESOLVED, that appropriate officers be, and they hereby are, authorized and directed to take such action and execute such documents as they deem advisable or necessary to implement the foregoing resolution.

Dated this 20 day of April, 2007.

MARSHALL & ILSLEY CORPORATION

By:	/s/ Paul Renard
Senior Vice President Human Resources

MARSHALL & ILSLEY CORPORATION AND/OR ITS AFFILIATE(S)

ACTION WITH RESPECT TO RETIREMENT PLANS

WHEREAS, in connection with Marshall & Ilsley Corporation’s (“M&I”) (and/or its affiliates’) acquisition of North Star Financial Corporation and its affiliates (collectively, “North Star”), M&I or one of its affiliates (as determined by the terms of such acquisition, each of M&I and each of its affiliates hereinafter included in the term “M&I Affiliate”) will serve as sponsor of the North Star Financial Corporation 401 (k) Plan (the “North Star Plan”); and

WHEREAS, M&I Affiliate desires to discontinue deferrals into the North Star Plan effective after April 20, 2007; and

WHEREAS, immediately upon such succession of sponsorship, M&I Affiliate desires to change the allocation requirements for any residual allocations under the North Star Plan;

NOW, THEREFORE, M&I hereby takes the following actions:

1.	M&I Affiliate reconfirms that it is sponsor of the North Star Plan, effective April 20, 2007.

2.	No participant in the North Star Plan shall be permitted to request a loan from that plan on or after April 21, 2007.

3.	No employee of North Star or M&I or the affiliates of either shall be eligible to make an elective deferral into the North Star Plan effective after April 20, 2007 and all subsequent periods.

FURTHER RESOLVED, that appropriate officers be, and they hereby are, authorized and directed to take such actions and execute such documents as they deem advisable or necessary to implement the foregoing resolution.

Dated this 20th day of April, 2007.

ON BEHALF OF MARSHALL & ILSLEY CORPORATION AND ITS AFFILIATES

By:	/s/ Paul Renard
Senior Vice President Human Resources

ACTION OF

MARSHALL & ILSLEY CORPORATION

WITH RESPECT TO THE

M&I RETIREMENT PROGRAM

WHEREAS, Marshall & Ilsley Corporation (“M&I”) maintains the M&I Retirement Program (“Plan”) for the exclusive benefit of participating employees and their beneficiaries; and

WHEREAS, M&I and/or its affiliates are acquiring United Heritage Bank (“UHB”) effective April 1, 2007; and

WHEREAS, pursuant to the terms of the agreements for such acquisition, M&I and/or its affiliates, and UHB agree that service with UHB (including but not limited to service provided in connection with UHB’s employee leasing agreement with CoAdvantage(“PEO”)) (such service with UHB and CoAdvantage hereinafter referred to as “UHB Service”) prior to the date of acquisition will be counted for purposes of eligibility, allocations and vesting under the Plan; and

WHEREAS, the Board of Directors has delegated authority to make amendments and take actions of this kind to the undersigned;

NOW, THEREFORE, RESOLVED, that former employees of UHB and/or former employees of UHB as provided through an agreement with a Professional Employer Organization, (who became employees of M&I (and/or its affiliates) on or about April 1, 2007,as a direct consequence of the acquisition of UHB shall be credited with their UHB Service prior to the date of acquisition for purposes of eligibility, allocations and vesting under the Plan. However, employees described in this resolution shall not become participants until April 1, 2007 (or such later date as such employee would have become a participant in the Plan, taking into account the service credit provided in this resolution). Compensation paid by UHB, PEO and/or M&I and/or its affiliates prior to April 1,2007, shall not be recognized for any purposes of the Plan other than determination of highly compensated employee and key employee status.

FURTHER RESOLVED, that appropriate officers be, and they hereby are, authorized and directed to take such action and execute such documents as they deem advisable or necessary to implement the foregoing resolution.

Dated this 29th day of March, 2007.

MARSHALL & ILSLEY CORPORATION

By:	/s/ Paul Renard
Senior Vice President Human Resources

Marshall & Ilsley Corporation 770 North Water Street Milwaukee, WI 53202-3509 414 765-8327 micorp.com

Eligibility for enrollment in the M&I Health Plan, M&I Dental Plan, M&I Vision Plan, M&I Flexible Spending Accounts, M&I Life Insurance Plan, M&I Long Term Disability Income Plan, M&I Retirement Program, M&I Severance Pay Plan, and M&I Travel Accident Plan (which would otherwise occur effective as of the January 1 following the effective date of the acquisition) is hereby approved effective April 1, 2007 for M&I employees hired in connection with the purchase of the assets of United Heritage Bankshares which were effective April 1, 2007.

For purposes of the M&I Retirement Program, such an employee shall be a Participant with respect to matching and profit sharing contributions at the time he or she would have satisfied the requirements to participate in the Program taking into account his or her service with United Heritage Bankshares as if such service were with Marshall & Ilsley Corporation. However, for purposes of satisfying the 1000 hours of service requirement for an allocation under the Program, only service with M&I affiliates will be taken into account, but the hours requirement shall be prorated for 2007 based on the employee’s hire date with M&I. Only compensation paid and contributions made at M&I are eligible for the matching and profit sharing contributions.

/s/ Dennis R. Salentine	4-19-07
Dennis R. Salentine	Date
Director Corporate Benefits

Marshall & Ilsley Corporation 770 North Water Street Milwaukee, WI 53202-3509 414 765-8327 micorp.com

Eligibility for enrollment in the M&I Health Plan, M&I Dental Plan, M&I Vision Plan, M&I Long Term Disability Income Plan, M&I Retirement Program, M&I Severance Pay Plan, and M&I Travel Accident Plan (which would otherwise occur effective as of the January I following the effective date of the acquisition) is hereby approved effective May 1, 2007 for M&I employees hired in connection with the purchase of the assets of North Star Financial Corporation which were effective April 21, 2007.

Coverage under the M&I Life Insurance Plan is hereby approved effective April 21, 2007.

For purposes of the M&I Retirement Program, such an employee shall be a Participant with respect to matching and profit sharing contributions at the time he or she would have satisfied the requirements to participate in the Program taking into account his or her service with North Star Financial Corporation as if such service were with Marshall & Ilsley Corporation. However, for purposes of satisfying the 1000 hours of service requirement for an allocation under the Program, only service with M&I affiliates will be taken into account, but the hours requirement shall be prorated for 2007 based on the employee’s hire date with M&I. Only compensation paid and contributions made at M&I are eligible for the matching and profit sharing contributions.

/s/ Dennis R. Salentine	4-19-07
Dennis R. Salentine	Date
Director Corporate Benefits